UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Amendment No. 1

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

DAWSON GEOPHYSICAL COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED [•], 2023
Dawson Geophysical Company
508 West Wall, Suite 800
Midland, Texas 79701
(432) 684-3000
[•], 2023
Dear Dawson Stockholder:
On March 24, 2023, Dawson Geophysical Company (“Dawson,” the “Company” or the “Acquiror”) entered into a definitive Asset Purchase Agreement (as amended from time to time, the “Purchase Agreement”), by and among Dawson, Wilks Brothers, LLC, for the limited purposes set forth therein (“Wilks”), and Breckenridge Geophysical, LLC, a Texas limited liability company and a wholly-owned subsidiary of Wilks (“Breckenridge”). Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions described therein, the Company completed the purchase of substantially all of the Breckenridge assets related to seismic data acquisition services other than its multi-client data library (the “Assets”), in exchange for a combination of equity consideration and a convertible note (the “Acquisition”). The consideration delivered by the Company to Wilks for the Assets consisted of the following equity consideration and convertible note (collectively, the “Consideration”):
•
Equity Consideration.   The Company delivered to Wilks the aggregate amount of 1,188,235 newly-issued shares of common stock of the Company (the “Issued Common Shares”). The Issued Common Shares represented approximately 4.99% of the outstanding common stock of the Company (prior to giving effect to the issuance of the Issued Common Shares).

•
Convertible Note.   The Company delivered to Wilks a convertible promissory note (the “Convertible Note”) in the principal amount of $9,880,000.50 payable on or after June 30, 2024 that, upon the terms and subject to the conditions described therein, will automatically convert into 5,811,765 newly-issued shares of common stock of the Company (the “Conversion Shares”) at a conversion price of $1.70 per share (which price was equal to the market price of common stock of the Company at closing of the Acquisition), subject to adjustment as described in the Convertible Note, after the Company receives stockholder approval of the proposal to issue the Conversion Shares upon conversion of the Convertible Note in accordance with Listing Rule 5635 of the NASDAQ Listed Company Manual. Approval of the Conversion Proposal (as defined below) will satisfy the required stockholder approval necessary to issue the Conversion Shares.

You are cordially invited to virtually attend a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of the Company to be held on [•], 2023 at [•] a.m., Central Daylight Time. This Special Meeting will be a “virtual meeting” conducted solely online. You will be able to attend the Special Meeting online by logging in at [•].
At the Special Meeting, you will be asked to consider and vote on (i) a proposal to approve and adopt the issuance of the Conversion Shares as set forth in the Convertible Note (the “Conversion Proposal”) in accordance with NASDAQ Listing Rule 5635(a) and (ii) a proposal to adjourn the Special Meeting from time to time, if necessary or appropriate as determined in the discretion of the board of directors of Dawson (the “Board of Directors” or the “Board”) or the Chairman of the Board of Dawson, to solicit additional proxies if there are insufficient votes to adopt the Conversion Proposal at the time of the Special Meeting (the “Adjournment Proposal” and, together with the Conversion Proposal, the “Proposals”). If the Conversion Proposal is approved, the Convertible Note will automatically convert into shares of common stock of Dawson, resulting in Wilks and its affiliates owning approximately 80.03% of Dawson common stock.

The Board of Directors, after considering the factors more fully described in the enclosed proxy statement, has unanimously: (a) determined that the Purchase Agreement and the transactions contemplated thereby, including the Acquisition, are advisable and in the best interests of the Company and its shareholders, (b) approved, declared advisable and adopted the Purchase Agreement and the transactions contemplated thereby, including the Acquisition and (c) recommended that the Company’s shareholders approve the Proposals. The Board of Directors unanimously recommends that you vote:
“FOR” the Conversion Proposal; and
“FOR” the Adjournment Proposal, if necessary or appropriate.
The enclosed proxy statement provides detailed information about the Special Meeting, the Acquisition and the Conversion Proposal. A copy of the Purchase Agreement is also attached as Annex A to the proxy statement. A copy of the Convertible Note is also attached as Annex B to the proxy statement.
The proxy statement describes the actions and determinations of the Board of Directors in connection with its evaluation of the Purchase Agreement and the Acquisition. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Purchase Agreement, as they contain important information about, among other things, the Acquisition and how it affects you.
Please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you virtually attend the Special Meeting and vote in person by electronic ballot at the virtual meeting, your vote will revoke any proxy that you have previously submitted.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Conversion Proposal, without your instructions.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
D.F. King & Co, Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers, Call Collect: (212) 269-5550
All Others Call Toll Free: (800) 578-5378
Email: DWSN@dfking.com
On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.
Sincerely,
/s/ Matthew Wilks
Matthew Wilks
Chairman of the Board of Directors
The accompanying proxy statement is dated [•], 2023 and, together with the enclosed form of proxy card, is first being mailed on or about [•], 2023.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
Dawson Geophysical Company
508 West Wall, Suite 800
Midland, Texas 79701
(432) 684-3000
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2023
Notice is hereby given that a special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of Dawson Geophysical Company, a Texas corporation (“Dawson,” the “Company” or the “Acquiror”), will be held on [•], 2023 at [•] a.m., Central Daylight Time. This Special Meeting will be a “virtual meeting” conducted solely by means of remote communication. You will be able to attend the Special Meeting online by logging in at [•]. The Special Meeting is being called for the following purposes:
1.
To consider and vote on the proposal to approve and adopt the issuance of 5,811,765 shares of common stock of the Company as set forth in (and as may be adjusted pursuant to) the Convertible Note (the “Conversion Proposal”) in accordance with NASDAQ Listing Rule 5635(a) upon the conversion of our convertible note in the aggregate principal amount of $9,880,000.50 (the “Convertible Note”); and

2.
To consider and vote on any proposal to adjourn the Special Meeting from time to time, if necessary or appropriate as determined in the discretion of the Board of Directors or the Chairman of the Board of Dawson to solicit additional proxies if there are insufficient votes to adopt the Conversion Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Only Dawson stockholders of record as of the close of business on [•], 2023, are entitled to notice of the Special Meeting and to vote at, participate in and examine Dawson’s list of stockholders at the Special Meeting. A complete list of stockholders will be available for examination by any stockholder commencing no later than [•], 2023 at our headquarters at 508 West Wall, Suite 800, Midland, Texas 79701. If you would like to view the list, please contact our Investor Relations Department to schedule an appointment by calling (432) 684-3000.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the Conversion Proposal; and (2) “FOR” the Adjournment Proposal, if necessary or appropriate.
Please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you virtually attend the Special Meeting and vote in person by electronic ballot at the virtual meeting, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Conversion Proposal, without your instructions. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Conversion Proposal, and “FOR” the Adjournment Proposal, if necessary or appropriate.
By Order of the Board of Directors,
James K. Brata,
Secretary
Dated: [•], 2023

YOUR VOTE IS IMPORTANT
YOUR VOTE IS VERY IMPORTANT. WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the Conversion Proposal, without your instructions. In such case, if you haven’t received the voting instruction form your bank, broker or other nominee prior to [•], 2023, we would advise you to contact D.F. King (as provided below) or your bank, broker or other nominee and coordinate the method of insuring that your vote is documented and timely recorded.
If you are a Dawson stockholder of record, voting in person by electronic ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.
If you fail to (1) return your proxy card or voting instruction form, (2) grant your proxy electronically over the Internet or by telephone or (3) be represented in person at the virtual Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Conversion Proposal but will have no effect on the Adjournment Proposal.
You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the Purchase Agreement and the Convertible Note, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Acquisition and how it affects you. If you have any questions concerning the Purchase Agreement, the Acquisition, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Dawson common stock, please contact our proxy solicitor:
D.F. King & Co, Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers, Call Collect: (212) 269-5550
All Others Call Toll Free: (800) 578-5378
Email: DWSN@dfking.com

SUMMARY	1
Parties Involved in the Acquisition	1
The Acquisition	1
Acquisition Consideration	2
Required Stockholder Approval	2
The Special Meeting	3
Recommendation of the Company’s Board of Directors	3
Opinion of the Financial Advisor	3
Interests of the Company’s Directors and Executive Officers in the Acquisition	4
QUESTIONS AND ANSWERS	5
FORWARD-LOOKING STATEMENTS	10
THE SPECIAL MEETING	11
Date, Time and Place	11
Purpose of the Special Meeting	11
Record Date; Shares Entitled to Vote; Quorum	11
Special Meeting Attendance	11
Vote Required; Abstentions and Broker Non-Votes	11
Shares Held by Wilks	12
Voting of Proxies	12
Revocability of Proxies	12
Recommendation of the Board of Directors	13
Solicitation of Proxies	13
Other Matters	13
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting	13
Householding of Special Meeting Materials	13
Questions and Additional Information	14
THE ACQUISITION	15
Parties Involved in the Acquisition	15
Effect of the Acquisition	15
Acquisition Consideration	15
Background of the Acquisition	16
Recommendation of the Board of Directors and Reasons for the Acquisition	24
Opinion of Financial Advisor	29
Financial Statements of Business Acquired	36
Interests of the Company’s Directors and Executive Officers in the Acquisition	36
Indemnification	36
Accounting Treatment	36
Regulatory Approvals for the Acquisition	36
PROPOSAL 1: APPROVAL OF THE ISSUANCE OF SHARES OF DAWSON COMMON STOCK TO WILKS BROTHERS, LLC PURSUANT TO THE TERMS OF THE CONVERTIBLE NOTE FOR PURPOSES OF NASDAQ LISTING RULE 5635(A)	37
PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING	38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	43

i

FUTURE STOCKHOLDER PROPOSALS	44
WHERE YOU CAN FIND MORE INFORMATION	44
MISCELLANEOUS	46
Annexes
Annex A
The Purchase Agreement

Annex B
The Convertible Note

Annex C
Opinion of Financial Advisor

ii

SUMMARY
This summary highlights selected information from this proxy statement related to the acquisition by Dawson Geophysical Company of substantially all of Breckenridge Geophysical, LLC’s assets used in its business of providing seismic data acquisition services (other than its multi-client data library) primarily for use in the onshore drilling and production of oil and natural gas in the continental U.S., as well as directly to onshore oil and natural gas exploration and development companies, in exchange for a combination of equity consideration and a convertible note (described below)(the “Acquisition”), and may not contain all of the information that is important to you. To understand the Acquisition more fully and for a more complete description of the legal terms of the Acquisition, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Purchase Agreement, along with all of the documents to which we refer in this proxy statement. These documents contain important information about, among other things, the Acquisition and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.” The Purchase Agreement (as defined below) is attached as Annex A to this proxy statement. The Convertible Note (as defined below) is attached as Annex B to the proxy statement. You should carefully read and consider the entire Purchase Agreement, which is the legal document that governs the Acquisition, and the Convertible Note, which is the legal document that governs the issuance of the Conversion Shares, because these documents contain important information about the Acquisition and how it affects you.
Except as otherwise specifically noted in this proxy statement, “Dawson,” “we,” “our,” “us,” the “Company” the “Acquiror” and similar words refer to Dawson Geophysical Company. Throughout this proxy statement, we refer to Wilks Brothers, LLC as “Wilks” and Breckenridge Geophysical, LLC as “Breckenridge.” In addition, throughout this proxy statement we refer to the Asset Purchase Agreement, dated as of March 24, 2023, as amended from time to time, by and among Dawson, Wilks and Breckenridge, as the “Purchase Agreement,” our common stock, par value $0.01 per share as “Dawson common stock” and the holders of Dawson common stock, as “Dawson stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Purchase Agreement.
Parties Involved in the Acquisition
Dawson Geophysical Company
Dawson is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries. Dawson’s common stock is listed on the Nasdaq Stock Market (“Nasdaq”) under the symbol “DWSN.”
Wilks Brothers, LLC
Wilks was founded in 2011 and was registered as a Texas limited liability company in 2011 with its principal office located at 17010 Interstate 20, Cisco, TX 76437. Wilks is an investment vehicle which is controlled by Dan Wilks and Farris Wilks and owns and manages interests in various oilfield service companies.
Breckenridge Geophysical, LLC
Breckenridge is a subsidiary of Wilks and is a Texas limited liability company formed on January 8, 2016, with principal executive offices at 17010 Interstate 20, Cisco, TX 76437. Breckenridge is engaged in the business of providing seismic data acquisition services primarily for use in the onshore drilling and production of oil and natural gas in the continental U.S., as well as directly to onshore oil and natural gas exploration and development companies.
The Acquisition (page 15)
On March 24, 2023, pursuant to the terms of the Purchase Agreement, and upon the terms and subject to the conditions described therein, the Company completed the purchase of substantially all of the

Breckenridge assets related to seismic data acquisition services other than its multi-client data library (the “Assets”), in exchange for a combination of equity consideration and a convertible note (described below) (the “Acquisition”).
Acquisition Consideration (page 15)
The consideration delivered by the Company to Wilks for the Assets consisted of the following equity consideration and convertible note (the “Consideration”):
•
Equity Consideration.   The Company delivered to Wilks the aggregate amount of 1,188,235 newly-issued shares of common stock of the Company (the “Issued Common Shares”). The Issued Common Shares represented approximately 4.99% of the outstanding common stock of the Company (prior to giving effect to the issuance of the Issued Common Shares).

•
Convertible Note.   The Company delivered to Wilks a convertible promissory note (the “Convertible Note”) in the principal amount of $9,880,000.50 payable on or after June 30, 2024 that, upon the terms and subject to the conditions described therein, will automatically convert into 5,811,765 newly-issued shares of common stock of the Company (the “Conversion Shares”) at a conversion price of $1.70 per share (which price was equal to the market price of common stock of the Company at closing of the Acquisition), subject to adjustment as described in the Convertible Note, after the Company receives stockholder approval of the proposal to issue the Conversion Shares upon conversion of the Convertible Note in accordance with Listing Rule 5635 of the NASDAQ Listed Company Manual. Approval of the Conversion Proposal will satisfy the required stockholder approval necessary to issue the Conversion Shares.

Required Stockholder Approval (page 11)
The affirmative vote of the holders of a majority of the shares virtually present in person, by remote communication, or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required to approve and adopt the issuance of the Conversion Shares as set forth in the Convertible Note (the “Conversion Proposal”) in accordance with NASDAQ Listing Rule 5635(a). As of the close of business on the Record Date (as defined below), the affirmative vote of holders of [12,500,283] shares of Dawson common stock would be required to constitute a majority of the outstanding shares of Dawson common stock. Approval of the proposal to adjourn the special meeting (including any adjournments or postponements thereof) (the “Special Meeting”) from time to time, if necessary and appropriate as determined by the Board of Directors or the Chairman of the Board of Dawson, to solicit additional proxies if there are insufficient votes to adopt the Conversion Proposal at the time of the Special Meeting (the “Adjournment Proposal”), whether or not a quorum is present, requires the affirmative vote of the holders of a majority of the shares of Dawson common stock virtually present in person, by remote communication, or represented by proxy at the Special Meeting and entitled to vote on the subject matter.
The Board is not seeking the approval of our stockholders to authorize our entry into the Purchase Agreement. The Purchase Agreement has already been executed and delivered, and the closing of the Purchase Agreement has occurred.
In connection with the Purchase Agreement, on March 24, 2023 the Company and Wilks entered in to a Voting Agreement (the “Voting Agreement”) pursuant to which Wilks agreed to vote 17,641,596 of its shares of the Company’s common stock beneficially owned by Wilks in favor of any matters necessary for consummation of the transactions contemplated by the Purchase Agreement, including the Conversion Proposal.
As of the Record Date, Wilks and its affiliates own and are entitled to vote 18,847,330 shares representing 75.39% of the outstanding shares of Dawson common stock. Pursuant to the Voting Agreement, Wilks and its affiliates are obligated to vote 17,641,596 shares, representing approximately 70.56% of the outstanding shares of Dawson common stock, beneficially owned by Wilks: (1) “FOR” the Conversion Proposal; and (2) “FOR” the Adjournment Proposal.

The Special Meeting (page 11)
Date, Time and Place
The Special Meeting of Dawson stockholders to consider and vote on the Conversion Proposal and the Adjournment Proposal will be held on [•], 2023 at [•] a.m., Central Daylight Time. This Special Meeting will be a “virtual meeting” conducted solely online. You will be able to attend the Special Meeting online by logging in at [•].
Record Date; Shares Entitled to Vote
You are entitled to vote at the Special Meeting if you owned shares of Dawson common stock at the close of business on [•], 2023 (the “Record Date”). Each holder of Dawson common stock shall be entitled to one (1) vote for each such share owned at the close of business on the Record Date.
Quorum
As of the Record Date, there were [25,000,564] shares of Dawson common stock outstanding and entitled to vote at the Special Meeting. The holders of a majority of the shares of Dawson common stock issued and outstanding and entitled to vote thereat, virtually present in person, by remote communication, or represented by proxy, will constitute a quorum at the Special Meeting. As of the Record Date, the shares of Dawson common stock that Wilks and its affiliates own and are entitled to vote constitute a quorum at the Special Meeting.
Recommendation of the Company’s Board of Directors (page 24)
The Board of Directors, after considering the factors more fully described in the enclosed proxy statement, has unanimously: (a) determined that the Purchase Agreement and the transactions contemplated thereby, including the Acquisition, are advisable and in the best interests of the Company and its shareholders, (b) approved, declared advisable and adopted the Purchase Agreement and the transactions contemplated thereby, including the Acquisition and (c) recommended that the Company’s shareholders approve the Proposals. The Board of Directors unanimously recommends that you vote: (1) “FOR” the Conversion Proposal; and (2) “FOR” the Adjournment Proposal, if necessary or appropriate.
Opinion of the Financial Advisor to the Special Committee (page 28)
On March 23, 2023, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) verbally rendered its opinion (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee (as defined below) dated March 23, 2023) to the special committee of the Board comprised solely of independent and disinterested directors of the Board, Messrs. Bradley, Conly and Fernandes, and formed for the purposes of evaluating and negotiating the terms of any potential transaction involving Breckenridge (the “Special Committee”), as to the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company for the Assets in the Acquisition pursuant to the Purchase Agreement.
Houlihan Lokey’s opinion was directed to the Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company for the Assets in the Acquisition pursuant to the Purchase Agreement and did not address any other aspect or implication of the Acquisition or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes certain of the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, our Board of Directors, any security holder of the Acquiror or any other person as to how to act or vote with respect to any matter relating to the Acquisition. See “The Acquisition — Opinion of the Financial Advisor to the Special Committee.”

Interests of the Company’s Directors and Executive Officers in the Acquisition (page 35)
When considering the foregoing recommendation of the Board of Directors that you vote to approve the Conversion Proposal, the Company’s stockholders should be aware that the Company’s directors and executive officers may have interests in the Acquisition that are different from, or in addition to, the Company’s stockholders more generally. In (1) evaluating and negotiating the Purchase Agreement, (2) approving the Purchase Agreement and the Acquisition and (3) recommending that the Conversion Proposal be adopted by stockholders, the Board of Directors was aware of and considered these interests, among other matters, to the extent that these interests existed at the time. These interests include the entitlement to indemnification benefits in favor of directors and executive officers of the Company. See “The Acquisition — Interests of the Company’s Directors and Executive Officers in the Acquisition.” See also the table of certain beneficial owners of our common stock under the caption, “Security Ownership of Certain Beneficial Owners and Management.”

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Acquisition, the Purchase Agreement, the Conversion Proposal and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Purchase Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Acquisition and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.”
Q:
Why am I receiving these materials?

A:
The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of shares of Dawson common stock in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:
When and where is the Special Meeting?

A:
The Special Meeting will take place on [•], 2023 at [•] a.m., Central Daylight Time. This Special Meeting will be a “virtual meeting” conducted solely online. You will be able to attend the Special Meeting online by logging in at [•].

Q:
What am I being asked to vote on at the Special Meeting?

A:
You are being asked to vote on the following proposals:

•
to approve a proposal to approve and adopt the issuance of the Conversion Shares as set forth in the Convertible Note in accordance with NASDAQ Listing Rule 5635(a); and

•
to approve the Adjournment Proposal, if necessary or appropriate.

Q:
Who is entitled to vote at the Special Meeting?

A:
Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of Dawson common stock shall be entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each such share owned at the close of business on the Record Date.

Q:
May I attend the Special Meeting and vote in person?

A:
As the Special Meeting is being conducted via an audio webcast, there is no physical meeting location. To attend the Special Meeting, log in at [•]. You will need your unique control number included on your proxy card or on the instructions that accompanied your proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts. If you encounter any technical difficulties accessing the virtual meeting, a toll-free number will be available to assist.

If your shares are held through a broker, trustee or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name. As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct. Your broker, trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. As a beneficial owner, you will need to obtain a “legal proxy” from your broker, trustee or other nominee to vote your shares online during the virtual Special Meeting. We will not be required to allow access to the Special Meeting to anyone that does not log in at [•] with valid credentials.
Once online access to the Special Meeting is open, shareholders may submit questions, if any, on [•]. You will need your unique control number included on your proxy card or on the instructions that accompanied your proxy materials. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. As appropriate, we may answer some questions in writing and post the answers on our website following the Special Meeting. You may vote your shares at the Special Meeting even if you have previously submitted your vote.
Q:
Why did we choose to hold a virtual Special Meeting?

Our Board decided to hold the Special Meeting virtually as our experience with virtual meetings demonstrated that the goals of accessibility and stockholder participation can be well served by the virtual format.
Q:
What vote is required to adopt the Conversion Proposal?

A:
The affirmative vote of the holders of a majority of the shares virtually present in person, by remote communication, or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required for approval of the Conversion Proposal.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to vote his or her shares at the Special Meeting by: (1) submitting a signed proxy card; (2) granting a proxy over the Internet or by telephone (using the instructions provided in the enclosed proxy card); or (3) voting in person by ballot at the Special Meeting will have the same effect as a voting such shares “AGAINST” the Conversion Proposal. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Conversion Proposal. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy card will be voted: (1) “FOR” the Conversion Proposal; and (2) “FOR” the Adjournment Proposal, if necessary or appropriate.
As of the Record Date, Wilks and its affiliates own and are entitled to vote 18,847,330 shares representing 75.39% of the outstanding shares of Dawson common stock. Pursuant to the Voting Agreement, Wilks and its affiliates are obligated to vote 17,641,596 shares, representing approximately 70.56% of the outstanding shares of Dawson common stock, beneficially owned by Wilks: (1) “FOR” the Conversion Proposal; and (2) “FOR” the Adjournment Proposal.
Q:
What happens if the Conversion Proposal is not approved?

A:
If the Conversion Proposal is not approved, we would not be able to issue the Conversion Shares to Wilks. Additionally, the outstanding principal amount of the Convertible Note would become due and payable in cash by Dawson on June 30, 2024. The principal payment required would equal approximately $9,880,000.50, and while Dawson currently has available cash resources to meet such an obligation, both Dawson and Wilks do not expect such a payment to be necessary given the Wilks obligation, pursuant to the Voting Agreement, to vote 17,641,596 shares, representing approximately 70.56% of the outstanding shares of Dawson common stock, beneficially owned by Wilks in favor of the Conversion Proposal, and the amount of such shares being sufficient for the Conversion Proposal to be approved and the Conversion Shares to be issued in full satisfaction of the Convertible Note.

Q:
What vote is required to approve the Adjournment Proposal?

A:
The affirmative vote of the holders of a majority of the shares virtually present in person, by remote communication, or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required for approval of the Adjournment Proposal.

Pursuant to the Voting Agreement, Wilks is obligated to vote 17,641,596 shares, representing approximately 70.56% of the outstanding shares of Dawson common stock, beneficially owned by Wilks in favor of the Adjournment Proposal, and the amount of such shares would be sufficient for the Adjournment Proposal to be approved if so required.
Q:
What do I need to do now?

A:
You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Purchase Agreement and the Convertible Note, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Acquisition and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone up until 11:59 p.m. Eastern Time the day before the meeting date (using the instructions provided in the enclosed proxy card), so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.
Q:
What happens if I sell or otherwise transfer my shares of the Company’s common stock after the Record Date but before the Special Meeting?

A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting. If you sell or transfer your shares of the Company’s common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of the Company’s common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by the Company.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of the Company’s common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to virtually attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.
Q:
How may I vote?

A:
If you are a stockholder of record (that is, if your shares of Dawson common stock are registered in your name with AST, our transfer agent), there are four ways to vote:

•
by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•
by visiting the Internet at the address on your proxy card up until 11:59 p.m. Eastern Time the day before the meeting date;

•
by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card up until 11:59 p.m. Eastern Time the day before the meeting date; or

•
by attending the Special Meeting virtually and voting in person by ballot.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Dawson common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.
Even if you plan to virtually attend the Special Meeting in person, you are strongly encouraged to vote your shares of Dawson common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of Dawson common stock virtually in person by ballot at the Special Meeting even if you have previously voted by proxy. If you are virtually present at the Special Meeting and vote in person by ballot, your previous vote by proxy will not be counted.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.
Q:
If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares.

Q:
May I change my vote after I have mailed my signed and dated proxy card?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•
signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•
submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•
delivering a written notice of revocation to the Secretary of Dawson; or

•
attending the Special Meeting virtually and voting in person by ballot.

If you hold your shares of Dawson common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.
Q:
What is a proxy?

A:
A proxy is your legal designation of another person to vote your shares of Dawson common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Dawson common stock is called a “proxy card.” Stephen C. Jumper, our President and Chief Executive Officer, and James K. Brata, our Chief Financial Officer, Executive Vice President, Secretary and Treasurer, are the proxy holders for the Special Meeting, with full power of substitution and re-substitution.

Q:
If a stockholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Conversion Proposal; and (2) “FOR” the Adjournment Proposal, if necessary or appropriate.
Q:
What should I do if I receive more than one set of voting materials?

A:
Please sign, date and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.
Q:
Where can I find the voting results of the Special Meeting?

A:
Dawson intends to publish final voting results in a Current Report on Form 8-K to be filed with the United States Securities and Exchange Commission (the “SEC”) following the Special Meeting. All reports that Dawson files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:
Who can help answer my questions?

A:
If you have any questions concerning the Acquisition, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Dawson common stock, please contact our proxy solicitor:

D.F. King & Co, Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers, Call Collect: (212) 269-5550
All Others Call Toll Free: (800) 578-5378
Email: DWSN@dfking.com

FORWARD-LOOKING STATEMENTS
This proxy statement, and any documents to which the Company refers to in this proxy statement, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans and other information relating to the proposed transaction, strategies and objectives of the Company for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” “depend” and similar expressions are intended to identify forward-looking statements. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:
•
the inability to obtain stockholder approval of the Conversion Proposal;

•
the outcome of any legal proceedings instituted against us and others related to the Acquisition;

•
risks that the Acquisition disrupts our current operations or affects our ability to retain or recruit key employees;

•
the effect of the Acquisition on our business relationships, operating results and business generally;

•
the amount of the costs, fees, expenses and charges related to the Purchase Agreement or the Acquisition;

•
risks related to the Acquisition diverting management’s or employees’ attention from ongoing business operations; and

•
other risks relating to the operation of our business described in our filings with the SEC.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including: (1) the information contained under this caption; and (2) the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.
Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.
Date, Time and Place
We will hold the Special Meeting on [•], 2023 at [•] a.m., Central Daylight Time. This Special Meeting will be a “virtual meeting” conducted solely online. You will be able to attend the Special Meeting online by logging in at [•].
Purpose of the Special Meeting
At the Special Meeting, we will ask stockholders to vote on proposals to: (1) approve the Conversion Proposal; and (2) approve the Adjournment Proposal, if necessary or appropriate.
Record Date; Shares Entitled to Vote; Quorum
Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A complete list of stockholders will be available for examination by any stockholder commencing no later than [•], 2023 at our headquarters at 508 West Wall, Suite 800, Midland, Texas 79701. If you would like to view the list, please contact our Investor Relations Department to schedule an appointment by calling (432) 684-3000. As of the Record Date, there were [25,000,564] shares of Dawson common stock outstanding and entitled to vote at the Special Meeting.
The holders of a majority of the stock issued and outstanding and entitled to vote at the Special Meeting that are virtually present in person, by remote communication or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.
Special Meeting Attendance
The audio webcast of the Special Meeting will begin promptly at [•] a.m., Central Daylight Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Special Meeting to allow time for you to log in and test your computer audio system. We encourage you to access the meeting prior to the start time to verify connectivity.
As the Special Meeting is being conducted via an audio webcast, there is no physical meeting location. To attend the Special Meeting, log in at [•]. You will need your unique control number included on your proxy card or on the instructions that accompanied your proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts. If you encounter any technical difficulties accessing the virtual meeting, a toll-free number will be available to assist.
Once online access to the Special Meeting is open, shareholders may submit questions, if any, on [•]. You will need your unique control number included on your proxy card or on the instructions that accompanied your proxy materials. Questions pertinent to meeting matters may be answered during the meeting, subject to time constraints. As appropriate, we may answer some questions in writing and post the answers on our website following the Special Meeting. You may vote your shares at the Special Meeting even if you have previously submitted your vote.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the holders of a majority of the shares virtually present in person, by remote communication, or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required for approval of the Conversion Proposal. As of the Record Date, [12,500,283] votes constitute a majority of the outstanding shares of Dawson common stock.
Approval of the Adjournment Proposal whether or not a quorum is present, requires the affirmative vote of the holders of a majority of the shares virtually present in person, by remote communication or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the Conversion Proposal and “AGAINST” the Adjournment Proposal.
A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. Dawson does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at Dawson Special Meeting is considered non-routine. As a result, no broker will be permitted to vote your shares of Dawson common stock at the Special Meeting without receiving instructions.
Shares Held by Wilks
As of the Record Date, Wilks and its affiliates own and are entitled to vote 18,847,330 shares representing 75.39% of the outstanding shares of Dawson common stock. Pursuant to the Voting Agreement, Wilks and its affiliates are obligated to vote 17,641,596 shares, representing approximately 70.56% of the outstanding shares of Dawson common stock, beneficially owned by Wilks in favor of the Conversion Proposal and the amount of such shares will be sufficient for the Conversion Proposal to be approved and the Conversion Shares to be issued in full satisfaction of the Convertible Note.
Voting of Proxies
If your shares are registered in your name with our transfer agent, AST, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available and follow the instructions on the proxy card in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.
If you plan to virtually attend the Special Meeting and wish to vote in person, a ballot will be available online at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to virtually attend the Special Meeting in person. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.
Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” the Conversion Proposal; and (2) “FOR” the Adjournment Proposal, if necessary or appropriate.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not virtually attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the Conversion Proposal but will not have any effect on the Adjournment Proposal.
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•
signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•
submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•
delivering a written notice of revocation to our Secretary; or

•
attending the Special Meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the Special Meeting will not have the effect of revoking your prior proxy; provided that you do not vote in person or submit an additional proxy or revocation, which, in each case, will have the effect of revoking your proxy.
If you hold your shares of Dawson common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.
Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned, postponed or delayed.
Recommendation of the Board of Directors
The Board of Directors, after considering the factors more fully described in the enclosed proxy statement, has unanimously: (a) determined that the Purchase Agreement and the transactions contemplated thereby, including the Acquisition, are advisable and in the best interests of the Company and its shareholders, (b) approved, declared advisable and adopted the Purchase Agreement and the transactions contemplated thereby, including the Acquisition and (c) recommended that the Company’s shareholders approve the Proposals. The Board of Directors unanimously recommends that you vote: (1) “FOR” the Conversion Proposal; and (2) “FOR” the Adjournment Proposal, if necessary or appropriate.
Solicitation of Proxies
The expense of soliciting proxies will be borne by Dawson. Dawson has retained D.F. King & Co, Inc. (“D.F. King”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $15,000 plus expenses. Dawson will also indemnify D.F. King against losses arising out of its provisions of these services on our behalf. In addition, Dawson may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.
Other Matters
At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of Dawson common stock will be voted in accordance with the discretion of the appointed proxy holders.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting
The proxy statement is available at https://dawson3d.gcs-web.com/ and clicking on the link titled “SEC Filings.”
Householding of Special Meeting Materials
Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents this year or in future years, please contact us using the instructions set forth below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, please contact us using the instructions set forth below.
If you are a stockholder of record, you may contact us by writing to Dawson at 508 West Wall, Suite 800, Midland, Texas 79701, Attn: Mr. James K. Brata, Secretary. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.
Questions and Additional Information
If you have any questions concerning the Acquisition, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Dawson common stock, please contact our proxy solicitor:
D.F. King & Co, Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers, Call Collect: (212) 269-5550
All Others Call Toll Free: (800) 578-5378
Email: DWSN@dfking.com

THE ACQUISITION
This discussion of the Acquisition is qualified in its entirety by reference to the Purchase Agreement and the Convertible Note, which are attached to this proxy statement as Annex A and Annex B, respectively, and in each case incorporated into this proxy statement by reference. You should carefully read and consider the entire Purchase Agreement, which is the legal document that governs the Acquisition, and the Convertible Note, which is the legal document that governs the issuance of the Conversion Shares, because these documents contain important information about the Acquisition and how it affects you.
Parties Involved in the Acquisition
Dawson Geophysical Company
508 West Wall, Suite 800
Midland, Texas 79701
(432) 684-3000
Dawson is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries. Dawson’s common stock is listed on Nasdaq under the symbol “DWSN.”
Wilks Brothers, LLC
17018 I-20 Frontage
Cisco, TX 76437
Attention: Javier Rocha
E-mail: javier.rocha@wilksbrothers.com
Wilks was founded in 2011 and was registered as a Texas limited liability company in 2011 with its principal office located at 17010 Interstate 20, Cisco, TX 76437. Wilks is an investment vehicle which is controlled by Dan Wilks and Farris Wilks and owns and manages interests in various oilfield service companies.
Breckenridge Geophysical, LLC
17018 I-20 Frontage
Cisco, TX 76437
Attention: Javier Rocha
E-mail: javier.rocha@wilksbrothers.com
Breckenridge is a subsidiary of Wilks and is a Texas limited liability company formed on January 8, 2016, with principal executive offices at 17010 Interstate 20, Cisco, TX 76437. Breckenridge is engaged in the business of providing seismic data acquisition services primarily for use in the onshore drilling and production of oil and natural gas in the continental U.S., as well as directly to onshore oil and natural gas exploration and development companies.
Effect of the Acquisition
On March 24, 2023, pursuant to the terms of the Purchase Agreement, and upon the terms and subject to the conditions described therein, the Company completed the purchase of substantially all of the Assets, in exchange for a combination of equity consideration and a convertible note (described below).
Acquisition Consideration
The consideration delivered by the Company to Wilks for the Assets consisted of the following equity consideration and convertible note (the “Consideration”):
•
Equity Consideration.   The Company delivered to Wilks the aggregate amount of 1,188,235 newly-issued shares of common stock of the Company (the “Issued Common Shares”). The Issued Common Shares represented approximately 4.99% of the outstanding common stock of the Company (prior to giving effect to the issuance of the Issued Common Shares).

•
Convertible Note.   The Company delivered to Wilks a convertible promissory note (the “Convertible Note”) in the principal amount of $9,880,000.50 payable on or after June 30, 2024 that, upon the terms and subject to the conditions described therein, will automatically convert into 5,811,765 newly-issued shares of common stock of the Company (the “Conversion Shares”) at a conversion price of $1.70 per share (which price was equal to the market price of common stock of the Company at closing of the Acquisition), subject to adjustment as described in the Convertible Note, after the Company receives stockholder approval of the proposal to issue the Conversion Shares upon conversion of the Convertible Note in accordance with Listing Rule 5635 of the NASDAQ Listed Company Manual. Approval of the Conversion Proposal will satisfy the required stockholder approval necessary to issue the Conversion Shares.

Background of the Acquisition
The following chronology summarizes the key meetings and other events between representatives of the Company, on the one hand, and representatives of Wilks and Breckenridge, on the other hand.
General
In the ordinary course of its business, the Board, with the assistance of the Company’s senior management team and the Company’s advisors, regularly evaluates and periodically reviews the near-term and long-term strategy, performance, positioning, and operating prospects of the Company with a view toward preserving and enhancing shareholder value. Company management particularly noted a need to commence efforts to scale the Company to match the declining demand for its seismic services.
As described further below, the Board, with the assistance of senior management and Houlihan Lokey and other advisors, considered and ultimately approved the acquisition of the Assets. In reaching its decision to enter into the transaction with Wilks, the Board has thoroughly considered the current and long term prospects for the Company and the sector in which it operates, including the lack of consistent demand for North American onshore seismic services, as well as an ongoing skilled labor shortage required to meet any potential increase in demand. Further, management advised the Board that the Acquisition would increase the Company’s channel and vibrator energy source capacity with the addition of like equipment allowing for improved operational efficiencies and that the Acquisition would provide flexibility in executing existing projects and provide meaningful operational and cost synergies. The Board believes that the Acquisition represents a critical step to scale the Company and take advantage of available synergies, and is in the best interests of the Company’s stockholders.
Chronology
As described in the Schedule 14d-9 filed by the Company with the SEC on November 1, 2021 (as amended, supplemented or otherwise modified, the “Schedule 14d-9”), in mid-2019, the Board of Directors at such time commenced an on-going review and analysis of the Company’s potential strategic alternatives with the assistance of Moelis & Company LLC (“Moelis”). During this period, the Company and its Board of Directors at the time thoroughly considered the potential strategic options available to the Company, the current and long term prospects for the Company and the sector in which it operates, as well as an ongoing skilled labor shortage required to meet any potential increase in demand.
As part of this process, the Company considered a possible strategic transaction with Wilks involving Breckenridge. As described in the Schedule 14d-9, while the Company was also making contact and having discussions with various other potential strategic transaction partners, in November 2019, Stephen C. Jumper, the Company’s President and Chief Executive Officer, spoke with a representative of Wilks to have an initial discussion of the Company’s interest in a potential merger or other strategic transaction involving Breckenridge.
On December 2, 2019, Moelis contacted Wilks at the direction of the Company to advance discussions regarding a potential transaction involving the Company, Breckenridge and Wilks. Wilks subsequently recommended an in-person meeting with Moelis and Wilks.
On December 11, 2019, at the direction of the Company, Moelis met with representatives of Wilks to further discuss a potential transaction involving the Company, Breckenridge and Wilks.

In January 2020, conversations continued between the Company’s management and Wilks. The Company subsequently chose not to further pursue a potential strategic transaction with Breckenridge at that time due to the non-transformational nature of a potential transaction.
Throughout the remainder of 2020, the Company continued conversations and discussions with potential strategic partners, as well as gathering advice from Moelis, in considering available paths forward in the face of the onset of the global COVID-19 pandemic and related economic downturn in the seismic services industry and the broader exploration and production activities in the United States.
On January 19, 2021, Wilks filed a Schedule 13D disclosing ownership of 2.3 million shares in the Company, equating to an approximate 9.7% percentage ownership at such time. Wilks also sent a non-binding letter of intent on January 19, 2021, proposing an acquisition of Breckenridge by the Company in a stock-for-stock transaction, with Breckenridge shareholders receiving pro forma Company ownership of 20%, in addition to ownership in the Company already held by Breckenridge shareholders, plus $10.0 million of cash consideration.
In early February 2021, the Company and Breckenridge executed a non-disclosure agreement to further evaluate a potential transaction, and the Company provided a preliminary diligence list to review Breckenridge’s financial and operational profile. The Company subsequently received preliminary diligence materials from Breckenridge in early March of 2021.
Over the course of April 5 and 6, 2021, meetings were convened amongst certain members of the Board of Directors at the time, along with Moelis and Baker Botts, to discuss the status of analysis with respect to a potential transaction with Breckenridge, the market for the Company’s stock and potential implementation of a shareholder rights plan. Shortly thereafter, Mr. Jumper and Moelis informed representatives of Wilks of the Company’s decision to no longer pursue the potential transaction proposed by Breckenridge based on valuation expectations and the non-transformative nature of such a potential transaction, which would have required the Company to acquire Breckenridge without providing the Company’s shareholders with an opportunity to achieve liquidity.
The Company continued further discussion and negotiations with other potential strategic transaction partners in 2021, and in October of 2021, the Company entered into the Agreement and Plan of Merger with Wilks to pursue the cash tender offer and seek the subsequent merger, all as more fully described in the Schedule 14d-9. Such transaction presented all of the Company’s shareholders with an opportunity to achieve liquidity for their shares at the $2.34 per share cash offer price provided in the Agreement and Plan of Merger, and was determined by the Company to be the most optimal path forward and in the best interest of the Company’s shareholders.
Beginning in early 2022, following the closing of the tender offer by Wilks (pursuant to which Wilks became the Company’s controlling stockholder) and admission of new members of the Board (and resignation of each of the prior board members), Mr. Jumper began regularly reporting to the Board regarding the potential operational and cost synergies of a transaction with Wilks and the ways such a transaction could preserve and enhance shareholder value and industry headwinds. The Company’s senior management team was very familiar with the Breckenridge seismic services team and asset base, including early stage negotiations regarding a potential strategic transaction at various times in 2019-2021 as discussed above. At regularly scheduled Board meetings, the Board discussed the strategic outlook of the Company and potential advantages of a transaction with Wilks.
At various times in March and April 2022, Mr. Jumper had conversations with representatives of Breckenridge and Wilks (as the sole stockholder of Breckenridge) regarding a potential strategic transaction involving Breckenridge. During such period, Mr. Jumper held preliminary discussions with representatives of Breckenridge regarding each company’s strategic position and potential synergies to explore whether there would be interest in a potential combination or other strategic transaction. During these discussions, Wilks’ management noted the strategic merit of a potential combination. While the parties did not specifically discuss valuation during this time, they mutually agreed that further information exchange was warranted in order to understand whether a strategic combination would create value for shareholders of both the Company and Breckenridge.

On April 28, 2022, the Company, Breckenridge and Wilks entered into a confidentiality agreement providing mutual non-disclosure obligations of each party for a period of one year.
Beginning in June 2022, representatives of Breckenridge and Wilks began providing confidential diligence materials to the Company regarding the Assets and Breckenridge’s seismic data acquisition services business.
On July 1, 2022, a representative of Breckenridge sent the Company a copy of Breckenridge’s income statement through May 31, 2022 and Breckenridge’s financial forecast for the remainder of 2022 and 2023.
On July 14, 2022, Mr. Jumper, on behalf of the Company, sent representatives of Wilks a preliminary, non-binding indication of interest in connection with a proposed acquisition of the Assets. The indication of interest further provided the Company with exclusivity with respect to discussions and negotiations to acquire the Assets until 90 days from the execution of the indication of interest. The Company proposed to consummate the potential transaction based on a purchase price of $10,500,000, payable entirely in newly-issued shares of common stock of the Company. The proposed acquisition was structured as the purchase and sale of assets of Breckenridge with a purchase price based on the financial projections and other information provided to the Company as of that date and assumed that Breckenridge would retain (a) any of the multi-client data library assets held by Breckenridge, (b) any accounts receivable related to the multi-client data library held by Breckenridge, and (c) any accounts payable with respect to services received by Breckenridge on or prior to the closing date.
On July 22, 2022, a representative of Wilks sent the Company a response to the non-binding indication of interest indicating Wilks’ interest in entering into exclusivity with respect to discussions and negotiations to acquire the Assets until October 20, 2022. Wilks countered the Company’s initial proposal with a proposed purchase price of $12,750,000.
Mr. Jumper discussed the response from Wilks with Messrs. Bradley, Conly and Fernandes as the independent members of the Board and they agreed that conversations should continue with respect to a potential acquisition, with both Breckenridge and the Company to provide further financial and other diligence information and for the Company to consider engaging financial advisors to assist with analyzing proper valuation of the Assets and consideration therefor. Mr. Jumper also provided his views on the Company’s current and long term prospects, and availability of equipment and personnel to meet projected needs from the Company’s existing asset base and potential capital investments needed to acquire further assets.
During July 2022 and August 2022, representatives of Breckenridge and Wilks continued providing confidential diligence materials to the Company regarding the Assets and Breckenridge’s seismic data acquisition services business. Also during such period, the Special Committee, with Mr. Conly serving as the Chairman, and the Company’s senior management interviewed potential financial advisors, including Houlihan Lokey.
On September 2, 2022, the Board held a telephonic meeting at which representatives from Baker Botts L.L.P., the Company’s principal outside counsel (“Baker Botts”), and certain members of senior management of the Company were present. The Company’s senior management presented analysis and observations regarding the quarterly financial results and financial forecasts of the Company, as well as other business matters. Mr. Jumper discussed the process for valuing the Company appropriately for the purposes of analyzing a potential acquisition or strategic transaction.
On September 6, 2022, at the direction of the Board, the Company engaged, on behalf of the Special Committee, Houlihan Lokey as the Special Committee’s exclusive financial advisor to provide certain financial advisory services to the Special Committee in connection with its evaluation of the potential acquisition of the Assets. Houlihan Lokey would report solely to the Special Committee and was engaged to (i) assist the Special Committee in evaluating certain financial aspects of the potential acquisition of the Assets, (ii) provide the Special Committee with certain financial analyses to support its consideration of the potential acquisition of the Assets, and (iii) at the Special Committee’s request, render a written opinion as to whether the consideration to be paid by the Company for the Assets in the Acquisition pursuant to the Purchase Agreement is fair to the Company from a financial point of view. The Board further determined that Baker Botts should continue in its role as the Company’s principal outside counsel, including representing the Company in evaluating the potential transaction with Breckenridge.
During a several month period beginning September 6, 2022, at the direction of the Special Committee, Houlihan Lokey undertook analyzing the value of the Assets, including a review of the financial forecasts and projections provided by Breckenridge. Houlihan Lokey provided preliminary feedback to the Special Committee and certain members of senior management of the Company at various points during this period.
On September 12, 2022, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, and certain members of senior management of the Company were present. Houlihan Lokey reviewed with the Board information regarding the process of gathering non-public information about the Assets and a preliminary timeline to assist the Company in evaluating its potential acquisition of the Assets. Mr. Jumper discussed Breckenridge’s seismic acquisition services business. Certain members of senior management discussed the Company’s capitalization and stockholder base. Mr. Jumper and certain members of senior management also discussed the Company’s current and long term prospects, and status of the Company’s existing channel and vibrator energy source capacity, and potential capital investments needed to acquire further assets and potential sources of such assets.
On September 23, 2022, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, and certain members of senior management of the Company were present. Houlihan Lokey provided a summary of work performed to date, which included (i) review of public market information, (ii) the status of due diligence discussions with the Company and Breckenridge, (iii) the status of the Company’s due diligence review of the Assets, and (iv) a draft information request list to be provided to Breckenridge for additional due diligence materials. Houlihan Lokey and Mr. Jumper discussed selected public market observations regarding comparable companies in the market.
On October 7, 2022, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, and certain members of senior management of the Company were present. Houlihan Lokey presented (i) selected observations regarding projections for the Company (ii) illustrative contribution analysis regarding the Company and the Assets and (iii) selected public market observations regarding the Company and comparable companies in the market. Certain members of the Special Committee provided a summary of recent discussions with representatives of Wilks regarding the potential acquisition of the Assets.
On October 13, 2022, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, and certain members of senior management of the Company were present. Houlihan Lokey presented (i) select structuring considerations of a fixed-value transaction versus a fixed-exchange transaction and (ii) selected public market observations regarding comparable companies in the market.
On October 20, 2022, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, and certain members of senior management of the Company were present. Houlihan Lokey presented sensitivity analyses summaries and preliminary financial analysis of the consideration in an all-stock acquisition of the Assets from Breckenridge. Mr. Jumper presented analysis and observations regarding expected financial projections of Breckenridge (with respect to the Assets) for the balance of 2022 and calendar year 2023.
On October 25, 2022, the Special Committee held a telephonic meeting at which representatives from Baker Botts and certain members of senior management of the Company were present. Certain members of the Special Committee presented analysis and observations regarding the valuation of the Company in a potential acquisition of the Assets from Breckenridge. Mr. Jumper presented analysis and observations regarding process and the preparation of a revised indication of interest for the acquisition of the Assets. Mr. Jumper and certain members of senior management also discussed the projections of both the Company and Breckenridge and availability of equipment and personnel to meet such projections, including ability to meet demands utilizing existing asset bases and potential capital investments required to acquire further assets and potential sources of such assets (other than Breckenridge). Mr. Jumper and management advised that the Acquisition would increase the Company’s channel and vibrator energy source capacity with the addition of like equipment allowing for improved operational efficiencies, and that the Acquisition would provide needed flexibility in executing existing and likely future projects, and provide meaningful operational and cost synergies.
Later on October 25, 2022, Mr. Jumper transmitted to representatives of Wilks a non-binding indication of interest in connection with a proposed acquisition of the Assets. The indication of interest provided the Company with exclusivity with respect to discussions and negotiations to acquire the Assets until 90 days from the execution of the indication of interest. The Company proposed to consummate the potential transaction based on a fixed-exchange purchase price of 5,300,000 shares of newly-issued common stock of the Company. The terms and conditions of the indication of interest were otherwise substantially similar to the indication of interest that was transmitted to representatives of Wilks on July 14, 2022.
On October 27, 2022, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, and certain members of senior management of the Company were present. Houlihan Lokey presented updates regarding the relative stock performance of the Company’s common stock. Mr. Jumper presented updates on conversations with representatives of Breckenridge and analysis and observations regarding financial projections of the Company and Breckenridge (with respect to the Assets).
On November 2, 2022, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, and certain members of senior management of the Company were present. Mr. Jumper provided a summary of recent discussions with representative of Breckenridge.
On November 8, 2022, a representative of Breckenridge transmitted to the Company a presentation of Breckenridge’s financial projections and forecast for calendar year 2023 and a relative value analysis of the Company and Breckenridge. The relative value analysis requested an increase to the purchase price of the potential transaction based on a fixed-exchange purchase price of 15,000,000 shares of newly-issued common stock of the Company.
On November 9, 2022, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, and certain members of senior management of the Company were present. Mr. Jumper, the Special Committee and Houlihan Lokey discussed the materials received from Breckenridge on November 8, 2022 and various potential strategies of responding to Breckenridge.
On November 14, 2022, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, and certain members of senior management of the Company were present. Houlihan Lokey presented selected public market observations regarding the Company and comparable companies in the market. Mr. Jumper provided an update on recent discussions with representatives of Wilks and Breckenridge regarding a potential transaction involving Breckenridge. Certain members of the Special Committee discussed the fiduciary duties of the disinterested directors of the Board and the potential engagement of separate legal counsel to advise the Special Committee.
On November 17, 2022, the Company engaged Porter Hedges LLP (“Porter Hedges”) on behalf of and through the Special Committee to assist the Special Committee with analyzing the proposed transaction with Breckenridge.
Later on November 17, 2022, the Special Committee held a telephonic meeting at which representatives from Porter Hedges were present in order to discuss the proposed transaction with Breckenridge and other related matters with respect to the terms and process for such transaction.
On November 29, 2022, the Special Committee held a telephonic meeting at which representatives from Porter Hedges and Houlihan Lokey were present. The Special Committee and Houlihan Lokey provided Porter Hedges an overview of the negotiations with representatives of Breckenridge and transaction process to date.
On December 1, 2022, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, Porter Hedges, and certain members of senior management of the Company were present. . Certain members of the Special Committee discussed the ongoing due diligence process and findings with Mr. Jumper.

On December 6, 2022, Mr. Jumper transmitted to Breckenridge and Wilks a (i) presentation of the Company’s financial projections and forecast for the remainder of 2022 and 2023 and (ii) a list of certain additional information requests regarding the Assets.
On December 7, 2022, the Board convened a regularly scheduled meeting, at which representatives from Baker Botts, and Porter Hedges were present. The Board discussed, among other things, the Company’s third quarter 2022 financial results, the Company’s operations, project backlog and general market conditions in the United States and Canada, the financial forecasts through the first quarter of 2023, and the Company’s capital budget requirements for the remainder of 2022 and into 2023. The Audit Committee presented regarding its review of the draft Form 10-Q and related financial statements for the Company’s third quarter 2022 filing.
On December 8, 2022, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, Porter Hedges, and certain members of senior management of the Company were present. The parties discussed certain updates on the prospective transaction with Breckenridge, including (i) additional due diligence requests, (ii) the relative value analysis of the Company and the Assets provided by Breckenridge, and (iii) Breckenridge’s request to rent certain equipment from the Company.
On December 13, 2022, Breckenridge provided the Company with revised projections, backlog amount and year to date financials regarding the Assets.
On December 15, 2022, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, Porter Hedges, and certain members of senior management of the Company were present. Houlihan Lokey presented certain analyses and observations regarding the financial projections received from Breckenridge on December 13, 2022 and potential synergies based on the due diligence materials provided by Breckenridge to date.
On December 20, 2022, Houlihan Lokey received revised Breckenridge projections (with respect to the Assets) as adjusted by Company management (the “Revised Target Projections”).
On December 22, 2022, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, Porter Hedges, and certain members of senior management of the Company were present. Houlihan Lokey presented certain observations regarding the Revised Target Projections and potential synergies related to the transaction per Company management. Mr. Jumper provided an update on the Company’s current sales pipeline and first quarter forecasts.
On December 29, 2022, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, Porter Hedges, and certain members of senior management of the Company were present. The parties discussed a revised indication of interest to be delivered to Breckenridge. Following further revisions and approval of the Special Committee, a revised indication of interest was transmitted to representatives of Wilks and Breckenridge on December 29, 2022, proposing an acquisition of the Assets by the Company in a fixed exchange for 7,000,000 shares of the Company’s common stock.
The terms and conditions of the indication of interest were otherwise substantially similar to the indication of interest that was transmitted to representatives of Wilks on October 25, 2022.
On January 23, 2023, the Special Committee held a telephonic meeting at which representatives from Porter Hedges were present to discuss transaction structure and deal terms and related considerations.
On January 23, 2023, the Special Committee held a second telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, Porter Hedges, and certain members of senior management of the Company were present. Mr. Jumper discussed conversations between Mr. Jumper and representatives of Wilks and Breckenridge and next steps. Houlihan Lokey provided a market update and strategic outlook. Mr. Jumper provided an operational update and business outlook for calendar year 2023.
During a several month period beginning in January 2023, Baker Botts held telephonic meetings with certain members of senior management of the Company, the Special Committee, and Porter Hedges regarding a working draft asset purchase agreement (the “Draft APA”) and related transaction documents to consummate the Acquisition and the acquisition of the Assets pursuant to the terms and subject to the conditions described therein.

On January 26, 2023, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, Porter Hedges, and certain members of senior management of the Company were present. The parties discussed the Draft APA. Mr. Jumper discussed certain recent negotiations with representatives of Wilks and Breckenridge.
On January 27, 2023, Mr. Jumper provided representatives of Wilks, Breckenridge, and Winston & Strawn LLP, as outside counsel to Wilks and Breckenridge (“Winston Strawn”), the initial draft of the Draft APA by and among the Company, Wilks, and Breckenridge for the acquisition of the Assets. Consistent with the indication of interest that was transmitted by the Special Committee to representatives of Wilks on December 30, 2022, the consideration proposed to consummate the potential transaction consisted of a fixed-exchange purchase price of 7,000,000 shares of newly-issued common stock of the Company. The acquisition of the Assets was conditioned upon, among other things, the Company obtaining the requisite stockholder vote approving the acquisition of the Assets, including the issuance of 7,000,000 shares of common stock of the Company. The Draft APA included an agreement on the part of Breckenridge and its affiliates not to vote the shares of common stock of the Company for certain purposes for a period of time following the closing of the acquisition of the Assets.
On February 4, 2023, Winston Strawn provided a revised Draft APA to management of the Company, Porter Hedges, and Baker Botts. Among other changes, the revised Draft APA removed the restrictive covenant covering the voting of the consideration shares after closing.
On February 7, 2023, the Special Committee held a telephonic meeting at which representatives from Porter Hedges were present in order to discuss the revised Draft APA received from Winston Strawn on February 4, 2023.
Beginning February 7, 2023, the Company held regular telephonic meetings at which representatives from Baker Botts, Houlihan Lokey, Porter Hedges, Wilks, Breckenridge, and certain members of senior management of the Company were present. At each meeting, the parties discussed the potential acquisition of the Assets, as contemplated by the Draft APA and ancillary agreements, and considered various terms to be negotiated further with the Company, Wilks and Breckenridge.
On February 13, 2023, the Special Committee held a telephonic meeting at which representatives from Porter Hedges were present in order to discuss the Draft APA and matters related to specifying assets to be acquired and liabilities to be assumed in the transaction.
On February 13, 2023, Baker Botts provided a revised Draft APA to Winston Strawn, which, among other revisions, included a post-closing covenant restricting the ability of Breckenridge and its affiliates to vote the consideration shares in support of a take private transaction (the “Standstill Covenant”) for a period of two years after the closing.
On February 16, 2023, Winston Strawn provided a revised Draft APA to Baker Botts and Porter Hedges, which, among other changes and revisions, modified the Standstill Covenant to run for six months following closing.
On February 17, 2023, Winston Strawn provided an initial draft of the disclosure schedules to the Draft APA to Baker Botts and Porter Hedges.
On February 25, 2023, representatives of Winston Strawn, Baker Botts, and Porter Hedges held a telephonic meeting to discuss an alternative transaction structure for the acquisition of the Assets, including the introduction of a convertible promissory note as partial consideration for the Assets. The parties discussed potential NASDAQ listing rules which could be implicated by the alternative transaction structure and the possibility of a simultaneous signing and closing transaction structure. The parties further discussed next steps and certain matters relating to the timing of such a transaction.
Later on February 25, 2023, Baker Botts provided a revised Draft APA to Winston Strawn. The revised Draft APA proposed a modification to the Standstill Covenant to run until the Company files its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2023.
On February 27, 2023, Winston Strawn provided a revised Draft APA to Baker Botts and Porter Hedges. The revised Draft APA contemplated a convertible promissory note as partial consideration for the Assets and a simultaneous signing and closing.

On February 27, 2023, the Special Committee held a telephonic meeting at which representatives from Porter Hedges were present, at which the proposal to include a convertible promissory note as partial consideration for the Assets was discussed. Members of the Special Committee also discussed various financial statement delivery requirements with representatives from Porter Hedges.
On February 28, 2023, the Company held an all-hands telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, Porter Hedges, Winston Strawn, Wilks, Breckenridge, and certain members of senior management of the Company were present. At the meeting, the parties discussed the potential acquisition of the Assets, as contemplated by the Draft APA, and considered various terms to be negotiated further with the Company, Wilks and Breckenridge, including, among others, the (i) financial statements of the Company and the Company’s SEC reporting requirements, (ii) alternative transaction structure involving a convertible promissory note as partial consideration for the Assets, and (iii) timing and general process matters. RSM US LLP, in its capacity as auditor of the Company’s financial statements (“RSM”), was also included and informed in regard to the potential acquisition of the Assets.
On March 2, 2023, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, Porter Hedges, and certain members of senior management of the Company were present. The parties discussed certain terms and conditions of the Draft APA, including the (i) inclusion of a convertible promissory note as partial consideration for the Assets, (ii) standstill agreement regarding Wilks’ ability to vote any newly-issued shares of common stock of the Company, and (iii) Company’s SEC reporting obligations. Mr. Jumper presented analysis and observations regarding recent discussions with representatives of Wilks and Breckenridge.
On March 6, 2023, Winston Strawn provided an initial working draft of a convertible promissory note (the “Draft Note”) to Baker Botts and Porter Hedges. The Draft Note contemplated automatic conversion into newly-issued shares of the common stock of the Company upon the Company obtaining stockholder approval of the proposal to issue the common stock issuable upon conversion of the Draft Note in accordance with Listing Rules 5635(b) and 5635(d) of the NASDAQ Listing Company Manual. Later on March 6, 2023, Baker Botts and Winston Strawn discussed certain terms of the Draft Note.
On March 9, 2023, Baker Botts provided a revised Draft Note to Winston Strawn.
On March 11, 2023, Baker Botts provided a revised Draft APA to Winston Strawn.
On March 14, 2023, Winston Strawn provided a revised Draft APA to Baker Botts and Porter Hedges.
On March 15, 2023, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Porter Hedges, and certain members of senior management of the Company were present. Mr. Jumper provided an update on recent discussions with representatives of RSM regarding the timeline of a financial audit of Breckenridge.
Later on March 15, 2023, Baker Botts and Winston Strawn exchanged copies of the Draft APA and Draft Note, each in substantially final form. The disclosure schedules to the Draft APA were substantially finalized over the next few days.
On March 16, 2023, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, Porter Hedges, and certain members of senior management of the Company were present. Certain members of the Special Committee presented analysis and observations regarding the RSM audit process and next steps to consummating the Acquisition.
On March 23, 2023, the Special Committee held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, Porter Hedges, and certain members of senior management of the Company were present. Porter Hedges presented a summary of the Special Committee’s fiduciary duties regarding the Acquisition. At the request of the Special Committee, Houlihan Lokey then reviewed and discussed its financial analyses. Thereafter, at the request of the Special Committee, Houlihan Lokey verbally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated March 23, 2023), as to the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company for the Assets in the Acquisition pursuant to the Purchase Agreement. Baker Botts presented a summary of the terms and conditions of the Purchase Agreement and other transaction documents relating to the acquisition of the Assets. The Special Committee asked questions and, having all questions answered to the satisfaction of the Special Committee, proceeded to unanimously approve the Acquisition, the Purchase Agreement, and all other transaction documents and matters relating to the acquisition of the Assets.
Later on March 23, 2023, the Board held a telephonic meeting at which representatives from Baker Botts, Houlihan Lokey, Porter Hedges, and certain members of senior management of the Company were present. Mr. Wilks was unable to attend such meeting. Baker Botts presented a summary of the terms and conditions of the Purchase Agreement and other transaction documents relating to the acquisition of the Assets, and a summary of the Board’s fiduciary duties regarding the Acquisition. Houlihan Lokey presented a summary of its fairness opinion and related matters. The Board asked questions and, having all questions answered to the satisfaction of the Board, proceeded to unanimously approve the Acquisition, the Purchase Agreement, and all other transaction documents and matters relating to the acquisition of the Assets.
On March 24, 2023, the Company completed the Acquisition and the acquisition of the Assets pursuant to the terms and subject to the conditions described in the Purchase Agreement.
Recommendation of the Board of Directors and Reasons for the Acquisition
Recommendation of the Board of Directors
The Board of Directors, after considering the factors more fully described in the enclosed proxy statement, has unanimously: (a) determined that the Purchase Agreement and the transactions contemplated thereby, including the Acquisition, are advisable and in the best interests of the Company and its shareholders, (b) approved, declared advisable and adopted the Purchase Agreement and the transactions contemplated thereby, including the Acquisition and (c) recommended that the Company’s shareholders approve the Proposals. The Board of Directors unanimously recommends that you vote: (1) “FOR” the Conversion Proposal; and (2) “FOR” the Adjournment Proposal, if necessary or appropriate.
Reasons for the Acquisition
In evaluating the Purchase Agreement and the Acquisition, the Board consulted with the Company’s management team, the Special Committee, and Baker Botts, as outside legal counsel to the Company. The Board has unanimously approved the Purchase Agreement and determined that the terms of the Purchase Agreement and the Acquisition, including the Acquisition, are advisable and in the best interest of the Company and its shareholders.
Company management commenced efforts to scale the Company to match the declining demand for its seismic services. In reaching its decision to enter into the transaction with Wilks, the Board has thoroughly considered the potential operational and cost synergies, the current and long term prospects for the Company and the sector in which it operates, including the lack of meaningful and sustainable demand for North American onshore seismic services, as well as an ongoing skilled labor shortage required to meet any potential increase in demand. Further, management has advised the Board that, until demand for North American onshore seismic services dramatically increases, which the Company does not foresee at this time based on presently available information, it believes that (i) downward pressure on cash and net working capital balances will continue even if the Company undertakes further right-sizing efforts relative to demand and (ii) the Company will face challenges in making the significant capital investments necessary to grow its revenue stream if and when demand increases. The Board believes that this transaction is the most optimal path forward and is in the best interest of the shareholders.
After considering the actions, events and processes described under “—Background of the Acquisition” above, and taking into consideration the factors described under “—Reasons for the Acquisition” above, the Board unanimously (i) determined and declared that the Acquisition was advisable and in the best interests of the Company and its shareholders, (ii) approved and declared it advisable that the Company enter into the Purchase Agreement with Wilks and consummate the transactions contemplated thereby and (iii) recommended the shareholders of the Company approve the issuance of the Conversion Shares. Each action taken by the Board as described under “—Background of the Acquisition” above was made on a unanimous basis.

In unanimously recommending that shareholders approve the issuance of the Conversion Shares, the Board considered numerous factors, including the following, among others and not necessarily in order of relative importance:
All Stock Consideration
The Board considered how the all-stock nature of the consideration for the Acquisition would impact shareholder value. The Board also considered the fact that the fixed-exchange purchase price of the Issued Common Shares and Convertible Note, which upon conversion, and together with the Issued Common Shares, represents 7,000,000 shares of newly-issued common stock of the Company represented an issuance of approximately 29.4% additional shares of the Company. Houlihan Lokey, as outside financial advisor to the Special Committee, presented certain analysis and observations regarding the valuation of the Assets to be acquired from Breckenridge, the valuation of the Company’s common stock, as well as advised the Special Committee regarding structuring considerations of a fixed-value transaction versus a fixed-stock transaction.
Seismic Sector Outlook
The global seismic industry provides oil and gas companies with seismic data that can be used in their search for and development of economic accumulations of hydrocarbons. Seismic data is acquired in geological areas of interest then transmitted to computer centers where it is organized, combined and processed to construct an accurate depiction of subsurface geology. The seismic images are then utilized to identify prospective drilling locations. In periods of commodity price decline, as well as commodity price volatility, demand for North American onshore seismic data acquisition services typically declines as oil and gas operators forego costs of new seismic data acquisition and focus alternatively on re-processing existing seismic datasets utilizing new computer programs.
The global oil and gas markets have remained challenged following the commodity price collapse in late 2022 resulting in reduced capital spending by the Company’s North American onshore customer base. The volatile nature of the industry has resulted in the client base being very conservative on spending capital. Demand for North American onshore seismic acquisition services remains depressed for a variety of factors, including (i) broad investor preference for Exploration and Production (“E&P”) operators to return capital to shareholders rather than reinvestment of capital to increase drilling and production; (ii) E&P operator focus on deploying development capital to relatively low risk reserves with attractive drilling economics rather than exploration spending; and (iii) the ability or preference of E&P operators to re-process existing seismic data rather than acquire new or updated seismic data. Moreover, capital spending levels within E&P companies only slightly improved in 2021 and 2022 and is not anticipated to increase significantly in 2023 or thereafter. Spending levels in 2023 are anticipated to be well below 2019 and prior year levels. More specifically, spending on new data acquisition projects in 2021 and 2022 is a fraction of overall spending, and at historically low levels. Recent seismic data related spending appears to be focused on re-processing of existing seismic data sets, particularly with those E&P companies involved in merger and acquisition activity. Recent merger and acquisition activity among E&P companies has resulted in increased drilling locations and access to complementary existing data sets, while reducing the total number of E&P companies in the industry.
Company’s Financial Performance; Year Ended December 31, 2022 versus Year Ended December 31, 2021
The Company’s financial performance remains challenged as a result of the current environment, with continued limited utilization of the Company’s seismic acquisition crews.
Operating Revenues.   Operating revenues for the year ended December 31, 2022 were $37,480,000 compared to $24,695,000 for the same period of 2021. The increase in revenues for the year ended December 31, 2022 compared to the same period of 2021 was primarily a result of increased demand for our services.
Operating Expenses.   Operating expenses for the year ended December 31, 2022 increased to $37,910,000 compared to $29,016,000 for the same period of 2021. The increase in operating expenses was mainly due to an overall increase in crew production and utilization.

General and Administrative Expenses.   General and administrative expenses were 36.8% of revenues in the year ended December 31, 2022 compared to 48.8% of revenues in the same period of 2021 primarily due to the increase in operating revenues discussed above. General and administrative expenses increased to $13,785,000 during the year ended December 31, 2022 from $12,046,000 during the same period of 2021. The primary factors for the increase in general and administrative expenses are related to increases in professional fees and accounting charges in 2022. We anticipate general and administrative charges for 2023 to be similar to those in 2022.
Depreciation Expense.   Depreciation for the year ended December 31, 2022 was $9,795,000 compared to $12,863,000 for the same period of 2021. The decrease in depreciation expense is a result of limiting capital expenditures to necessary maintenance capital requirements in recent years. Our depreciation expense is expected to remain flat or decline slightly during 2023 primarily due to limited capital expenditures to maintain our existing asset base.
Our total operating costs for the year ended December 31, 2022 were $61,490,000, representing a 14.0% increase from the corresponding period of 2021. This change was primarily due to the factors described above.
Other Income (Expense).   Under the provisions of the Coronavirus Aid, Relief, and Economic Security Act and its subsequent amendments, we were eligible and, in April 2022, we applied for a refundable employee retention credit subject to program conditions and requirements. We recognize these credits as a gain when all uncertainties have been met and the amounts are realizable in accordance with similar gain contingencies. We recognized $2,966,000 as a gain in other income and $69,000 as interest income on the Consolidated Statement of Operations and Comprehensive Loss for the year ended December 31, 2022 and recognized $3,035,000 as an employee retention credit receivable in the Consolidated Balance Sheet as of December 31, 2022. Payments were received in January 2023. No additional credits are expected to be received.
Income Taxes.   Income tax expense was $107,000 for the year ended December 31, 2022 compared to income tax benefit of $26,000 for the same period of 2021. The effective tax expense/benefit rates for the years ended December 31, 2022 and 2021 were approximately -0.5% and 0.1%, respectively. Our effective tax rate decreased compared to the corresponding period from the prior year primarily due to a change in the valuation allowance on a portion of the NOL’s due to an Internal Revenue Code section 382 limitation. Our effective tax rates differ from the statutory federal rate of 21% for certain items such as state and local taxes, valuation allowances, and non-deductible expenses.
We began the year with one large channel count crew operating in the lower 48 dropping to one mid-size channel count crew in February through the end of the first quarter. A second mid-size crew deployed in early March. During the Canadian winter season that ended in early April, there were up to four smaller crews in operation. With the conclusion of the winter season, there is currently no crew activity in Canada. The operation of the two crews in the lower 48 continued into the second quarter, with one larger channel count crew in the Eagle Ford area and one mid-size crew in the Utica Basin. We anticipate that the Utica Basin crew will have an extended period of down time during the middle of the second quarter due to project readiness delays. Efforts are ongoing to fill the near term period of low utilization until the crew returns to the second Utica project later in the second quarter.
While our revenues are mainly affected by the level of client demand for our services, our revenues are also affected by the pricing for our services that we negotiate with our clients and the productivity and utilization level of our data acquisition crews. Factors impacting productivity and utilization levels include client demand, commodity prices, whether we enter into turnkey or dayrate contracts with our clients, the number and size of crews, the number of recording channels per crew, crew downtime related to inclement weather, delays in acquiring land access permits, agricultural or hunting activity, holiday schedules, short winter days, crew repositioning and equipment failure. To the extent we experience these factors, our operating results may be affected from quarter to quarter. Consequently, our efforts to negotiate more favorable contract terms in our supplemental service agreements, mitigate permit access delays and improve overall crew productivity may contribute to growth in our revenues. The majority of our revenues were derived from turnkey contracts for the years ending December 31, 2022 and 2021. While turnkey contracts allow us to capitalize on improved crew productivity, we also bear more risks related to weather and crew downtime. We expect the majority of our contracts to be turnkey as we continue our operations in the mid-continent, western and southwestern regions of the U.S. in which turnkey contracts are more common.
Recent Capital Expenditures
Until demand for North American onshore seismic services dramatically increases, which the Company does not foresee at this time based on presently available information, it believes that (i) downward pressure on cash and net working capital balances will continue even if the Company undertakes further right-sizing efforts relative to demand and (ii) the Company will face challenges in making the significant capital investments necessary to grow its revenue stream if and when demand increases. The Board considered how the all-stock nature of the consideration for the Acquisition would relieve cash and net working capital constraints on the Company.
Certain Unaudited Prospective Financial Information
The Company does not, as a matter of course, publicly disclose forecasts or projections as to its future performance, earnings or other results due to the unpredictability of the underlying assumptions, estimates and projections and the inherent difficulty in accurately predicting financial performance for future periods. However, management of the Company periodically prepares certain non-public financial projections and in connection with the Company’s evaluation of a possible transaction with Wilks, management prepared long-term financial projections (the “Company Projections”), and shared such Company Projections with the Board and with Houlihan Lokey, the Special Committee’s financial advisor. The Board used the Company Projections to assist it in its consideration of the Acquisition. The Company directed Houlihan Lokey to use the Company Projections in connection with the rendering of its fairness opinion to the Special Committee and performing their related financial analysis, as described below under the heading “—Opinion of Financial Advisor.”
Cautionary Statements Regarding Company Projections
The Company Projections were prepared by our management. The Company Projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles (“GAAP”). Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed any procedures with respect to the Company Projections or expressed any opinion or any form of assurance related thereto. Summaries of the Company Projections are included in this proxy statement solely to give the Company’s stockholders access to certain financial projections that were made available to the Board and Houlihan Lokey and is not being included in this proxy statement to influence a Company stockholder’s decision whether to approve the Acquisition for any other purpose.
The Company Projections, while presented with a degree of necessary numerical specificity, were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of our management. Because the Company Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The Company Projections for fiscal years 2022 through 2026 were based on a long-range planning model that management prepared and provided to the Board and Houlihan Lokey.
Important factors that may affect actual results and result in the Company Projections not being achieved include, but are not limited to, dependence upon energy industry spending; changes in exploration and production spending by the company’s customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of the Company’s customers, particularly during extended periods of low prices for crude oil and natural gas; the volatility of oil and natural gas prices; changes in economic conditions; the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting negative impact on demand for oil and gas; surpluses in the supply of oil and the ability of the Organization of the Petroleum Exporting Countries and its allies, collectively known as OPEC+, to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting the Company’s business; the potential for contract delays; reductions or cancellations of service contracts; limited number of customers; credit risk related to the Company’s customers; reduced utilization; high fixed costs of operations and high capital requirements; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of the Company’s employees and remote work arrangements; industry competition; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; whether the Company enters into turnkey or dayrate contracts; crew productivity; the availability of capital resources; disruptions in the global economy; and other risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and any subsequent documents that it files with the SEC. In addition, the Company Projections may be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable period. Accordingly, there can be no assurance that the Company Projections will be realized, and actual results may vary materially from those shown.
The inclusion of summaries of the Company Projections in this proxy statement should not be regarded as an indication that the Company or any of its affiliates, advisors or representatives considered or considers the Company Projections to be necessarily predictive of actual future events, and the Company Projections should not be relied upon as such. Neither the Company nor any of its respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any of the Company’s stockholders or any other person regarding the ultimate performance of the Company compared to the information contained in the Company Projections or can give any assurance that actual results will not differ from the Company Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the projections to reflect circumstances existing after the date the Company Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Company Projections are shown to be in error. The Company does not intend to make publicly available any update or other revision to the Company Projections, except as otherwise required by law.
All financial projections are forward-looking statements. These and other forward-looking statements are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Please see the section of this proxy statement captioned “Forward-Looking Statements.”
In light of the foregoing factors and the uncertainties inherent in the projections, the Company’s stockholders are cautioned not to place undue, if any, reliance on the Company Projections.
Summary Prospective Financial Information
Selected historical financial information and the Company Projections:
	Year Ended December 31,
$ in millions	2021A	2022A	2023E	2024E	2025E	2026E
Total Revenues	$24.7	$37.5	$74.0	$81.4	$89.5	$98.5
Adjusted EBITDA(1)	$(16.5)	$(10.8)	$7.4	$12.3	$14.6	$17.2
Capital Expenditures	$0.5	$1.8	$3.0	$3.0	$5.0	$10.0
Unlevered Free Cash Flow(2)	$(16.9)	$(16.2)	$7.7	$5.6	$9.9	$4.5

(1)
Adjusted EBITDA is generally the amount of the Company’s earnings before interest, taxes, depreciation, and amortization, as adjusted to exclude one-time charges and benefits, for a specified time period.

(2)
Calculated by Houlihan Lokey as Adjusted EBITDA, less taxes, capital expenditures and changes in net working capital, using information as provided by the Company and, with the approval of the Company, was used for purposes of the financial analysis described below under the heading “—Opinion of Financial Advisor.”

Financial Analyses and Houlihan Lokey’s Opinion
The Special Committee considered financial analyses that were reviewed and discussed by Houlihan Lokey with the Special Committee on March 23, 2023 with respect to the Company and the proposed

Acquisition provided for in the Purchase Agreement. At the request of the Special Committee, Houlihan Lokey rendered its oral opinion on March 23, 2023 to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated the same date) as to, as of March 23, 2023 and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company for the Assets in the Acquisition pursuant to the Purchase Agreement.
Opinion of Financial Advisor
On March 23, 2023, Houlihan Lokey verbally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated March 23, 2023), as to the fairness, from a financial point of view, to the Acquiror of the Consideration to be paid by the Acquiror for the Assets in the Acquisition pursuant to the Purchase Agreement.
Houlihan Lokey’s opinion was directed to the Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to the Acquiror of the Consideration to be paid by the Acquiror for the Assets in the Acquisition pursuant to the Purchase Agreement and did not address any other aspect or implication of the Acquisition or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes certain of the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, our board of directors, any security holder of Acquiror or any other person as to how to act or vote with respect to any matter relating to the Acquisition.
In arriving at its opinion, Houlihan Lokey, among other things:
1.   reviewed the following agreements and documents:
a.
draft dated February 27, 2023 of the Purchase Agreement; and

b.
draft dated March 6, 2023 of the Convertible Note;

2.
reviewed certain publicly available business and financial information relating to the Acquiror that Houlihan Lokey deemed to be relevant;

3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Acquiror and Breckenridge (with respect to the Assets) made available to us by the Acquiror and Breckenridge, including (a) financial projections (and adjustments thereto) prepared by the management of the Acquiror relating the Acquiror for the fiscal years ending 2023 through 2026 (the “Acquiror Projections”) and financial projections (and adjustments thereto) prepared by the management of Breckenridge, as further adjusted by management of the Acquiror, relating to the Assets for the fiscal years ending 2023 through 2026 (the “Assets Projections” and together with the Acquiror Projections, the “Projections”) and (b) certain forecasts and estimates of potential cost savings, operating efficiencies and other synergies expected to result from the Acquisition, all as prepared by the management of the Acquiror (the “Synergies”);

4.
spoke with certain members of the management of Breckenridge and the Acquiror and certain of their and the Special Committee’s representatives and advisors regarding the business, operations, financial condition and prospects of Breckenridge, the Acquiror, the Assets, the Acquisition and related matters;

5.
compared the financial and operating performance of the Acquiror and Breckenridge (with respect to the Assets) with that of other public companies that Houlihan Lokey deemed to be relevant;

6.
reviewed the current and historical market prices and trading volume for certain of the Acquiror’s publicly traded securities, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

7.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Acquiror advised Houlihan Lokey, and Houlihan Lokey assumed, that the Projections (and adjustments thereto) reviewed by Houlihan Lokey were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Acquiror and Breckenridge (with respect to the Assets) and the other matters covered thereby, and Houlihan Lokey expressed no opinion with respect to such Projections or the assumptions on which they are based. Furthermore, upon the advice of the management of the Acquiror, Houlihan Lokey assumed that the estimated Synergies reviewed by Houlihan Lokey have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Acquiror and that the Synergies will be realized in the amounts and the time periods indicated thereby, and Houlihan Lokey expressed no opinion with respect to such Synergies or the assumptions on which they are based. Houlihan Lokey relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Acquiror or Breckenridge (with respect to the Assets) since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to Houlihan Lokey’s analyses or its opinion, and that there is no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading. At the direction of the Special Committee, Houlihan Lokey relied upon and assumed that the Consideration paid by the Acquiror in the Acquisition will equal the aggregate amount of Acquiror common stock set forth in the first paragraph of this letter on an as-converted basis. Houlihan Lokey also assumed that the unaudited and non-GAAP nature of the financial information regarding Breckenridge (with respect to the Assets) that was provided to Houlihan Lokey would have no impact on Houlihan Lokey’s analysis if such information was audited or prepared in accordance with GAAP.
Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 1 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Acquisition will be satisfied without waiver thereof, and (d) the Acquisition will be consummated in a timely manner in accordance with the terms described in all such agreements and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Acquisition will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Acquisition will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Acquisition, the Acquiror or Breckenridge (with respect to the Assets) that would be material to Houlihan Lokey’s analyses or the opinion. Houlihan Lokey also relied upon and assumed, without independent verification, at the direction of the Acquiror, that any adjustments to the Consideration pursuant to the Purchase Agreement will not be material to Houlihan Lokey’s analyses or the opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final forms of any draft documents identified above will not differ in any respect from the drafts of said documents.
Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Acquiror, Breckenridge or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Acquiror or Breckenridge are or may be a party or are or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Acquiror or Breckenridge are or may be a party or are or may be subject.
Houlihan Lokey was not requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Acquisition, the securities, assets, business or operations of the Acquiror, Breckenridge or any other party, or any alternatives to the Acquisition, (b) negotiate the terms of the Acquisition, (c) advise the Special Committee, the Board of Directors or any other party with respect to alternatives to the Acquisition, or (d) identify, introduce to the Special Committee, the Board of Directors, or any other party, or screen for creditworthiness, any prospective investors, lenders or other participants in the Acquisition. Houlihan Lokey’s opinion was based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date hereof. Houlihan Lokey did not undertake, and was under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date hereof. Houlihan Lokey expressed no opinion as to what the value of the Acquiror common stock actually would be when issued pursuant to the Acquisition or the price or range of prices at which the Acquiror common stock would be purchased or sold, or otherwise be transferable, at any time. Houlihan Lokey assumed that the Acquiror common stock to be issued in the Acquisition to Wilks would be listed on the NASDAQ.
Houlihan Lokey’s opinion was furnished solely for the use of the Special Committee (solely in its capacity as such) in connection with its evaluation of the Acquisition and may not be relied upon by any other person or entity or used for any other purpose without Houlihan Lokey’s express prior written consent. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Houlihan Lokey’s opinion is not intended to be, and does not constitute, a recommendation to the Special Committee, the Board, any security holder or any other party as to how to act with respect to any matter relating to the Acquisition or otherwise. Except as set forth in Houlihan Lokey’s engagement letter with the Acquiror, its opinion may not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any references to Houlihan Lokey or any of its affiliates be made, without the prior written consent of Houlihan Lokey.
Houlihan Lokey was not requested to opine as to, and Houlihan Lokey’s opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Board, the Acquiror, their respective security holders or any other party to proceed with or effect the Acquisition, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Acquisition or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Acquisition to the holders of any class of securities, creditors or other constituencies of the Acquiror, or to any other party, except if and only to the extent expressly set forth in the last sentence of the opinion, (iv) the relative merits of the Acquisition as compared to any alternative business strategies or transactions that might be available for the Acquiror or any other party, (v) the fairness of any portion or aspect of the Acquisition to any one class or group of the Acquiror’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Acquiror’s or such other party’s security holders or other constituents, (vi) how the Special Committee, the Acquiror, any security holder or any other party should act or vote with respect to the Acquisition, (vii) the solvency, creditworthiness or fair value of the Acquiror, Breckenridge or any other participant in the Acquisition, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Acquisition, any class of such persons or any other party, relative to the Consideration or otherwise, (ix) the terms of the Convertible Note or (x) any future acquisition of shares of Acquiror common stock by Wilks or any of its affiliates or any other transaction or arrangement between Acquiror and Wilks or any of its affiliates.

Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Special Committee, on the assessments by the Special Committee, the Board, the Company, the Acquiror and their respective advisors, as to all legal, regulatory, accounting, insurance, tax, and other similar matters with respect to Breckenridge, the Acquiror and the Acquisition or otherwise.
In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to Acquiror or Breckenridge (with respect to the Assets) or the Acquisition and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the financial forecasts prepared by the management of Acquiror and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Acquiror. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.
Houlihan Lokey’s opinion was only one of many factors considered by the Special Committee in evaluating the Acquisition. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Consideration or of the views of the Special Committee or management with respect to the Acquisition or the Consideration. The type and amount of consideration payable in the transaction were determined through negotiation between Breckenridge and the Acquiror, and the decision to enter into the Purchase Agreement was solely that of the Special Committee and our board of directors.
Financial Analyses
In preparing its opinion to the Special Committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses are readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.
The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Special Committee on March 23, 2023. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey.
For purposes of its analyses, Houlihan Lokey reviewed a number of financial and operating metrics, including:
•
Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities) plus the amount of its net debt (the amount of its outstanding indebtedness, non-convertible preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).
•
Adjusted EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items for a specified time period.

Unless the context indicates otherwise, enterprise values and equity values used in the selected companies analysis described below were calculated using the closing price of our common stock and the common stock of the selected companies listed below as of March 21, 2023. The estimates of the future financial and operating performance of Acquiror and the Assets relied upon for the financial analyses described below were based on the Projections (and adjustments thereto). The estimates of the future financial and operating performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.
Selected Companies Analysis.   For each of the Acquiror and the Assets, Houlihan Lokey reviewed certain data for selected companies, with publicly traded equity securities, that Houlihan Lokey deemed relevant.
The financial data reviewed included:
•
Enterprise Value as a multiple of estimated 2023 Adjusted EBITDA;

•
Enterprise Value as a multiple of estimated 2024 Adjusted EBITDA;

The selected companies and resulting data were as follows:
•
CGG

•
Electromagnetic Geoservices ASA

•
PGS ASA

•
Pulse Seismic Inc.

•
SeaBird Exploration Plc

•
TGS ASA

The low, high, median and mean values for the selected companies in this analysis for (i) the Enterprise Value to estimated 2023 Adjusted EBITDA multiples were 2.9x, 7.3x, 3.4x and 4.2x, respectively, and (ii) the Enterprise Value to estimated 2024 Adjusted EBITDA multiples were 2.6x, 7.3x, 2.9x and 3.9x, respectively.
Acquiror
Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 2.25x to 3.25x estimated 2023 Adjusted EBITDA and 1.50x to 2.50x estimated 2024 Adjusted EBITDA to corresponding financial data for Acquiror. The selected companies analysis indicated implied per share value reference ranges of $1.49 to $1.80 of Acquiror common stock based on the selected range of multiples of estimated 2023 Adjusted EBITDA and $1.56 to $2.08 per share of Acquiror common stock based on the selected range of multiples of estimated 2024 Adjusted EBITDA.
Assets
Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 2.00x to 3.00x estimated 2023 Adjusted EBITDA and 1.50x to 2.50x estimated 2024 Adjusted EBITDA to corresponding financial data for Breckenridge (with respect to the Assets), all of which were further adjusted by growth capital expenditures. The selected companies analysis indicated implied Enterprise Value reference ranges of $10.1 to $17.3 (in millions) based on the selected range of multiples of estimated 2023 Adjusted EBITDA and $7.4 to $15.2 (in millions) based on the selected range of multiples of estimated 2024 Adjusted EBITDA.

Implied Shares Issued
Taking into account the results of the selected companies analysis, Houlihan Lokey calculated the number of implied shares issued by the Acquiror by (i) dividing the high end Enterprise Value of Breckenridge (with respect to the Assets) by the low end per share value of the Acquiror for each of the 2023 Adjusted EBITDA and 2024 Adjusted EBITDA indications and (ii) dividing the low end Enterprise Value of Breckenridge (with respect to the Assets) by the high end per share value of the Acquiror for each of the 2023 Adjusted EBITDA and 2024 Adjusted EBITDA indications. This resulted in an implied range of shares to be issued by the Acquiror of 5.6 to 11.6 million shares based on 2023 Adjusted EBITDA and 3.5 to 9.7 million based on 2024 Adjusted EBITDA, as compared to the 7.0 million shares to be issued by the Acquiror in the transaction, taking into account the conversion of the convertible promissory note.
Discounted Cash Flow Analysis.   Houlihan Lokey performed a discounted cash flow analysis of each of Acquiror and Breckenridge (with respect to the Assets) by calculating the estimated present value of the projected unlevered, after-tax free cash flows based on (i) in the case of the Acquiror, the Acquiror Projections, and (ii) in the case of Breckenridge (with respect to the Assets), the Asset Projections.
Acquiror
In conducting the discounted cash flow analysis, Houlihan Lokey calculated terminal value for Acquiror by applying a range of perpetuity growth rates of (1.00)% to 1.00% to Acquiror’s fiscal year 2026 estimated terminal year cash flow and a weighted average cost of capital (“WACC”) discount rate of 17.0% to 21.0%. The discounted cash flow analysis of the Acquiror indicated an implied per share value reference range of $2.05 to $2.35 per share of Acquiror common stock.
Assets
In conducting the discounted cash flow analysis, Houlihan Lokey calculated terminal exit value for Breckenridge (with respect to the Assets) by applying a range of perpetuity growth rates of (1.00)% to 1.00% to Breckenridge’s (with respect to the Assets) fiscal year 2026 estimated terminal year cash flow and a WACC discount rate of 17.0% to 21.0%. The discounted cash flow analysis of Breckenridge (with respect to the Assets) indicated an implied enterprise value reference range of $13.8 to $18.8 (in millions).
Implied Shares Issued
Taking into account the results of the discounted cash flow analysis, Houlihan Lokey calculated the number of implied shares issued by the Acquiror by (i) dividing the high end Enterprise Value of Breckenridge (with respect to the Assets) by the low end per share value of the Acquiror and (ii) dividing the low end Enterprise Value of Breckenridge (with respect to the Assets) by the high end per share value of the Acquiror. This resulted in an implied range of shares to be issued by the Acquiror of 5.9 to 9.2 million shares, as compared to the 7.0 million shares to be issued by the Acquiror in the transaction, taking into account the conversion of the convertible promissory note.
Other Information
Houlihan Lokey observed certain additional information that was not considered part of its financial analysis for its opinion but was noted for informational purposes, including, among other things, the following:
Gives/Gets Analysis.   Houlihan Lokey compared (a) the implied value of the Acquiror shares issued to Wilks reference ranges (“Gives”) to the sum of (b) the implied Enterprise Value of Breckenridge (with respect to the Assets) reference ranges and (c) certain amounts of potential synergies associated with the Acquisition (“Gets”).
Houlihan Lokey considered potential synergies associated with the Acquisition to consist of (a) operating synergies of $1.8 million per year related to general and administrative expenses and (b) one‑time capital expenditures synergies of $6.5 million related to Breckenridge’s (with respect to the Assets) 2023 growth capital expenditures. For the purpose of the analyses, Houlihan Lokey considered three scenarios regarding the Acquiror’s ability to realize potential synergies (x) 100% of potential synergies are realized (y) 50% of potential synergies are realized and (z) No potential synergies are realized.
100% of potential synergies are realized ($ in millions)
Selected Companies Analysis	Gives:	Gets:
2023E EBITDA	$10.4 – $12.6	$17.6 – $26.6
2024E EBITDA	$10.9 – $14.5	$14.9 – $24.5
Discounted Cash Flow Analysis	$14.3 – $16.4	$27.2 – $33.8
50% of potential synergies are realized ($ in millions)
Selected Companies Analysis	Gives:	Gets:
2023E EBITDA	$10.4 – $12.6	$13.8 – $21.9
2024E EBITDA	$10.9 – $14.5	$11.1 – $19.8
Discounted Cash Flow Analysis	$14.3 – $16.4	$20.5 – $26.3
No potential synergies are realized ($ in millions)
Selected Companies Analysis	Gives:	Gets:
2023E EBITDA	$10.4 – $12.6	$10.1 – $17.3
2024E EBITDA	$10.9 – $14.5	$7.4 – $15.2
Discounted Cash Flow Analysis	$14.3 – $16.4	$13.8 – $18.8
Miscellaneous
Houlihan Lokey was engaged by the Special Committee to provide an opinion to the Special Committee as to the fairness, from a financial point of view, to the Acquiror of the Consideration to be paid by the Acquiror for the Assets in the Acquisition pursuant to the Purchase Agreement. The Special Committee engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes. Pursuant to its engagement by the Special Committee, Houlihan Lokey is entitled to an aggregate fee of $475,000 for its services, a portion of which became payable upon the execution of Houlihan Lokey’s engagement letter and the balance of which became payable upon the delivery of Houlihan Lokey’s opinion and the summary of the analysis included herein. No portion of Houlihan Lokey’s fee was contingent upon the successful completion of the Acquisition. Acquiror also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.
In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Acquiror, the Acquiror or any other party that may be involved in the Acquisition and their respective affiliates or security holders or any currency or commodity that may be involved in the Acquisition.
Houlihan Lokey and certain of its affiliates may provide investment banking, financial, advisory and/or other financial consulting services to the Acquiror, other participants in the Acquisition or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Acquiror, other participants in the Acquisition or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Financial Statements of Business Acquired
The audited financial statements of Breckenridge, which comprise the balance sheet as of December 31, 2022 and the related statements of operations, changes in member’s equity and cash flows for the year then ended and the related notes thereto, are specifically incorporated by reference from Dawson’s Form 8-K/A filed on June 7, 2023.
Interests of the Company’s Directors and Executive Officers in the Acquisition
Our executive officers, directors and affiliates may be deemed to have interests in the execution and delivery of the Purchase Agreement and in the Acquisition, including the Acquisition, which may be different from, or in addition to, those of our shareholders generally. These interests may create potential conflicts of interest. The Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Purchase Agreement and the Acquisition (see “—Reasons for the Acquisition” of this proxy statement). As described in more detail below, these interests include the entitlement to indemnification benefits in favor of directors and executive officers of the Company.
Indemnification
Pursuant to the Purchase Agreement, Breckenridge, subject to the provisions set forth in the Purchase Agreement, shall indemnify and hold harmless the Company, its successors, assigns and present and future Affiliates (as defined in the Purchase Agreement), and each of their respective present and future directors, officers, agents, representatives and employees any and all Losses (as defined in the Purchase Agreement) they may suffer, sustain or incur arising from, in connection with, or as a result of the following:
(i)
the breach of any of the representations or warranties of Wilks or Breckenridge contained in Article III of the Purchase Agreement;

(ii)
the breach of any agreement or covenant of Wilks or Breckenridge contained in the Purchase Agreement;

(iii)
in respect of the Retained Business, Excluded Assets, Excluded Liabilities and Excluded Taxes (each such term as defined in the Purchase Agreement); or

(iv)
any Fraud (as defined in the Purchase Agreement) in connection with the Purchase Agreement or the other Transaction Documents (as defined in the Purchase Agreement).

Accounting Treatment
The Purchase Agreement has been accounted for as a transfer of net assets between entities under common control in a manner similar to a pooling of interests.
Regulatory Approvals for the Acquisition
The transactions contemplated by the Purchase Agreement are not subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder by the Federal Trade Commission or other foreign laws and regulations covering similar matters.

PROPOSAL 1: APPROVAL OF THE ISSUANCE OF SHARES OF DAWSON COMMON STOCK TO WILKS BROTHERS, LLC PURSUANT TO THE TERMS OF THE CONVERTIBLE NOTE FOR PURPOSES OF NASDAQ LISTING RULE 5635(A)
General
Pursuant to the terms of the Purchase Agreement, Dawson delivered to Wilks a convertible promissory note (the “Convertible Note”) in the principal amount of $9,880,000.50 payable on or after June 30, 2024 that, upon the terms and subject to the conditions described therein, will automatically convert into 5,811,765 newly-issued shares of common stock of the Company (the “Conversion Shares”) at a conversion price of $1.70 per share (which price was equal to the market price of common stock of the Company at closing of the Acquisition), subject to adjustment as described in the Convertible Note, after the Company receives stockholder approval of the proposal to issue the Conversion Shares upon conversion of the Convertible Note in accordance with Listing Rule 5635 of the NASDAQ Listed Company Manual. Immediately following the conversion, it is expected that Wilks and its affiliates will own approximately 80.03% of the combined voting power of the Company.
The terms of, reasons for and other aspects of the Purchase Agreement, the Convertible Note and the issuance of Dawson common stock pursuant to the Convertible Note are described in detail in other sections in this proxy statement. A copy of the Purchase Agreement is attached as Annex A to this proxy statement.
Stockholder Approval Required for Purposes of Nasdaq Listing Rules 5635(a)
Our common stock is listed on the NASDAQ Capital Market, and, as such, we are subject to the NASDAQ Listing Rules, including NASDAQ Listing Rule 5635. In order to comply with the NASDAQ Listing Rules and to satisfy conditions under the Purchase Agreement, we are seeking stockholder approval of this Proposal 1. NASDAQ Listing Rule 5635(a)(1) requires stockholder approval prior to the issuance of securities that (i) have or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Additionally, NASDAQ Listing Rule 5635(a)(2) requires stockholder approval prior to the issuance of securities if any director, officer or Substantial Shareholder (as defined by Rule 5635(e)(3)) of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the Company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.
In accordance with the requirements of NASDAQ Listing Rule 5635(a), and pursuant to the terms of the Purchase Agreement and the Convertible Note, the Company is seeking the approval of its stockholders for the issuance of the Conversion Shares to Wilks.
Consequences of Failing to Approve this Proposal
The Board is not seeking the approval of our stockholders to authorize our entry into the Purchase Agreement. The Purchase Agreement has already been executed and delivered, and the closing of the Purchase Agreement has occurred. If the Conversion Proposal is not approved, we would not be able to issue the Conversion Shares to Wilks. Additionally, the outstanding principal amount of the Convertible Note would become due and payable in cash by Dawson on June 30, 2024. The principal payment required would equal approximately $9,880,000.50, and while Dawson currently has available cash resources to meet such an obligation, both Dawson and Wilks do not expect such a payment to be necessary given the Wilks obligation, pursuant to the Voting Agreement, to vote 17,641,596 of its shares of the Company’s common stock beneficially owned by Wilks in favor of the Conversion Proposal, and the amount of such shares being sufficient for the Conversion Proposal to be approved and the Conversion Shares to be issued in full satisfaction of the Convertible Note.

Vote Required
Approval of this Proposal 1 requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the special meeting.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.
PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve a proposal to adjourn the Special Meeting from time to time, if necessary or appropriate as determined in the discretion of the Board of Directors or the Chairman of the Board of the Company, to solicit additional proxies if there are insufficient votes to adopt the Conversion Proposal at the time of the Special Meeting. If stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly executed proxies voting against the Conversion Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Conversion Proposal such that the Conversion Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Conversion Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Conversion Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting. Approval of the Adjournment Proposal whether or not a quorum is present, requires the affirmative vote of the holders of a majority of the shares virtually present in person, by remote communication or represented by proxy at the Special Meeting and entitled to vote on the subject matter.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
On March 24, 2023, Dawson Geophysical Company (“the Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Wilks Brothers, LLC (“Wilks”) and Breckenridge Geophysical, LLC (“Breckenridge”), a wholly owned subsidiary of Wilks. Pursuant to the Purchase Agreement, the Company completed the purchase of substantially all of the Breckenridge assets related to seismic data acquisition services other than its multi-client data library, in exchange for a combination of equity consideration and a convertible note (the “Transaction”). As part of the Purchase Agreement, in addition to the 1,188,235 shares of our common stock issued to Wilks at closing, we entered into a convertible note to deliver 5,811,765 shares of newly-issued common stock to Wilks after the Company receives shareholder approval of the proposal to issue the shares upon conversion of the convertible note in accordance with NASDAQ Listing Rule 5635. Until such approval, a convertible note payable amounting to approximately $9.9 million is included in non-current liabilities on the Company’s Consolidated Balance Sheets.
The Purchase Agreement has been accounted for as a transfer of net assets between entities under common control in a manner similar to a pooling of interests. An unaudited pro forma combined balance sheet has not been presented because the effects of the Purchase Agreement and the Transaction have been reflected on the Company’s historical consolidated balance sheet as of March 31, 2023, included in the Company’s Quarterly Report on Form 10-Q filed on May 15, 2023.
The Unaudited Pro forma Combined Statements of Operations for the years ended December 31, 2021 and 2022 give effect to the Purchase Agreement and the Transaction as if each had been completed on January 1, 2021. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements.
The pro forma financial statements and related notes have been prepared by management in accordance with Article 11 of Regulation S-X, are provided for illustrative purposes only, and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Purchase Agreement and the Transaction occurred on the dates noted above, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors. The pro forma adjustments are based on currently available information and certain estimates and assumptions that the Company believes provide a reasonable basis for presenting the significant effects of the Purchase Agreement.
The pro forma financial statements and related notes do not reflect the benefits of projected efficiencies, potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the Purchase Agreement and, accordingly, do not attempt to predict or suggest future results. Management cannot identify the timing, nature and amount of such savings, costs or other factors, any of which could affect the future consolidated results of operations or consolidated financial position of the Company.
The unaudited pro forma financial statements have been developed from and should be read in conjunction with:
•
The audited consolidated financial statements and accompanying notes of Dawson Geophysical Company contained in the Company’s Annual Report on Form 10-K for the years ended December 31, 2022 and 2021;

•
The unaudited consolidated financial statements and accompanying notes of Dawson Geophysical Company contained in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022; and

•
The audited consolidated financial statements and related notes of Breckenridge for the year ended December 31, 2022, which were filed as Exhibit 99.1 to the Current Report on Form 8-K/A filed on June 7, 2023.

DAWSON GEOPHYSICAL COMPANY
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2022
(amounts in thousands, except share and per share data)
	Dawson Geophysical Company Historical Amounts	Breckenridge Geophysical, LLC Historical Amounts	Pro forma Adjustments	Pro forma Combined Amounts
Operating revenues	$37,480	$16,892	$(2,201) (a)	$52,171
Operating costs:
Operating expenses	37,910	11,164	(2,201) (a)	46,873
General and administrative	13,785	1,727		15,512
Depreciation and amortization	9,795	2,129		11,924
	61,490	15,020	(2,201) (a)	74,309
(Loss) income from operations	(24,010)	1,872	—	(22,138)
Other income (expense):
Interest income	316	1		317
Interest expense	(31)			(31)
Other income (expense), net	415	(4)		411
Gain from employee retention credit	2,966			2,966
(Loss) income before income tax	(20,344)	1,869	—	(18,475)
Income tax benefit (expense):
Current	9			9
Deferred	(116)			(116)
	(107)	—	—	(107)
Net (loss) income	$(20,451)	$1,869	$—	$(18,582)
Basic loss per share of common stock	$(0.86)	$—	$0.12 (b)	$(0.74)
Diluted loss per share of common stock	$(0.86)	$—	$0.12 (b)	$(0.74)
Weighted average equivalent common shares outstanding	23,782,796	—	1,188,235 (b)	24,971,031
Weighted average equivalent common shares outstanding – assuming dilution	23,782,796	—	1,188,235 (b)	24,971,031

DAWSON GEOPHYSICAL COMPANY
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2021
(amounts in thousands, except share and per share data)
	Dawson Geophysical Company Historical Amounts	Breckenridge Geophysical, LLC Unaudited Historical Amounts	Pro forma Adjustments		Pro forma Combined Amounts
Operating revenues	$24,695	$5,352	$		$30,047
Operating costs:
Operating expenses	29,016	3,955			32,971
General and administrative	12,046	1,590			13,636
Depreciation and amortization	12,863	2,203			15,066
	53,925	7,748		—	61,673
(Loss) income from operations	(29,230)	(2,396)		—	(31,626)
Other income (expense):
Interest income	220	16			236
Interest expense	(21)				(21)
Other income (expense), net	(86)	78			(8)
Gain from employee retention credit	—				—
(Loss) income before income tax	(29,117)	(2,302)		—	(31,419)
Income tax benefit (expense):
Current	27	(37)			(10)
Deferred	(1)				(1)
	26	(37)		—	(11)
Net (loss) income	$(29,091)	$(2,339)		$—	$(31,430)
Basic loss per share of common stock	$(1.23)	$—		$(0.04) (b)	$(1.27)
Diluted loss per share of common stock	$(1.23)	$—		$(0.04) (b)	$(1.27)
Weighted average equivalent common shares outstanding	23,570,455	—		1,188,235 (b)	24,758,690
Weighted average equivalent common shares outstanding – assuming dilution	23,570,455	—		1,188,235 (b)	24,758,690

NOTES TO UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS
Basis of Presentation
The accompanying unaudited pro forma combined financial information was prepared based on the audited historical financial statements of Breckenridge and the audited historical consolidated financial statements of the Company, in each case, as of and for the year ended December 31, 2022 and the unaudited historical financial statements of Breckenridge and the audited historical consolidated financial statements of the Company, in each case, as of and for the year ended December 31, 2021. The Purchase Agreement has been accounted for as a transfer of net assets between entities under common control in a manner similar to a pooling of interests. The fair value of the consideration paid by the Company and allocation of that amount to the underlying assets acquired was recorded by the Company as of the date of the closing of the Purchase Agreement. The excess of the purchase price over the historical carrying value of the net assets acquired was recorded as a charge to additional paid in capital. Costs directly related to the Purchase Agreement are expensed as incurred.
The Unaudited Pro forma Combined Statement of Operations for the year ended December 31, 2021 and 2022 was prepared assuming the Purchase Agreement and Transaction occurred on January 1, 2021.
The unaudited pro forma combined financial information and related notes are presented for illustrative purposes only and do not purport to represent what the actual consolidated results of operations of the Company would have been had the Purchase Agreement and Transaction occurred on the dates noted above, nor are they necessarily indicative of future consolidated results of operations. If the Purchase Agreement and the Transaction had occurred in the past, the Company’s operating results might have been materially different from those presented in the unaudited pro forma combined financial information. The unaudited pro forma combined financial information should not be relied upon as an indication of operating results that the Company would have achieved if the Purchase Agreement and the Transaction had taken place on the date noted above. In addition, future results may vary significantly from the results reflected in the unaudited pro forma combined financial statements of operations and should not be relied upon as an indication of the future results the Company will have after the consummation of the Purchase Agreement and the Transaction. The pro forma adjustments are based on currently available information and certain estimates and assumptions that the Company believes provide a reasonable basis for presenting the significant effects of the Purchase Agreement.
Notes detailing adjustments to Unaudited Pro forma Combined Balance Sheet and Unaudited Pro forma Combined Statement of Operations
The unaudited pro forma combined financial information has been compiled in a manner consistent with the accounting policies adopted by the Company.
The pro forma adjustments are based on currently available information and certain estimates and assumptions that the Company believes provide a reasonable basis for presenting the significant effects of the Purchase Agreement. General descriptions of the pro forma adjustments are provided below.
(a)
This amount represents all transactions between the Company and Breckenridge for the year ended December 31, 2022 that are being retrospectively eliminated on a combined, as pooled basis. For the year ended December 31, 2022, the Company recorded approximately $2,200,000 of related party revenue from Breckenridge. Note that sales tax charged to Breckenridge amounting to approximately $120,000 was included in operating expenses on Dawson’s Historical Consolidated Statement of Operations. There were no transactions between the Company and Breckenridge for the year ended December 31, 2021.

(b)
This amount represents the effect of the issuance of the 1,188,235 shares issued to Wilks upon execution of the Purchase Agreement as if such issuance had occurred on January 1, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of [•], 2023, by (i) all persons who are beneficial owners of more than 5% of our common stock, (ii) each of our executive officers and directors and (iii) all current directors and executive officers as a group. Except as specifically noted, all references to “directors” throughout this proxy statement include only those directors comprising the Board and exclude any non-voting emeritus directors of the Company. We have relied upon information provided to us by our directors and executive officers and copies of documents sent to us that have been filed with the SEC by others for purposes of determining the number of shares each person beneficially owns. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Secretary, Dawson Geophysical Company, 508 West Wall, Suite 800, Midland, Texas 79701. The percentage of ownership is based on [25,000,564] shares of our common stock issued and outstanding on [•], 2023. Shares of our common stock issuable upon the vesting of unvested restricted stock units that are currently vested or will become vested within 60 days after [•], 2023 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Stephen C. Jumper	0	0.00%
C. Ray Tobias	0	0.00%
James K. Brata	0	0.00%
Anthony Clark	0	0.00%
Matthew Wilks(3)	0	0.00%
Bruce Bradley	0	0.00%
Albert Conly	0	0.00%
Jose Carlos Fernandes	0	0.00%
Sergei Krylov(4)	0	0.00%
All of our current directors and executive officers as a group	0	0.00%
Other 5% Stockholders:
Wilks Brothers, LLC(1)	18,847,330(2)	75.39%

(1)
As reported on Form 4 filed with the SEC on June 16, 2023, the filing person reported beneficial ownership of 18,847,330 shares of the Company’s common stock. The filing is filed jointly by Wilks Brothers, LLC, WB Acquisitions Inc., Dan H. Wilks, Staci Wilks, and Farris Wilks. The voting power and dispositive power is shared in varying degrees amongst the filing persons. The filing persons’ address is 17018 IH20, Cisco, Texas 76437.

(2)
Consists of (i) 3,299,971 shares the Company’s common stock directly owned by Wilks Brothers, LLC, (ii) 15,547,010 shares of the Company’s common stock directly owned by WB Acquisitions Inc., and (iii) 349 shares of the Company’s common stock directly owned by Staci Wilks.

(3)
Currently serving as Vice President of Investments for Wilks.

(4)
Currently serving as Investment Partner and Chief Financial Officer for Wilks

FUTURE STOCKHOLDER PROPOSALS
The Company will hold the regular annual meeting of its stockholders in 2023. Stockholder proposals appropriate for stockholder action that are intended to be presented by such stockholders at our 2023 annual meeting of stockholders and included in the proxy statement and form of proxy relating to that meeting may be submitted at the next annual meeting consistent with the regulations of the SEC. If a shareholder desires to have such proposal included in the Proxy Statement and form of proxy distributed by the Board of Directors with respect to such meeting, the proposal must be received at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, Attention: Mr. James K. Brata, Secretary, a reasonable time before we begin to print and send our proxy materials.
In addition, our Bylaws establish advance notice procedures with regard to certain matters, including shareholder proposals not included in our Proxy Statement, to be brought before an annual meeting. In general, our Secretary must receive notice of any such proposal not less than sixty (60) or more than ninety (90) days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that, if the meeting is convened more than thirty (30) days prior to the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the later of: (i) the ninetieth (90th) day before such annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, at the address of our principal executive offices shown above. Such notice must include the information specified in our Bylaws.
WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Dawson filings with the SEC are incorporated by reference:
•
Dawson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 13, 2023, including the information specifically incorporated by reference into the Annual Report on Form 10-K from Dawson’s Form 10-K/A filed on May 1, 2023;

•
Dawson’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed on May 15, 2023; and

•
Dawson’s Current Reports on Form 8-K filed on February 21, 2023, March 24, 2023, including the information specifically incorporated by reference into the Current Report on Form 8-K from Dawson’s Form 8-K/A filed on June 7, 2023 and June 22, 2023.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Purchase Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.
Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:
Dawson Geophysical Company
508 West Wall, Suite 800
Midland, Texas 79701
Attention: Secretary
(432) 684-3000
Info@dawson3d.com
If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through our website at https://dawson3d.gcs-web.com/ and clicking on the link titled “SEC Filings.” The information included on our website is not incorporated by reference into this proxy statement.
If you have any questions concerning the Acquisition, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Dawson common stock, please contact our proxy solicitor:
D.F. King & Co, Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers, Call Collect: (212) 269-5550
All Others Call Toll Free: (800) 578-5378
Email: DWSN@dfking.com

MISCELLANEOUS
Dawson has supplied all information relating to Dawson, and Wilks and Breckenridge have supplied, and Dawson has not independently verified, all of the information relating to Wilks and Breckenridge contained in this proxy statement.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Acquisition. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
PURCHASE AGREEMENT
ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of March 24, 2023, is entered into among Dawson Geophysical Company, a Texas corporation (“Buyer”), Wilks Brothers, LLC, a Texas limited liability company, for the limited purposes set forth herein (“Owner”), and Breckenridge Geophysical, LLC, a Texas limited liability company (“Seller” and, together with Owner, the “Seller Parties”). Capitalized terms used in this Agreement have the meanings given such terms in Article I or in the applicable Section cross referenced in Article I.
PRELIMINARY STATEMENTS
A.   Owner, as the direct owner of 100% of the equity and economic interests of Seller, will derive substantial benefit from the consummation of the Transactions, and Buyer has conditioned its willingness to enter into the Transactions upon its receipt of the covenants of Owner contained herein.
B.   The Seller Parties, through Seller, are engaged in the business of providing seismic data acquisition services primarily for use in the onshore drilling and production of oil and natural gas in the continental U.S., as well as directly to onshore oil and natural gas exploration and development companies (collectively, the “Business”).
C.   Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of the assets used in the Business, upon the terms and subject to the conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and agreements contained herein, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
The following terms have the meanings specified or referred to in this Article I:
“Accounting Principles” means Seller’s historical accounting methods, practices, principles, policies and procedures used to prepare the Financial Statements, prepared in accordance with GAAP.
“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise.
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including derivative terms the terms) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything herein, neither Buyer, on the one hand, nor the Seller Parties, on the other hand, are an Affiliate of the other Party (or Parties) for purposes of this Agreement, the other Transaction Documents and the Transactions.
“Affordable Care Act” means the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010.
“Agreement” has the meaning set forth in the Preamble.
“Assets” has the meaning set forth in Section 2.01.
“Assumed Taxes” means the following Taxes to the extent included as a current liability in determining Closing Working Capital as finally determined: (a) real or personal property Taxes due and payable with respect to the Assets by Buyer after the Closing Date which are attributable to a Pre-Closing Tax Period; and

(b) employer’s portion of any employment Taxes with respect to wages payable to any Transferred Employee that are due and payable by Buyer after the Closing Date which are attributable to a Pre-Closing Tax Period.
“Balance Sheet” has the meaning set forth in Section 3.06.
“Balance Sheet Date” has the meaning set forth in Section 3.06.
“Benefit Plan” means each employee benefit plan, as defined in Section 3(3) of ERISA, each employment, severance or similar contract and each other agreement, plan, policy or arrangement (whether written or oral) providing for compensation, bonuses, commission, profit-sharing, partnership interest, stock option or other equity-related rights or other forms of incentive or deferred compensation (including any such plans governed by Section 409A of the Code), vacation and other paid time off benefits, insurance, health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits, post-employment, retirement or pension benefits to employees of the Business, in each case, to the extent such arrangements, plans, policies or practices are maintained, sponsored or contributed to by Seller for the benefit of the Business Employees or for which Buyer may have any Liability, contingent or otherwise.
“Bill of Sale” means a Bill of Sale, Assignment and Assumption Agreement substantially in the form of Exhibit A attached hereto.
“Business” has the meaning set forth in the Preamble.
“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Dallas, Texas are authorized or required by Law to be closed for business.
“Business Employee” has the meaning set forth in Section 5.09(a).
“Buyer” has the meaning set forth in the Preamble.
“Buyer Board” means the Board of Directors of Buyer.
“Buyer Common Stock” means the common stock, par value $0.01 per share, of Buyer.
“Buyer Disclosure Documents” has the meaning set forth in Section 4.05(a).
“Buyer Indemnified Parties” means Buyer, its successors, assigns and present and future Affiliates, and each of their respective present and future directors, officers, agents, representatives and employees.
“Buyer Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of Buyer and its Subsidiaries, taken as a whole, or (b) the ability of Buyer to consummate the Transactions contemplated hereby; provided, however, that “Buyer Material Adverse Effect” will not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which Buyer operates; (iii) any changes in financial, banking or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement; (vi) any changes in applicable Laws or accounting rules, including the enforcement, implementation or interpretation thereof; (vii) the public announcement, pendency, or completion of the Transactions or the Transaction Documents; or (viii) resulting from acts of god, such as hurricanes, tornadoes, floods, earthquakes or other natural disasters; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv), (vi) and (viii) immediately above will be taken into account in determining whether a Buyer Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on Buyer compared to other participants in the industries in which Buyer conducts its businesses.
“Buyer Recommendation” has the meaning set forth in Section 5.02(b).
“Closing” has the meaning set forth in Section 2.09.

“Closing Date” has the meaning set forth in Section 2.09.
“Closing Working Capital” means: (a) Current Assets, less (b) Current Liabilities, determined as of 11:59 p.m. on the day immediately prior to the Closing Date.
“Closing Working Capital Statement” has the meaning set forth in Section 2.07(b)(i).
“Code” means the Internal Revenue Code of 1986, as amended.
“Contract” means any contract, lease, deed, mortgage, license, instrument, note, commitment, undertaking, indenture, joint venture and every other agreement, understanding, commitments and legally binding arrangements, whether written or oral.
“Conversion Shares” means the shares of Buyer Common Stock issuable upon conversion of the Convertible Note following the Required Stockholder Vote.
“Convertible Note” has the meaning set forth in Section 2.06(a).
“Current Assets” means the current assets of Seller primarily related to the Business, including cash and cash equivalents, accounts receivable, inventory and prepaid expenses, each as determined in accordance with the Accounting Principles.
“Current Liabilities” means current liabilities of Seller primarily related to the Business, including accounts payable, accrued Taxes and accrued expenses, but excluding (a) the current portion of long term debt and (b) the Excluded AP, in each case, as determined in accordance with the Accounting Principles.
“Disclosure Schedules” means the Disclosure Schedules delivered by the Seller Parties to Buyer and delivered by Buyer to the Seller Parties, as applicable, simultaneously with the execution and delivery of this Agreement.
“Disputed Amounts” has the meaning set forth in Section 2.07(c)(iii).
“Dollars or $” means the lawful currency of the United States.
“Domain Name” means https://www.breckex.com/ and all other domain names and URLs (whether registered or unregistered) owned by Seller or which Seller is licensed, authorized or otherwise granted rights to.
“Environmental Claim” means any Action, Governmental Order, Lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.
“Environmental Condition” means any noncompliance with Environmental Laws, including any pollution or contamination of the soil or groundwater at, under or migrating from or onto the real property owned or leased by or on behalf of Seller, related to the Business or the Assets that occurred prior to or is continuing as of the Closing Date.
“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986,

42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.
“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit, in each case, with respect to the Business.
“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means all employers, trades or businesses (whether or not incorporated) that would be treated together with Seller or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.
“Estimated Closing Working Capital” has the meaning set forth in Section 2.07(a).
“Estimated Closing Working Capital Statement” has the meaning set forth in Section 2.07(a).
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded IP” means the Intellectual Property set forth on Schedule 2.03(g) of the Disclosure Schedules.
“Excluded Taxes” means, other than Assumed Taxes, (a) any Liability of Seller (or Owner) for Taxes that are not related to the Assets or the Business (whether accrued or payable on, after, or before the Closing Date) and (b) any Liability, whether direct or as a result of transferee Liability, joint and several Liability, or contractual Liability (other than a contractual Liability for Taxes arising pursuant to any Contract entered into in the ordinary course of business which is not primarily related to Taxes), for Taxes relating to the ownership or operation of the Assets or the Business which are attributable to any Pre-Closing Tax Period (determined in the manner specified in Section 6.03). Excluded Taxes shall exclude any Taxes to the extent included as a current liability in determining Closing Working Capital as finally determined.
“Financial Statements” has the meaning set forth in Section 3.06.
“Fraud” means an act or omission in the making of a specific representation or warranty expressly set forth in Article III or Article IV of this Agreement committed by the Party making such express representation or warranty, with intent to deceive another party, and to induce him, her or it to enter into this Agreement or consummate the transactions hereunder and requires: (a) an intentional false representation or omission of material fact, circumstance or condition in the making of the representations and warranties set forth in this Agreement; (b) actual knowledge that such representation is false (as opposed to any fraud claim based on constructive knowledge, negligent or reckless misrepresentation or a similar theory); (c) an intention to induce the Party to whom such representation was made to act or refrain from acting in reliance upon it; (d) causing that Party, in detrimental reliance upon such false representation, to take or refrain from taking action; and (e) causing such Party to suffer damage by reason of such reliance.
“GAAP” means United States generally accepted accounting principles in effect from time to time.
“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.
“Houlihan Lokey” means Houlihan Lokey Capital, Inc.
“Indebtedness” means all obligations and Liabilities of Seller (i) with respect to borrowed money, whether secured or unsecured, (ii) with respect to the deferred purchase price of property or services (other than trade liabilities, accounts payable or accrued expenses, in each case, incurred in the ordinary course of business and payable in accordance with customary practices), (iii) represented by a note, bond, indenture or similar instrument, (iv) with respect to any conditional sale or other title retention agreement, (v) secured by any Lien on any of the Assets, (vi) with respect to leases of any property (real, personal or mixed) which have been or should be, in accordance with GAAP, recorded as capital leases, together with all renewals of such leases, (vii) with respect to unfunded or underfunded obligations under any pension, other post-employment benefits or similar plan of Seller or any pension, other post-employment benefits or similar plan under which Seller has any Liability, as determined in accordance with the Accounting Principles; (viii) with respect to any hedging transactions; (ix) with respect to obligations of any Person which are directly or indirectly guaranteed by Seller; (x) with respect to interest, fees, and other expenses owed with respect to the items identified in items (i) through (x) above; (xi) with respect to deferred compensation or severance payments, including all related payroll and employment Taxes that are payable by Seller in connection with or as a result of the payment of such liability; and (xii) with respect to any stay, change of control, severance, bonus, equity appreciation, phantom equity or similar payments due by Seller to any Person, and any other accelerations or increases in rights or benefits of Seller’s employees (whether payable or occurring prior to, on or after the Closing Date), under any plan, agreement or arrangement of Seller, which obligation, in each case, arises at or before the Closing and is payable in whole or in part as a result of the execution of this Agreement or the consummation of the Transactions, including all related payroll and employment Taxes that are payable by Seller in connection with or as a result of the payment of such obligation. Notwithstanding the foregoing, Indebtedness shall not include any amounts included in the calculation of Closing Working Capital.
“Indemnified Persons” means the Buyer Indemnified Parties or the Seller Indemnified Parties, as the case may be, that is entitled to be indemnified under Article VIII.
“Indemnifying Persons” means Buyer or the Seller Parties, as the case may be, that is required to provide indemnification under Article VIII.
“Independent Accountant” means an impartial nationally recognized firm of independent certified public accountants mutually appointed by Buyer and Seller.
“Insurance Policies” has the meaning set forth in Section 3.12.
“Intellectual Property” means, as it relates to the Business, all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to any Law, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights;

(d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); and (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation.
“IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to Intellectual Property used in the Business to which any of Seller is a party, beneficiary or otherwise bound.
“IP Registrations” means all Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.
“IRS” means the U.S. Internal Revenue Service.
“Knowledge of Buyer or Buyer’s Knowledge” means, with respect to Buyer, the actual knowledge of the individuals listed on Article I of the Disclosure Schedules.
“Knowledge of the Seller Parties or the Seller Parties’ Knowledge” or any other similar knowledge qualification with respect to Seller Parties, means the actual knowledge of each of Tony Clark, Ian Shaw and Brian Cross, in each case after good-faith inquiry, which good-faith inquiry means the Seller Parties reviewing the representations and warranties contained in Article III of this Agreement with the individuals listed in this definition and inquiring of such individuals whether such representations and warranties are true and correct.
“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.
“Liabilities” means any and all claims, causes of actions, payments, charges, judgments, assessments, losses, monetary damages, penalties, fines, fees, taxes, interest obligations, deficiencies, debts, obligations, costs and expenses and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), including any amounts paid in settlement, interest, court costs, costs of investigators, attorneys’ fees, legal or other expenses incurred in connection therewith.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, Lien or other adverse claim of any kind in respect of such property or asset, including, without limitation, any voting or other transfer restrictions.
“Losses” means any and all losses (including incidental and special damages), claims, shortages, damages, Liabilities, Taxes and expenses (including reasonable attorneys’ and accountants’ and other professionals’ fees and litigation expenses) arising from or in connection with any such matter that is the subject of indemnification under Article VIII, whether or not foreseeable.
“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Business, taken as a whole or (b) the ability of the Seller Parties to consummate the Transactions contemplated hereby; provided, however, that “Material Adverse Effect” will not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business is conducted; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement; (vi) any changes in applicable Laws or accounting rules, or the enforcement, implementation or interpretation thereof; (vii) any action taken or omission by any Person controlled by Buyer; (viii) the public announcement, pendency, or completion of the Transactions or the Transaction Documents including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with Seller and the Business; (ix) resulting from acts of god, such as hurricanes, tornadoes, floods, earthquakes or other natural disasters; (x) any epidemics, pandemics, disease outbreaks, or other public health emergencies (including but not limited to COVID-19); (xi) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); or (xii) matters that are cured or no longer exist by the earlier of Closing and the termination of this Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv), (vi), and (x) immediately above will be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Business compared to other participants in the industries in which the Business is conducted.
“Material Contracts” has the meaning set forth in Section 3.09(a).
“Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.
“Party” means each Person executing and delivering this Agreement and its permitted successors and assigns.
“Permit” means any permit, license, franchise, approval, authorization, registration, certificate, variance and similar rights obtained, or required to be obtained, from Governmental Authorities.
“Permitted Liens” means (a) Liens for Taxes not yet due and payable or for Taxes the validity of which is being contested in good faith by appropriate proceedings, in each case for which adequate reserves have been established in accordance with the GAAP, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent, (c) zoning, building, or other restrictions, variances, covenants, rights of way, Liens, easements and other minor irregularities in title, none of which, individually or in the aggregate, material to the Business, (d) any Liens imposed, directly or indirectly, by Buyer, and (e) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
“Post-Closing Adjustment” has the meaning set forth in Section 2.07(b)(ii).
“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date.
“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on and including the Closing Date.
“Pre-Closing Tax Period Contest” has the meaning set forth in Section 6.04.
“Proxy Statement” has the meaning set forth in Section 4.05(b).
“Purchase Price” has the meaning set forth in Section 2.06(a).

“Related Party” means the Seller Parties, or their immediate family members, and any of the Seller Parties’ Affiliates the majority of equity interests in which are beneficially owned by any of the Seller Parties, and any executive officer or director of any such Affiliate.
“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).
“Representative” means, with respect to any Person, any and all directors, managing members, managers, officers, employees, consultants, financial advisors, counsel, accountants and agents of such Person.
“Required Stockholder Vote” means Buyer’s receipt of stockholder approval in favor of the proposal to issue the Conversion Shares in accordance with Listing Rule 5635 of the NASDAQ Listed Company Manual.
“Resolution Period” has the meaning set forth in Section 2.07(c)(ii).
“Retained Business” means any assets, properties and lines of business of Seller that are not Assets, including, without limitation, the assets and lines of business set forth in Article I of the Disclosure Schedules.
“Review Period” has the meaning set forth in Section 2.07(c)(i).
“SEC” means the United States Securities and Exchange Commission, or any successor Governmental Authority administering United States federal securities laws.
“SEC Reports” has the meaning set forth in Section 4.07.
“Securities Act” means the Securities Act of 1933.
“Seller” has the meaning set forth in the Preamble.
“Seller Indemnified Parties” means Seller, its successors, assigns and present and future Affiliates, and each of their respective present and future directors, officers, agents, representatives and employees.
“Seller Interests” has the meaning set forth in Section 3.04.
“Seller Parties” has the meaning set forth in the Preamble.
“Seller Transaction Expenses” means all costs, fees and expenses incurred by the Seller Parties in connection with the consummation of the transactions contemplated hereby, including, without limitation, any brokerage fees, commissions, finders’ fees or financial advisory fees and accounting fees and expenses.
“Special Committee” means the Special Committee of the Buyer Board constituted to consider this Agreement and the Transactions.
“Statement of Objections” has the meaning set forth in Section 2.07(c)(ii).
“Stockholder Meeting” has the meaning set forth in Section 5.02(a).
“Straddle Period” means any taxable period that begins on or prior to, and ends after, the Closing Date.
“Subsidiary” means, with respect to any Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than equity securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by such Person of one or more of its Subsidiaries. When used without reference to a particular Person, “Subsidiary” means a Subsidiary, if any, of Seller.
“Target Working Capital” means $0.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed with a Governmental Authority.
“Taxes” means (a) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or like governmental assessment or charge, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not, in each case imposed by a Governmental Authority; (b) any liability for the payment of any amount of a type described in clause (a) arising as a result of being or having been a member of any consolidated, combined, unitary or similar group or being or having been included or required to be included in any Tax Return related thereto; and (c) any liability for or in respect of the payment of any amount of any items described in clause (a) or clause (b) as a result of any contract, assumption or operation of Law, or as a result of being a transferee or successor to any Person or as a result of any express or implied obligation to indemnify any other Person.
“TBOC” means the Texas Business Organizations Code.
“Transaction Documents” means this Agreement and the Bill of Sale.
“Transaction Litigation” has the meaning set forth in Section 5.02(d).
“Transactions” means all of the transactions contemplated by this Agreement and the other Transaction Documents, including the Stockholder Meeting.
“Transfer Tax” has the meaning set forth in Section 6.02.
“Transferred Employee” has the meaning set forth in Section 5.09(a).
“Treasury Regulations” means the final or temporary regulations promulgated by the U.S. Department of the Treasury under the Code.
“Undisputed Amounts” has the meaning set forth in Section 2.07(c)(iii).
“Voting Agreement” has the meaning set forth in Section 2.10(g).
ARTICLE II
PURCHASE AND SALE
Section 2.01   Agreement to Purchase and Sell.   Subject to the terms and conditions of this Agreement, at the Closing, Seller will grant, sell, assign, transfer and deliver to Buyer, and Buyer will purchase and acquire from Seller, all right, title and interest of Seller in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, as such assets, properties and business exist as conditioned herein as of the Closing Date and relate primarily to the Business (other than the Excluded Assets) (which assets, properties and rights are collectively referred to in this Agreement as the “Assets”), free and clear of all Liens (other than Permitted Liens) and Buyer will assume the Assumed Liabilities and no other debts, charges or Liabilities of any type of the Seller Parties.
Section 2.02   Assets.   Except as otherwise expressly set forth in Section 2.03, the Assets shall include the following assets, properties and rights of Seller:
(a)   all fixed assets, equipment, machinery, tools, furniture, vehicles, office supplies, fixtures and other tangible personal property and computer hardware set forth on Schedule 2.02(a);
(b)   all prepaid expenses, credits, advance payments, refunds, rights of set-off, rights of recoupment, retentions and deposits, including with respect to any personal property or free rental periods, pre-paid rent and other prepaid assets and prepaid expenses of Seller relating primarily to the Business;
(c)   all Contracts and all rights under any and all such Contracts set forth on Schedule 2.02(c) (collectively, the “Assumed Contracts”);

(d)   all Intellectual Property, together with the right to sue for past, present and future damages for infringement or other violation of owned Intellectual Property, to the extent such Intellectual Property relates primarily to the Business (other than the Excluded IP);
(e)   all accounts receivable, notes receivable and other receivables relating to the Business;
(f)   all goodwill relating primarily to the Business;
(g)   all rights to causes of action, lawsuits, judgments, claims, other Actions and demands of any nature, whether arising by way of counterclaim or otherwise, relating to the Assets;
(h)   all rights in and under all express or implied guarantees, warranties, representations, covenants, indemnities and similar rights relating to the Assets;
(i)   all Permits, accreditations, qualifications, product registrations or similar rights relating primarily to the Business, including, without limitation, those set forth on Schedule 3.14;
(j)   all information, books and records relating primarily to the Business, including, without limitation, all records, accounting or other books and records relating primarily to the Business, files, papers, client files, telephone numbers, customer, supplier, price and mailing lists, other customer information, client information, vendor information, marketing/buyer group information, sales, leasing and purchase correspondence, written and electronic correspondence relating to the Assumed Contracts, books of account and financial and employment records, data, plans, reports and recorded knowledge relating primarily to the Business in whatever media retained or stored, including, without limitation, computer software (collectively, the “Books and Records”); and
(k)   all personnel files of Transferred Employees, other than medical records and other personnel records that Seller is prohibited from disclosing or transferring to Buyer under applicable Law or are required by applicable Law to retain in their possession.
Section 2.03   Excluded Assets.   Notwithstanding anything to the contrary set forth in this Agreement, the Assets will not include the following assets, properties and rights of Seller (collectively, the “Excluded Assets”):
(a)   Cash and all rights to any bank accounts of Seller, including checkbooks, cancelled checks and bank records;
(b)   all Contracts and all rights under any and all such Contracts to which Seller is a party except the Assumed Contracts;
(c)   all rights of Seller under this Agreement and the other Transaction Documents;
(d)   the Organizational Documents of Seller;
(e)   refunds or claims for refunds due from any federal, state, local or foreign Tax authority with respect to any Excluded Taxes;
(f)   the Domain Name;
(g)   the Excluded IP and all rights of Seller thereunder;
(h)   the Retained Business;
(i)   all insurance policies of Seller or its Affiliates and all rights to insurance proceeds paid or payable or other insurance benefits arising from or relating to any damage, casualty, destruction or similar;
(j)   the Benefit Plans and all assets held with respect to the Benefit Plans;
(k)   the assets, properties and rights specifically set forth on Schedule 2.03(k); and
(l)   All other assets, properties, rights, interests and goodwill of Seller relating exclusively to the Retained Business.

Section 2.04   Assumed Liabilities.   Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge when due any and all Liabilities arising out of or relating to Buyer’s ownership or operation of the Assets on or after the Closing, other than the Excluded Liabilities (collectively, the “Assumed Liabilities”), including, without limitation, the following:
(a)   any Liabilities included as part of the Closing Working Capital transferred by Seller to Buyer pursuant to this Agreement;
(b)   all Liabilities and obligations under or relating to the Assumed Contracts arising out of or relating to Buyer’s performance under the Assumed Contracts on or after the Closing, and then only to the extent such obligations (A) are not required to be performed prior to the Closing and (B) do not relate to a breach of any Assumed Contract that occurred on or prior to the Closing;
(c)   all Liabilities and obligations of Buyer or its Affiliates relating to employee benefits, compensation or other arrangements with respect to any Transferred Employee arising on or after the Closing; and
(d)   (i) Assumed Taxes and (ii) Transfer Taxes for which Buyer is liable pursuant to Section 6.02.
ANYTHING CONTAINED HEREIN TO THE CONTRARY NOTWITHSTANDING, EXCEPT FOR THE ASSUMED LIABILITIES DESCRIBED IN THIS Section 2.04, BUYER SHALL NOT AND BUYER DOES NOT ASSUME ANY LIABILITIES OF SELLER WHETHER OR NOT ARISING OUT OF OR RELATING TO THE ASSETS OR THE BUSINESS OR ANY OTHER BUSINESS OF SELLER, ALL OF WHICH LIABILITIES SHALL, AT AND AFTER THE CLOSING, REMAIN THE EXCLUSIVE RESPONSIBILITY OF SELLER.
Section 2.05   Excluded Liabilities.   Except for the Assumed Liabilities, in no event will Buyer assume, agree to pay, discharge or satisfy, or otherwise have any responsibility for, any Liability (together with all other Liabilities of any of the Seller Parties that are not Assumed Liabilities, the “Excluded Liabilities”):
(a)   relating to any Liability (including, without limitation, accounts payable or intercompany amounts) owed by Seller to any Affiliate of Seller;
(b)   relating to any accounts payable with respect to services received by Seller on or prior to the Closing Date (“Excluded AP”);
(c)   Liabilities incurred prior to the Closing, other than Liabilities (i) set forth on Schedule 2.05(c) or (ii) included as part of the Closing Working Capital transferred by Seller to Buyer pursuant to this Agreement;
(d)   for Excluded Taxes;
(e)   with respect to Indebtedness, including any interest or penalties accrued thereon;
(f)   to any employee, Governmental Authority or other Person, related to the operation of the Business or the Assets prior to the Closing Date;
(g)   relating to, resulting from or arising out of (i) claims made in pending or future Actions or (ii) claims based on or arising out of actual or alleged violations of Law as in effect prior to the Closing, breach of contract, employment matters or environmental, health and safety matters, alleged tortious conduct or any other actual or alleged misfeasance, malfeasance or failure of any of the Seller Parties or any of their respective officers or directors to perform any obligation, in each case (i) and (ii) arising out of or relating to events which shall have occurred, or services performed, or the operation of the Business or the Assets prior to the Closing Date;
(h)   relating to or arising out of the ownership or operation of the Business or the Assets prior to the Closing Date, in each case arising under or imposed by any Environmental Law or any Environmental Condition;
(i)   to indemnify or reimburse amounts to any officer, director or employee of any of the Seller Parties;

(j)   relating to or arising from any Benefit Plan;
(k)   pertaining to any Excluded Asset;
(l)   except as included as part of the Closing Working Capital transferred by Seller to Buyer pursuant to this Agreement, relating to all wages, bonuses, commissions, independent contractor payments, payroll, workers’ compensation, unemployment benefits, stay, change of control, severance, bonus or similar payments due by Seller to any Person and other accelerations or increases in rights or benefits of Seller’s employees (or former employees) under any plan, agreement or arrangement of Seller which obligation, in each case, (A) arises at or prior to the Closing, (B) relates to any current or former employee or contractor of Seller solely with respect to services rendered to Seller, whether such obligations arise prior to, on or after the Closing Date, or (C) is payable or becomes due in whole or in part as a result of the consummation of the Transactions, including all employer, payroll or other similar Taxes, any Tax withholding and any gross-up or similar payments for another Person’s Taxes that are payable in connection with or as a result of the payment of such Liability;
(m)   relating to, resulting from or arising out of any former operations of any of the Seller Parties that have been discontinued or disposed of prior to the Closing Date or relating to, resulting from or arising out of any operations of any of the Seller Parties other than the Business, including, without limitation, the Retained Business;
(n)   Seller Transaction Expenses;
(o)   for any damage to real or personal property leased by any of the Seller Parties which occurred prior to the Closing Date;
(p)   relating to the real property owned or leased by any of the Seller Parties;
(q)   arising out of any failure of the operation of the Business to have been in compliance with any applicable Laws and Governmental Orders prior to the Closing;
(r)   relating to any failure by any of the Seller Parties to possess all Permits required to conduct the Business or comply with any terms and requirements of its Permits prior to Closing;
(s)   arising out of the classification by the Seller Parties of any Person who has performed services to, for, or on behalf of, the Business prior to Closing as an employee or an independent contractor, or as an exempt or non-exempt employee under the Fair Labor Standards Act of 1938, as amended, and comparable state and local laws; or
(t)   of any of the Seller Parties or any of their respective officers or directors arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.
Such Excluded Liabilities shall include all Actions relating to any or all of the foregoing and all costs and expenses in connection therewith.
Section 2.06   Purchase Price.
(a)   The aggregate consideration for the Assets shall be (i) 1,188,235 shares of Buyer Common Stock and (ii) the Convertible Note substantially in the form of Exhibit C attached hereto (the “Convertible Note”) (clauses (i) and (ii) collectively, the “Purchase Price”), in each case, issued directly to Owner.
(b)   In addition to the foregoing payment, as consideration for the grant, sale, assignment, transfer and delivery of the Assets, Buyer shall assume and discharge the Assumed Liabilities, as such Assumed Liabilities mature according to their terms.
Section 2.07   Purchase Price Adjustment.
(a)   Estimated Closing Working Capital.   At least five (5) Business Days before the Closing Date, the Seller Parties will prepare and deliver to Buyer a statement (the “Estimated Closing Working Capital

Statement”) setting forth its good-faith estimate of Closing Working Capital (the “Estimated Closing Working Capital”) prepared in accordance with the Accounting Principles.
(b)   Post-Closing Adjustment.
(i)   Within sixty (60) days after the Closing Date, Seller will prepare and deliver to Buyer a statement setting forth its calculation of Closing Working Capital (the “Closing Working Capital Statement”) prepared in accordance with the Accounting Principles.
(ii)   The post-closing adjustment will be an amount equal to the Closing Working Capital as set forth on the Closing Working Capital Statement minus the Target Working Capital (the “Post-Closing Adjustment”). Subject to Section 2.07(c), (i) if the Post-Closing Adjustment is a positive number, Buyer will promptly pay to the Seller Parties in cash an amount equal to the Post-Closing Adjustment, and (ii) if the Post-Closing Adjustment is a negative number, the Seller Parties will promptly pay to Buyer in cash an amount equal to the Post-Closing Adjustment.
(c)   Examination and Review.
(i)   After receipt of the Closing Working Capital Statement, Buyer will have thirty (30) days (the “Review Period”) to review the Closing Working Capital Statement. During the Review Period, Buyer will have full access to the Books and Records relating primarily to the Assets, the personnel of, and work papers prepared by, Seller (or its Affiliates) to the extent that they relate to the Closing Working Capital Statement and to such historical financial information relating to the Closing Working Capital Statement as Buyer may reasonably request for the purpose of reviewing the Closing Working Capital Statement and to prepare a Statement of Objections, provided, that such access will be in a manner that does not interfere with the normal business operations of Seller or the Business.
(ii)   On or prior to the last day of the Review Period, Buyer may object to the Closing Working Capital Statement by delivering to Seller a written statement setting forth Buyer’s objections in reasonable detail, indicating each disputed item or amount and the basis for Buyer’s disagreement therewith (the “Statement of Objections”). If Buyer fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Working Capital Statement and the Post-Closing Adjustment, as the case may be, reflected in the Closing Working Capital Statement will be deemed to have been accepted by Buyer. If Buyer delivers the Statement of Objections before the expiration of the Review Period, Buyer and the Seller Parties will negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Working Capital Statement with such changes as may have been previously agreed in writing by Buyer and the Seller Parties, will be final and binding.
(iii)   If the Seller Parties and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) will be submitted for resolution to the office of the Independent Accountant who, acting as experts and not arbitrators, will resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Working Capital Statement. The Parties agree that all adjustments will be made without regard to materiality. The Independent Accountant will only decide the specific items under dispute by the Parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Working Capital Statement and the Statement of Objections, respectively.
(iv)   The fees and expenses of the Independent Accountant, if any, shall be borne by Buyer, on the one hand, and Seller, on the other hand, in inverse proportion as they may prevail in the aggregate on the Disputed Amounts submitted to the Independent Accountant (as finally determined by the Independent Accountant). For example, if the Disputed Amounts total $1,000 and the Independent Accountant awards $600 in favor of Seller, sixty percent of the costs of the Independent Accountant’s review would be borne by Buyer and forty percent of the costs would be borne by Seller.

(v)   The Independent Accountant will make a determination as soon as practicable within thirty (30) days (or such other time as the Parties agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Working Capital Statement and the Post-Closing Adjustment will be conclusive and binding upon the Parties.
(vi)   Except as otherwise provided in this Agreement, any payment of the Post-Closing Adjustment will (A) be due (x) within five (5) Business Days of acceptance of the applicable Closing Working Capital Statement or (y) if there are Disputed Amounts, then within five (5) Business Days of the resolution described in Section 2.07(c)(v); and (B) be paid by wire transfer of immediately available funds to such account as is directed by Buyer or the Seller Parties, as the case may be.
Section 2.08   Allocation of Purchase Price; Withholding.
(a)   Not later than fifteen (15) days following Buyer’s receipt of the audited financial statements of the Seller with respect to the Business from RSM US LLP sufficient to permit Buyer to prepare and file a Form 8-K/A with required financial statements regarding the Transactions, Buyer shall prepare and deliver to Seller a schedule with a proposed allocation of the Purchase Price (and all Assumed Liabilities and other items treated as consideration for Tax purposes) among the Assets (the “Allocation Schedule”). The Allocation Schedule will be prepared in good faith using commercially reasonable judgment in accordance with § 1060 of the Code (and any similar provision of state, or local law), the Treasury Regulations promulgated thereunder. Seller and Buyer will negotiate in good faith to resolve any disputes relating to the Allocation Schedule and, to the extent disputed items are resolved/agreed to the satisfaction of both Seller and Buyer within thirty (30) days after Buyer delivers the Allocation Schedule to Seller (or within such longer period as Seller and Buyer otherwise agree to in writing), then Buyer and Seller (i) shall file all Tax Returns (including IRS Form 8594, Asset Acquisition Statement under Section 1060 of the Code) consistently with the agreed to portion of the Allocation Schedule, as adjusted, (ii) shall not take any position during the course of any audit, examination or other proceeding that is inconsistent with the agreed to portion of the Allocation Schedule, as adjusted, except as required by a determination of a Governmental Authority that is final, and (iii) shall make appropriate adjustments to the agreed to portion of the Allocation Schedule to reflect changes in the Purchase Price. In the event that Buyer and Seller are unable to resolve any disputed item within thirty (30) days after Buyer delivers the Allocation Schedule to Seller (or within such longer period as Seller and Buyer otherwise agree to in writing), Buyer and Seller shall each be entitled to adopt their own position regarding the items that are not resolved/agreed to.
(b)   Buyer will be entitled to deduct and withhold from any amounts otherwise payable to Seller pursuant to this Agreement such amounts as Buyer is required to deduct and withhold under the Code, or any Tax Law, with respect to the making of such payment; provided, that, Buyer shall provide written notice to Seller at least five (5) days before such deduction and withholding if Buyer believes there is any such withholding obligation and the Parties shall reasonably cooperate to obtain any available reduction of, or relief from, such deduction or withholding. Any such deducted or withheld amounts that are paid over by Buyer to the applicable Governmental Authorities will be treated for all purposes of this Agreement as having been paid to Seller.
Section 2.09   Closing.   The consummation of the Transactions are referred to in this Agreement as the “Closing.” The “Closing Date” will occur on the date hereof. The Closing will take place at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Suite 900, Dallas, TX 75201 or at such other place (and by such other method, including facsimile and other means of electronic transmission (including .pdf files)) as the Parties may agree.
Section 2.10   Deliveries by Seller.   At the Closing, Seller and/or the Seller Parties, as applicable, shall deliver or cause to be delivered to Buyer:
(a)   duly executed copies of all consents and approvals (including, without limitations, those consents and approvals set forth on Schedule 2.10(a)), in form and substance reasonably satisfactory to Buyer and its counsel, that are required for consummation of the transactions contemplated by this Agreement and the other Transaction Documents;
(b)   to the extent any of the Assets are encumbered (other than Permitted Liens), evidence reasonably satisfactory to Buyer and its counsel of the releases of such Liens.

(c)   the Bill of Sale, duly executed by Seller;
(d)   a certificate, dated as of the Closing Date, signed by an officer of Seller, certifying as to (i) Seller’s Organizational Documents and the incumbency of its officers executing this Agreement to which it is a party and (ii) the resolutions of the members or board of managers or comparable governing body of Seller authorizing the execution, delivery and performance by Seller of this Agreement;
(e)   a certificate of the Secretary of State of Texas, dated as of a date not more than twenty (20) Business Days prior to the Closing Date, certifying as to the good standing of Seller;
(f)   duly completed and executed IRS Form W-9 of Seller (or, if a Seller is treated as an entity disregarded as separate from its regarded tax owner for U.S. federal income tax purposes, the Person that is treated as its regarded tax owner for such purposes) certifying that Seller is a “U.S. person” and is not subject to United States backup withholding;
(g)   the voting agreement, covering all of the shares of Buyer Common Stock held by Owner, dated as of the Closing Date, and in substantially the form of Exhibit B (the “Voting Agreement”), duly executed by Owner; and
(h)   the Convertible Note, duly executed by Owner.
Section 2.11   Deliveries by Buyer.   At the Closing, Buyer shall deliver or cause to be delivered to Seller:
(a)   the Purchase Price pursuant to Section 2.06(a);
(b)   the Bill of Sale, duly executed by Buyer;
(c)   a certificate of the Secretary of State of Texas, dated as of a date not more than twenty (20) Business Days prior to the Closing Date, certifying as to the good standing of Buyer;
(d)   a certificate, dated as of the Closing Date, signed by the Secretary of Buyer, certifying as to (i) Buyer’s Organizational Documents and the incumbency of the officers of Buyer executing this Agreement on behalf of Buyer and (ii) the resolutions of (A) the Special Committee and (B) the Buyer Board, in each case, authorizing the execution, delivery and performance by Buyer of this Agreement;
(e)   the Voting Agreement, duly executed by Buyer; and
(f)   the Convertible Note, duly executed by Buyer.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER
Except as set forth on the Disclosure Schedules, Seller hereby represents and warrants to Buyer as set forth below in this Article III.
Section 3.01   Organization, Authority and Qualification of Seller.   Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all limited liability company powers required to own, lease and operate its properties and assets and carry on the Business as now conducted. Seller has made available to Buyer prior to the date hereof complete and correct copies of the Organizational Documents of Seller as currently in effect. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of the Business as currently conducted makes such licensing or qualification necessary, except where failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.
Section 3.02   Corporate Authorization.   Seller has all requisite limited liability company power and authority to perform its obligations hereunder and consummate the Transactions. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the Transactions have been duly authorized by all necessary limited liability company action on the part of Seller. Seller has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
Section 3.03   Governmental Authorization.   The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the Transactions require no action by or in respect of, or Permit from or filing by or with respect to Seller with, any Governmental Authority, other than (a) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other state or federal securities laws, and (b) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.04   Capitalization of Seller.
(a)   Owner is the sole record and beneficial owner of and has good and valid title to 100% of the equity and economic interests of Seller (the “Seller Interests”), free and clear of all Liens. The Seller Interests have been duly authorized and are validly issued in compliance with applicable Laws. The Seller Interests were not issued in violation of the Organizational Documents of Seller or any other agreement, arrangement, understanding or commitment to which any of the Seller Parties is a party or bound and are not subject to or in violation of any preemptive or similar rights of any Person. Other than the Organizational Documents and the Transaction Documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Seller Interests or any other interest in Seller.
(b)   There are no outstanding or authorized options, warrants, convertible securities, rights of first refusal, or other rights, agreements, arrangements, understandings or commitments of any character relating to the Seller Interests or obligating any of the Seller Parties to issue or sell any equity or economic interests of Seller. Other than the Organizational Documents of Seller and the Transaction Documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the equity or economic interests of Seller or any other interest in Seller.
Section 3.05   No Conflicts; Consents.   Except as set forth on Schedule 3.05, the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which Seller is a party, and the consummation of the Transactions, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Seller; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller with respect to the Assets or the Business; (c) require the consent, notice or other action by any Person under any Assumed Contract or Material Contract to which Seller is a party to as of the date hereof; or (d) result in the creation of a Lien (other than Permitted Lien) on any of the Assets. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions, except for filings expressly described in this Agreement and the other Transaction Documents.
Section 3.06   Financial Statements.   Except as otherwise set forth on Schedule 3.06, (a) true, correct and complete copies of the unaudited financial statements of the Business consisting of the balance sheets as at December 31, 2022 and the related statements of income for the twelve-month period then ended (the “Financial Statements”) are included as Schedule 3.06; (b) except as set forth on Article I of the Disclosure Schedules, the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes; and (c) the Financial Statements are based on the Books and Records of the Business, and fairly present in all material respects the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated. The balance sheet of the Business as of December 31, 2022 is referred to in this Agreement as the “Balance Sheet” and such date is the “Balance Sheet Date.”
Section 3.07   Undisclosed Liabilities.   Seller, to the Knowledge of the Seller Parties, (a) has no Liabilities or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise and (b) has no Liabilities or commitments of a type required to be reflected on financial statements or notes thereto prepared in accordance with GAAP, except: (i) those that are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date; (ii) those that have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and that are not, individually or in the aggregate, material in amount to the Business as a whole; or (iii) as set forth on Schedule 3.07.
Section 3.08   Absence of Certain Changes, Events and Conditions.   Except as set forth on Schedule 3.08 or as expressly contemplated by this Agreement or any other Transaction Document, since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Business or the Assets, any:
(a)   event, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(b)   amendment of the Organizational Documents of Seller;
(c)   issuance, sale or other disposition of, or creation of any Lien (other than Permitted Liens) on, any of the Seller Interests, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any Seller Interests;
(d)   declaration or payment of any distributions or redemption, purchase or acquisition of any of the Seller Interests;
(e)   material change in any method of accounting or accounting practice of the Business, except as required by applicable Law or as disclosed in the notes to the Financial Statements;
(f)   material change in the Business’ cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits, in each case solely with respect to the Assets and except as otherwise in the ordinary course of business consistent with past practice;
(g)   incurrence, assumption or guarantee of any indebtedness for borrowed money in an aggregate amount exceeding $50,000, except unsecured current Liabilities incurred in the ordinary course of business consistent with past practice;
(h)   transfer, assignment, sale or other disposition of the Assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements, other than sales in the ordinary course of business consistent with past practices and except for any Assets having an aggregate value of less than $25,000;
(i)   transfer, assignment, termination or grant of any license or sublicense of any rights under or with respect to any Intellectual Property or IP Agreements;
(j)   loss, termination or abandonment of any IP Registration whether intentional or unintentional;
(k)   material damage, destruction or loss (whether or not covered by insurance) to any property used in the Business;
(l)   any acceleration, termination, material modification to or cancellation of any Assumed Contract or Material Contract solely as such Assumed Contract or Material Contract relates to the Business or the Assets;
(m)   any capital expenditures for and on behalf of Seller and in excess of $100,000;
(n)   imposition of any Lien other than Permitted Liens upon any of the Assets;
(o)   (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current officers, in each case other than in the ordinary course of business consistent with past practice or as required by applicable Laws, (ii) change in the terms of employment for any current officer or any termination of any current officer for which the aggregate costs and expenses exceed $200,000, or (iii) other than as required by applicable Laws, action to accelerate the vesting or payment of any compensation or benefit for any current officer;
(p)   other than in the ordinary course of business consistent with past practice, any advances or loans to (or forgiveness of any loan to) any of its current or former managers, directors, officers and employees of the Business or any Related Party for which the aggregate amount exceeds $200,000;
(q)   entry into a new line of business or abandonment or discontinuance of existing lines of business;
(r)   adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;
(s)   purchase, lease or other acquisition of the right to own, use or lease any property or assets that constitutes an Asset for an amount in excess of $100,000, individually (in the case of a lease, per annum) or $200,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;
(t)   acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets, stock or other equity of, or by any other manner, any business or any Person or any division thereof for consideration in excess of $200,000;
(u)   action by Seller or any of its owners or Subsidiaries to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, assume any Tax liability of Owner or any other Person (other than as expressly contemplated under any of the Transaction Documents or any contracts that are Assets), omit to take any action or enter into any other transaction that (in each case) would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or any of its Affiliates in respect of any Post-Closing Tax Period, except to the extent that any of the foregoing were done with the prior written consent of Buyer; or
(v)   any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.
Section 3.09   Contracts.
(a)   Schedule 3.09(a) lists each of the following Contracts (x) by which any of the Assets are bound or affected or (y) to which Seller is a party as principal and not as agent or by which it is bound and that primarily relates to the Business or the Assets (such Contracts being “Material Contracts”):
(i)   each Contract involving aggregate annual consideration from Seller with respect to the Business in excess of $250,000 and that, in each case, cannot be cancelled by Seller without penalty or without more than 90 days’ notice;
(ii)   each Contract under which Seller received revenue of more than $250,000 for the year ended December 31, 2021 with respect to the Business or under which Seller expects to receive revenue of more than $250,000 with respect to the Business in any future fiscal year;
(iii)   all Contracts that require Seller to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;
(iv)   all Contracts that provide for the indemnification by Seller of any Person or the assumption by Seller of any Tax, environmental or other Liability of any Person;
(v)   all Contracts that relate to the acquisition or disposition of any business, any equity or material amount of assets of any other Person or any real property (whether by merger, sale of stock or other equity interests, sale of assets or otherwise), in each case involving amounts in excess of $100,000;
(vi)   all broker, distributor, dealer, representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts under which Seller expects to pay at least

$100,000 per year with respect to the Business and that, in each case, cannot be cancelled by Seller without penalty or without more than 60 days’ notice;
(vii)   all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which Seller is a party and which relate to the Business, in each case which are not terminable or cancellable without penalty or without more than 90 days’ notice;
(viii)   except for Contracts relating to trade payables in the ordinary course of business, all Contracts relating to indebtedness (including guarantees), in each case having an outstanding principal amount in excess of $20,000;
(ix)   all Contracts that limit or purport to limit the ability of Seller to compete in any line of business or with any Person or in any geographic area or during any period of time;
(x)   any Contracts that provide for any joint venture, partnership or similar arrangement by Seller;
(xi)   all Contracts with or for the benefit of a Related Party;
(xii)   all collective bargaining agreements or Contracts with any labor union to which Seller is a party, and which relate to the Business; and
(xiii)   any other Contract that is material to the Business or the Assets and not otherwise disclosed pursuant to this Section 3.09.
(b)   Each Assumed Contract and Material Contract is valid and binding on Seller and, to the Knowledge of the Seller Parties, the other parties thereto, in accordance with its terms and is in full force and effect. Neither Seller, nor, to the Seller Parties’ Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any written notice of any intention to terminate, any Assumed Contract or Material Contract. To the Knowledge of the Seller Parties, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Assumed Contract or Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. The consummation of the Transactions will not give rise to any termination, cancellation or acceleration right, discount, charge or penalty or any other rights or obligations arising thereunder from a change of control or similar event of Seller. Complete and correct copies of each Assumed Contract and Material Contract (including all written modifications, amendments and supplements thereto and waivers thereunder and, in the case of oral Contracts, summaries of all material terms thereof) have been made available to Buyer.
Section 3.10   Title to Assets; No Real Property; Condition of Assets.
(a)   Seller has (and will convey to Buyer at the Closing) good and marketable title to the Assets, in all material respects, free and clear of all Liens other than Permitted Liens.
(b)   The Assets constitute all of the assets necessary and sufficient to conduct the operations of the Business in accordance with Seller’s past practices. All equipment and other items of tangible personal property and fixed assets that are included in the Assets (i) are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and usable in the regular and ordinary course of business and (ii) conform to all applicable Laws, ordinances, codes, rules and regulations applicable thereto, and there are no material defects with any of the Assets. No Person other than Seller owns any equipment or other tangible personal property or assets situated on the premises of Seller which are necessary to or used in the operation of the Business, except for the leased items that are subject to personal property leases.
(c)   Schedule 3.10(c) sets forth a true, correct and complete list and general description of each item of tangible personal property of Seller used in the Business with an estimated net book value in excess of $20,000.

(d)   Except as set forth on Schedule 3.10(d), none of the personal or movable property constituting Assets is located other than at the parcels of real property used in connection with the Business and leased by Seller.
Section 3.11   Intellectual Property.
(a)   Except as set forth on Schedule 3.11, (i) Seller owns, or has valid licenses or other rights to use, all material Intellectual Property necessary for the operation of the Business, subject to any limitations contained in the agreements governing the use of the same, (ii) to the Knowledge of the Seller Parties, all required filings and fees related to the IP Registrations have been timely filed and paid to the relevant Governmental Authorities and authorized registrars, and all IP Registrations are otherwise in good standing and (iii) Seller has not received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a default under any Intellectual Property license to which Seller is a party or by which it is bound related to the Business.
(b)   The Seller Parties have made available to Buyer true and complete copies of all IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each such IP Agreement is valid and binding on Seller in accordance with its terms and is in full force and effect. None of Seller or, to the Knowledge of the Seller Parties, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of or any intention to terminate, any such IP Agreement.
(c)   Seller is the owner of (in the case of owned Intellectual Property) and has the valid right to use all other Intellectual Property used in the conduct of the Business, in each case, free and clear of Liens other than Permitted Liens. Seller is the record owner and has the valid right to use the IP Registrations.
(d)   To the Knowledge of the Seller Parties, there are no Actions (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by Seller in connection with the Business; or (ii) challenging the validity, enforceability, registrability or ownership of any Intellectual Property or Seller’s rights with respect to any Intellectual Property. Seller is not subject to any outstanding Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any Intellectual Property in a way that is materially adverse to the Business. To the Knowledge of the Seller Parties the Intellectual Property as currently licensed or used by Seller, and Seller’s conduct of the Business as currently conducted, do not infringe, misappropriate or otherwise violate the Intellectual Property of any Person. This Section 3.11(d) constitutes the sole representation and warranty of Seller under this Agreement with respect to any actual or alleged infringement, misappropriation or other violation by Seller of the Intellectual Property of any other Person.
(e)   Seller’s rights in the Intellectual Property (other than click wrap, shrink wrap licenses or other similar licenses for commercial off-the-shelf software) are valid, subsisting and enforceable. Seller has taken all reasonable steps to maintain the Intellectual Property (other than click wrap, shrink wrap licenses or other similar licenses for commercial off-the-shelf software).
Section 3.12   Insurance.   Schedule 3.12 contains a complete and correct list of all material insurance policies relating to the Business, the Assets or the Assumed Liabilities carried by or for the benefit of Seller which are currently in effect (the “Insurance Policies”), specifying the insurer, policy number, amount of and nature of coverage, the deductible amount (if any) and the date through which coverage will continue by virtue of premiums already paid. Seller maintains, in all material respects, the Insurance Policies with reputable insurers for the Business and Assets against all risks normally insured against, and in amounts normally carried, by Persons of similar size engaged in similar lines of business, and to the Knowledge of the Seller Parties, such coverage is sufficient.
Section 3.13   Legal Actions; Governmental Orders.
(a)   Except as set forth on Schedule 3.13(a), there are no Actions pending or, to the Seller Parties’ Knowledge, threatened: (i) against or by Seller, affecting any of their properties or assets that are material to the Business; or (ii) against or by Seller or any Related Party, in each case on or for its own account, that challenges or seeks to prevent, enjoin or otherwise delay the Transactions, which if determined adversely to Seller would be material to Seller or would adversely affect the ability of the Seller Parties to consummate the Transactions.
(b)   Except as set forth on Schedule 3.13(b), there are no material outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Business or any of Seller’s properties or assets that are material to the Business.
(c)   For the avoidance of doubt, this Section 3.13 will not apply to any Actions or Governmental Orders for which any of Seller or any Related Party is named therein solely as agent for a Person that is not Seller or a Related Party.
Section 3.14   Compliance With Laws; Permits.
(a)   Except as set forth on Schedule 3.14(a), Seller is in compliance, in all material respects, with all Laws applicable to it or the conduct of the Business as currently conducted or the ownership and use of the Assets to the extent related to the Business.
(b)   Except as set forth on Schedule 3.14(b), all material Permits required to conduct the Business as currently conducted have been obtained and are valid and in full force and effect in all material respects. The Permits used in the Business comply in all material respects with all requirements, terms and conditions of all Assumed Contracts and Material Contracts that require Seller to obtain or keep in force Permits.
(c)   None of the representations and warranties contained in this Section 3.14 will be deemed to relate to environmental matters (which are governed by Section 3.15), employment and employee benefits matters (which are governed by Section 3.16), or Tax matters (which are governed by Section 3.17).
Section 3.15   Environmental Matters.
(a)   To the Knowledge of the Seller Parties, Seller is currently, and at all times during the prior two (2) years has been, in compliance in all material respects with all Environmental Laws to the extent applicable to the Business and, except as set forth on Schedule 3.15(a), Seller has not received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, relates to the Business and either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.
(b)   To the Knowledge of the Seller Parties, within the prior ten (10) years, there has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the Business of or Assets owned by Seller or with respect to any real property that operated by Seller as agent for another Person in connection with the Business. During the periods when any real property was operated by Seller as agent for another Person in connection with the Business, Seller has not received an Environmental Notice that any such real property (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material that would reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by Seller.
(c)   Seller has provided or otherwise made available to Buyer any and all environmental reports, studies, audits, records, sampling data, site assessments and other similar documents, if any, with respect to the Assets that are in the possession or control of Seller related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials.
(d)   The representations and warranties in this Section 3.15 are Seller’s sole and exclusive representations and warranties regarding environmental matters.
Section 3.16   Employees; Consultants; Labor Matters; Benefit Plans.
(a)   The Business Employees of Seller, and the consultants and independent contractors providing services to the Business, have not been, and currently are not, represented by any labor organization or similar group whatsoever. Seller has not been and is not a signatory to any collective bargaining agreement that relates to the Business, and the Business has not been and is not subject to or bound by any collective bargaining agreement. In the past three (3) years, there has not been any, and there is no pending or, to the Knowledge of the Seller Parties, threatened, union organizing campaign or other attempt to organize or establish a labor organization involving or representing employees of Seller with respect to the Business or any consultant or independent contractor providing services to Seller. There has not been any, and there is no pending, or, to the Knowledge of the Seller Parties, threatened, petition, demand for recognition or other application for certification as a collective bargaining representative for any bargaining unit of employees, or otherwise against or affecting the Business. There has not been any, and there is no pending or, to the Knowledge of the Seller Parties, threatened, labor strike, material dispute, grievance, picketing, labor dispute, walkout, work stoppage, slowdown or lockout involving the Business.
(b)   As of the date hereof, except as set forth on Schedule 3.16(b), no workers’ compensation or retaliation Action is pending or, to the Knowledge of the Seller Parties, threatened, against Seller with respect to any Business Employees. With respect to the Business, Seller has maintained for the past three (3) years and currently maintains adequate insurance as required by applicable Law with respect to workers’ compensation claims and unemployment benefits claims.
(c)   Seller is in compliance in all material respects with all applicable Laws with respect to the Business concerning or pertaining to labor, employment or alleged employment, including any Laws governing or concerning terms and conditions of employment, collective bargaining, termination of employment, equal employment opportunity, nondiscrimination, harassment, retaliation, wages, hours, benefits, occupational safety and health, workers’ compensation, employment practices, affirmative action, labor relations, immigration, temporary workers, independent contractors, protection of employee data and personal information, the withholding and payment of social security and other payroll taxes and plant closings or layoffs (collectively “Employment Laws”). Schedule 3.16(c) contains a true and complete list of all of the consultants and independent contractors of the Business as of the date of this Agreement, specifying for each the applicable commission or fee arrangement and commissions or fees paid or accrued for 2022 and 2023, with an appropriate notation as to any Person on such list who is subject to any written consulting or independent contractor Contract or any other written agreement setting forth the terms and conditions of the engagement of such consultant or independent contractor. All consultants and independent contractors utilized by Seller in the operation of the Business are, and have always been for the past three (3) years, properly classified as independent contractors, and not employees, of the Business.
(d)   Except as set forth on Schedule 3.16(d), there are no Actions pending or, to the Knowledge of the Seller Parties, threatened, against, relating to, or involving Seller or the Business with respect to any employee, former employee, applicant for employment, independent contractor or consultant of the Business arising out of employment, alleged employment or any alleged violation of any Employment Law, including any alleged misclassification of any current, former or prospective employee, independent contractor or consultant of the Business.
(e)   Seller is not and has never been in the past three (3) years, a government contractor or subcontractor obligated to have an affirmative action plan.
(f)   Seller has not taken any action with respect to the Business within the past three years that constitutes a “plant closing” or “mass layoff” within the meaning of, and subject to, the Worker Adjustment and Retraining Notification Act or any applicable similar state or local Law.
(g)   Schedule 3.16(g) sets forth a true, complete and accurate list of each Benefit Plan. The Seller Parties have made available to Buyer true, complete and correct copies of the following documents with respect to each Benefit Plan, to the extent applicable: (i) the current plan document, including all amendments thereto, and in the case of unwritten Benefit Plans, written descriptions thereof; (ii) the most recent summary plan description and summary of material modifications thereto; (iii) the most recent determination or opinion letter received from the IRS with respect to each such Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code; and (iv) the most recent annual report on Form 5500 (including any applicable schedules and attachments thereto).
(h)   Each Benefit Plan has been established, maintained, administered and funded in compliance with, and currently complies with, its terms and all applicable Laws (including ERISA and the Code) in all material respects. Seller has timely made all required contributions, distributions, reimbursements and premium payments on account of each Benefit Plan.

(i)   Each Benefit Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable and current determination letter from the IRS, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, as to the tax qualification of such Benefit Plan under Section 401(a) of the Code and the exemption of the related trust from Federal income taxation under Section 501(a) of the Code. No fact or event has occurred since the date of such letters that would reasonably be expected to materially and adversely affect such qualified status or tax exempt status.
(j)   None of Seller or any of its ERISA Affiliates sponsors, maintains, administers, or contributes to, or has in the past six (6) years sponsored, maintained, administered, or contributed to, such that the Business has had or could have any Liability with respect to, (i) any plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, (ii) any “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) any “multiple employer plan” (as defined in Section 413(c) of the Code), or (iv) any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).
(k)   Except to the extent required pursuant to Section 4980B(f) of the Code and Section 601-608 of ERISA (or similar state law), no Benefit Plan provides medical or life insurance benefits to any employee of the Business following retirement or termination of employment or of any service relationship.
(l)   Except as set forth in Schedule 3.16(l), neither the execution and delivery of this Agreement nor the consummation of the contemplated transactions will (either alone or in conjunction with any other event) result in, accelerate the vesting, funding, or delivery of, or increase the amount or value of, any payment or benefit to any employee or consultant of the Business. The consummation of the transactions contemplated herein will not result in the payment or series of payments to any Person of an “excess parachute payment,” within the meaning of section 280G of the Code.
Section 3.17   Taxes.   Except as set forth in Schedule 3.17:
(a)   All material Tax Returns required to have been filed (taking into account any applicable extensions of time in which to file) by or on behalf of Seller have been filed to the extent the failure to file such Tax Returns could result in Liability for Buyer or a Lien on any of the Assets. Such Tax Returns are true, complete and correct in all material respects. All Taxes due and owing by Seller (whether or not shown on any Tax Return) have been timely paid to the extent the failure to timely pay any portion of such Taxes could result in Liability for Buyer or a Lien on any of the Assets.
(b)   Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, partner, member or other party, and complied with all information reporting and backup withholding provisions of applicable Law in all material respects to the extent the failure to do so could result in Liability for Buyer or a Lien on any of the Assets.
(c)   No unresolved written claim has been made within the past four years by any Governmental Authority in any jurisdiction where Seller does not file a Tax Return with respect to the Assets or Business that such Seller is, or may be, subject to Tax by that jurisdiction with respect to the Assets or Business.
(d)   No extensions or waivers of statutes of limitations have been given to or requested in writing with respect to any Taxes of Seller, except to the extent such extension, waiver or request (as applicable) will not be in effect as of the Closing Date or will not be binding for any Post-Closing Tax Period with respect to Seller, the Assets or the Business.
(e)   All deficiencies or claims of deficiencies for Taxes asserted or proposed, or assessments for Taxes made or proposed, against Seller as a result of any examinations or inquiries by any Governmental Authority have been paid or settled with no remaining amounts owed or contested.
(f)   There are no audits, examinations or requests for information by a Governmental Authority, or other administrative proceedings, in progress or threatened by a Governmental Authority in writing against Seller or pending with respect to any Taxes of Seller, that could result in Liability for Buyer or a Lien on any of the Assets.
(g)   There are no Liens for Taxes (other than Permitted Liens) upon the Assets.

(h)   Seller is not a party to, or bound by, any Tax indemnity, Tax sharing, Tax allocation or other similar agreement that will be binding on Buyer for any Post-Closing Tax Period (other than any Contract entered into in the ordinary course of business which is not primarily related to Taxes).
(i)   No private letter rulings or similar rulings have been requested by or with respect to Seller, or issued by any Governmental Authority to or with respect to Seller with respect to the Assets or Business, that would be binding on Buyer for a Post-Closing Tax Period.
(j)   Seller has not granted (and no person has granted on behalf of Seller) a power of attorney with respect to any Tax matter relating to the Assets or the Business that will be binding on Buyer after the Closing for a Post-Closing Tax Period. Seller has not entered into (and no person has entered into on behalf of Seller) a closing or similar agreement with any Governmental Authority with respect to any Tax matter that will be binding on Buyer for any Post-Closing Tax Period.
(k)   Seller does not have any Liability for Taxes of any other Person under Treasury Regulations § 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by Contract or otherwise (other than pursuant to any Contract entered into in the ordinary course of business which is not primarily related to Taxes), in each case to the extent any such Liability could result in Liability for Buyer or a Lien on any of the Assets.
(l)   None of the Seller Parties is a “foreign person” as that term is used in Treasury Regulations § 1.1445-2.
(m)   Seller does not have any material liability under any escheat or unclaimed property Law relating to the Business or the Assets.
(n)   The representations in Section 3.16 and this Section 3.17 shall constitute the sole and exclusive representations and warranties regarding any Tax matters relating to Seller, the Assets, Business and Transferred Employees, including any representations and warranties regarding compliance with Tax Laws, liability for Taxes, the filing of Tax Returns, and the accrual and reserves for Taxes on any financial statements or books and records of Seller. No representation in Section 3.16 or this Section 3.17 shall be with respect to the availability of any Tax attribute or Tax credit in any Post-Closing Tax Period.
Section 3.18   Brokers; Financial Advisors.   No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions or any other Transaction Document.
Section 3.19   Related Party Transactions.
(a)   Schedule 3.19 sets forth a description of all services, goods, properties or assets with respect to the Business: (i) provided by Seller to Owner or any of its Subsidiaries or Affiliates; or (ii) provided to Seller by Owner or any of its Subsidiaries or Affiliates; provided, however, that the employee benefits disclosed on Schedule 3.16 and the Insurance Policies are not required to be disclosed on Schedule 3.12.
(b)   No Related Party has any direct or indirect claim or rights of any nature related to the Business against Seller, except for claims (i) for accrued and unpaid salaries, commissions, distributions or expense reimbursements arising in the ordinary course of business or (ii) arising pursuant to this Agreement and the other Transaction Documents. Following the Closing, no obligations, contracts, agreements, arrangements, understandings, debts or liabilities, known or unknown, absolute or contingent, accrued or unaccrued, will encumber the Assets owing to any Related Party.
Section 3.20   Accredited Investor Status.
(a)   Owner is acquiring Buyer Common Stock for its own account and with no intention of distributing or reselling Buyer Common Stock or any part thereof in any transaction that would be in violation of state or federal securities laws. Buyer Common Stock may only be offered or sold in compliance with the Securities Act, and applicable state securities Laws, as then applicable and in effect.
(b)   Owner has been furnished with or had access to such documents, materials and information (including the opportunity to ask questions of, and receive answers from Buyer concerning the terms and conditions of the Transactions and the issuance of Buyer Common Stock to Owner) that Owner considers necessary or appropriate for evaluating the acquisition of Buyer Common Stock by Owner. Except for the representations and warranties contained in this Agreement, the Seller Parties have not relied upon any representations or other information (whether oral or written) from Buyer, the Special Committee or any of their respective stockholders, directors, officers, Representatives or Affiliates, or from any other Person, and each of the Seller Parties acknowledges that Buyer has not given any assurances with respect to the tax consequences of the acquisition, ownership or disposition of the Buyer Common Stock as contemplated by this Agreement, nor has any Governmental Authority made any finding or determination as to this investment.
(c)   Owner is an “accredited investor” within the meaning of Regulation D under the Securities Act.
(d)   Owner acknowledges and understands that (i) the acquisition of Buyer Common Stock has not been registered under the Securities Act in reliance on an exemption therefrom, and (ii) the shares of Buyer Common Stock will, upon their acquisition by Owner at the Closing, be characterized as “restricted securities” under state and federal securities Laws and may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and in compliance with applicable state and federal securities Laws.
(e)   Owner acknowledges and agrees that neither Buyer nor any other Person offered to sell Buyer Common Stock to it by means of any form of general solicitation or advertising. Owner further acknowledges and agrees that it was solicited or became aware of the investment in Buyer Common Stock through direct contact with Buyer or its agents outside of any public offering effort.
Section 3.21   Full Disclosure.   No representation or warranty made by Seller under this Article III (including the related portions of the Disclosure Schedules) or the other Transaction Documents that are included or incorporated by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to Buyer’s stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
Section 3.22   No Other Representations and Warranties.   Except for the representations and warranties contained in this Article III (including the related portions of the Disclosure Schedules), Seller has not made and does not make any other express or implied representation or warranty, either written or oral, on behalf of Seller or any other Person, including any representation or warranty as to the accuracy or completeness of any information regarding Seller furnished or made available to Buyer and its Representatives in any form in expectation of the Transactions or as to the future revenue, profitability or success of Seller, the Business or the Assets or any representation or warranty arising from statute or otherwise in law.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER
Except as set forth on the Disclosure Schedules or as disclosed in the Buyer Disclosure Documents, Buyer represents and warrants to the Seller Parties as follows in this Article IV. For the avoidance of doubt, no representations or warranties are being made by any member of the Special Committee.
Section 4.01   Corporate Existence and Power.   Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all corporate powers required to own, lease and operate its properties and assets and carry on its business as now conducted. Buyer has made available to the Seller Parties prior to the date hereof complete and correct copies of the Organizational Documents of Buyer as currently in effect.
Section 4.02   Corporate Authorization.   Buyer has all requisite corporate power and authority to perform its obligations hereunder and consummate the Transactions. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Transactions have been duly authorized by all necessary corporate action on the part of Buyer. Buyer has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
Section 4.03   Governmental Authorization.   The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Transactions require no action by or in respect of, or Permit from or filing by or with respect to Buyer with, any Governmental Authority, other than (a) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other state or federal securities laws, and (b) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.
Section 4.04   Non-Contravention.   Except as set forth on Schedule 4.04, the execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Transactions do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of Organizational Documents of Buyer, (b) contravene, conflict with, or result in a violation or breach of any Law, (c) (i) require any payment to, or consent under or other action by any Person under, (ii) constitute a breach or default or an event that, with or without notice or lapse of time or both, would constitute a violation or breach of, or give rise to any right of termination, modification, suspension or cancellation of any right under, or creation or acceleration of any obligation of Buyer, or to a loss of any benefit to which Buyer or any of its Subsidiaries is entitled under, any provision of any Contract or Permit binding on Buyer or any of its Subsidiaries or by which they or any their respective properties or assets may be bound or affected or (d) result in the creation or imposition of any Lien on any asset of Buyer or any of its Subsidiaries, except in the cases of clauses (b) and (c) as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.
Section 4.05   Disclosure Documents.
(a)   Each document required to be filed by Buyer with the SEC or required to be distributed or otherwise disseminated to Buyer’s stockholders in connection with the Transactions, including the Proxy Statement to be filed with the SEC in connection with the Transactions, and any amendments or supplements thereto (collectively, the “Buyer Disclosure Documents”), when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act, and at the time of such filing, and at the time of any distribution or dissemination thereof, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)   The proxy statement (together with any amendments or supplements thereto, the “Proxy Statement”) relating to the Stockholder Meeting will not, at the time the Proxy Statement is first mailed to Buyer’s stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Buyer with respect to information supplied by the Seller Parties or any of their Representatives for inclusion in the Proxy Statement. The Proxy Statement when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The representations and warranties in this Section 4.05 will not apply to statements or omissions included or incorporated by reference in the Buyer Disclosure Documents based upon information supplied to Buyer by the Seller Parties or any of their representatives or advisors specifically for use or incorporation by reference therein.
Section 4.06   Common Stock. The shares of Buyer Common Stock comprising the Purchase Price (including the Conversion Shares) will, when issued and evidence of issuance is delivered to Owner at the Closing (or, with respect to the Conversion Shares, following the Required Stockholder Vote), be duly and validly issued and fully paid and nonassessable.
Section 4.07   SEC Reports.
(a)   Since January 1, 2021, Buyer has filed, on a timely basis, all reports with the SEC required to be filed by it pursuant to the Exchange Act (the “SEC Reports”) and the rules and regulations of the SEC thereunder, all of which have complied as of their respective filing dates, in all material respects with all applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder. None of the SEC Reports at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof.
(b)   The consolidated financial statements of Buyer and its subsidiaries included in the SEC Reports complied as to form, at the time filed, in all material respects with the published rules and regulations of the SEC with respect thereto. Such financial statements present fairly the consolidated financial position of Buyer and its subsidiaries as of their respective dates and consolidated results of operations for the periods then ended. Since the most recent date of the financial statements set forth in the SEC Reports, neither Buyer nor its subsidiaries has incurred any material adverse change in its financial position or results of operations.
Section 4.08   Absence of Certain Changes or Events.   Since September 30, 2022, except in connection with the execution and delivery of this Agreement and the consummation of the Transactions, the business of Buyer and each of its Subsidiaries has been conducted in the ordinary course of business consistent with past practice and there has not been or occurred any Buyer Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.
Section 4.09   Litigation.   As of the date hereof, there are no Actions pending against, or, to the Knowledge of Buyer, threatened in writing against, Buyer or any of its Subsidiaries before (or, in the case of threatened actions, suits or proceedings, that would be before) or by any Governmental Authority, or any order, injunction, judgment, decree or ruling of any Governmental Authority outstanding against Buyer or any of its Subsidiaries, that would materially impair, prevent or materially delay in any way Buyer or any of its Subsidiaries’ ability to consummate the Transactions.
Section 4.10   Taxes.
(a)   (i) All material Tax Returns required to have been filed by Buyer and its Subsidiaries have been timely filed (taking into account any applicable extensions of time in which to file) and (ii) all Taxes shown on any such Tax Return as, and all other material Taxes, due and owing by Buyer and its Subsidiaries, have been timely paid, except to the extent the failure to timely file such Tax Returns and timely pay such Taxes would not have a Material Adverse Effect on Buyer.
(b)   There are no Liens for Taxes (other than for current Taxes not yet due and delinquent or Taxes being contested in good faith by appropriate proceedings) upon the assets of Buyer that would have a Material Adverse Effect on Buyer.
(c)   Buyer is not a party to any Action relating to Taxes of Buyer or its Subsidiaries by any Governmental Authority that would reasonably be expected to have a Material Adverse Effect on Buyer. There are no Tax audits or examinations or other administrative proceedings relating to Taxes of Buyer or any of its Subsidiaries which are in progress, pending, or threatened in writing, which would have a Material Adverse Effect on Buyer.
Section 4.11   Brokers; Financial Advisors.   No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions or any other Transaction Document based upon arrangements made by or on behalf of Buyer, the Buyer Board or the Special Committee.
Section 4.12   Fairness Opinion.   The Special Committee has received the opinion of Houlihan Lokey addressed to the Special Committee to the effect that, subject to the assumptions, qualifications and limitations set forth therein, as of the date of such opinion, the Purchase Price is fair, from a financial point of view, to Buyer. As of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.
Section 4.13   Independent Investigation.   Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Business and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of Seller and the Business for such purpose. Buyer acknowledges and agrees that (a) in making its decision to enter into this Agreement and the other Transaction Documents and to consummate the Transactions, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Article III of this Agreement (including the related portions of the Disclosure Schedules), and (b) neither Seller nor any other Person has made any representation or warranty as to Seller, the Business or this Agreement, except as expressly set forth in Article III of this Agreement (including the related portions of the Disclosure Schedules).
Section 4.14   No Other Representations and Warranties.   Except for the representations and warranties contained in this Article IV (including the related portions of the Disclosure Schedules), Buyer has not made and does not make any other express or implied representation or warranty, either written or oral, on behalf of Buyer, including any representation or warranty as to the accuracy or completeness of any information regarding Buyer furnished or made available to the Seller Parties and their Representatives in any form in expectation of the transactions contemplated hereby or as to the future revenue, profitability or success of Buyer, or any representation or warranty arising from statute or otherwise in law.
ARTICLE V
COVENANTS
Section 5.01   Confidentiality.   From and after the Closing, the Seller Parties will hold, and will cause their Affiliates to hold, and will use their reasonable best efforts to cause their respective Representatives to hold, in confidence and to use only for the benefit of Buyer and Seller any and all information, whether written or oral, concerning the Business, except to the extent that the Seller Parties can show that such information (a) is generally available to and known by the public through no fault of the Seller Parties, any of their Affiliates or their respective Representatives; (b) is lawfully acquired by the Seller Parties, any of their Affiliates or their respective Representatives from and after the Closing from sources that are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; or (c) is necessary to be disclosed pursuant to a Tax audit, examination, litigation, or proceeding or to the filing of a Tax Return. If the Seller Parties or any of their Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, the Seller Parties will promptly notify Buyer in writing and will disclose only that portion of such information that the Seller Parties are advised by their counsel in writing is legally required to be disclosed, provided that the Seller Parties will use their commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.
Section 5.02   Stockholder Meeting; Proxy Statement.
(a)   As promptly as reasonably practicable following the Closing, Buyer will take all action necessary in accordance with the TBOC and Buyer’s Organizational Documents to establish a record date for, duly and promptly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholder Meeting”) for the purpose of voting upon the approval of the issuance of the Conversion Shares in accordance with the rules of the Nasdaq Stock Market. Buyer will cause the Stockholder Meeting to be held as promptly as reasonably practicable after the mailing of the Proxy Statement.
(b)   Buyer will, as promptly as reasonably practicable after the Closing Date, prepare and file a preliminary Proxy Statement with the SEC. Buyer will respond to any comments of the SEC or its staff with respect to the Proxy Statement and use its reasonable best efforts to cause the Proxy Statement to be cleared by the SEC as promptly as reasonably practicable. Buyer will recommend that the stockholders of Buyer authorize and approve this Agreement and the Transactions in accordance with § 2-507 of the TBOC (the “Buyer Recommendation”) at the Stockholder Meeting, if applicable, and Buyer will include the Buyer Recommendation in the Proxy Statement and will use its reasonable best efforts to solicit from Buyer’s stockholders proxies in favor of the issuance of the Conversion Shares in accordance with the rules of the Nasdaq Stock Market. If, at any time prior to the Stockholder Meeting any information relating to the Seller Parties or Buyer or any of their respective Affiliates should be discovered that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information will promptly notify the other Parties and, to the extent required by Law will disseminate an appropriate amendment thereof or supplement thereto describing such information to the stockholders of Buyer.Notwithstanding the immediately preceding sentence, each of Buyer and the Seller Parties agrees and covenants that prior to Buyer filing the preliminary Proxy Statement with the SEC, such Party will review the preliminary Proxy Statement and represent, to such Party’s Knowledge, that the Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(c)   The Seller Parties agree to cooperate with Buyer in the preparation of the Proxy Statement and, as promptly as practicable following the Closing Date, will furnish Buyer, with all information relating to it and required pursuant to the Exchange Act rules and regulations promulgated thereunder to the set forth in the Proxy Statement. Buyer will promptly notify the Seller Parties of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will promptly supply the Seller Parties with copies of all correspondence between Buyer or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Each of the Parties agrees to use its reasonable best efforts, after consultation with the other Parties, to respond promptly to all such comments of and requests by the SEC. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the, Proxy Statement, the Stockholder Meeting or any correspondence with the SEC or its staff will be made by Buyer without providing the Seller Parties a reasonable opportunity to review and propose comments on the Proxy Statement.
(d)   Buyer shall promptly (and in any event, within two (2) Business Days) notify Seller in writing of any stockholder litigation or other Action brought or, to Buyer’s Knowledge, threatened in writing against it or its directors or executive officers or other Representatives relating to this Agreement and/or the Transactions (“Transaction Litigation”) and shall (subject to any confidentiality obligations of Buyer) keep Seller informed on a reasonably current basis with respect to the status thereof (including by promptly furnishing to Seller and its Representatives information relating to such Transaction Litigation) and reasonably consult with Seller regarding the defense or settlement of any commenced or threatened Transaction Litigation against it and/or its directors or executive officers or other Representatives relating to this Agreement or the Transactions.
Section 5.03   Nasdaq Listing of Shares.   With respect to the Conversion Shares, Buyer shall comply with Listing Rule 5250(e)(2) of the NASDAQ Listed Company Manual.
Section 5.04   Books and Records.
(a)   In order to facilitate the resolution of any claims made by or against or incurred by Buyer or the Seller Parties after the Closing, or for any other reasonable purpose, for a period of five years following the Closing, Buyer will:
(i)   retain the Books and Records (including personnel files) of Seller that relate to the Business, for periods prior to the Closing; and
(ii)   upon reasonable notice, afford the Representatives of the Seller Parties reasonable access (including the right to make, at Seller’s expense, photocopies), during normal business hours, to such Books and Records; provided, however, that any Books and Records related to Tax matters will be retained pursuant to the periods set forth in Article VI.
(b)   Buyer will not be obligated to provide the Seller Parties with access to any books or records (including personnel files) pursuant to this Section 5.04 to the extent such access would violate any applicable Law.
Section 5.05   Public Announcements.   The initial press releases issued by Buyer and Seller with respect to the execution of this Agreement shall be reasonably agreed upon by the other Party. Thereafter, Buyer and Seller shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution) or making any other public statement, or scheduling any press conference or conference call with investors or analysts, with respect to this Agreement or the Transactions and, except in respect of any public statement or press release that is determined by a Party, after consultation with outside legal counsel, to be required by Law or any listing agreement with or rule of any national securities exchange or association (in which case, such disclosing Party will endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such public statement or press release), shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call before such consultation. Notwithstanding the foregoing, without prior consultation, each Party (a) may communicate information that is not confidential information of any other Party with financial analysts, investors and media representatives in a manner consistent with its past practice in compliance with Law and (b) may disseminate the information included in a press release or other document previously approved for external distribution by the other Parties.
Section 5.06   Agreement not to Vote.   Commencing on the Closing Date and until the date that Buyer files its quarterly report on Form 10-Q reporting financial position and results of its third fiscal quarter ended September 30, 2023, which is anticipated to be filed on or around November 15, 2023, each Seller Party agrees, on behalf of itself and its Affiliates, that for so long as such Person owns any of the Buyer Common Stock (including any Conversion Shares) constituting a portion of the Purchase Price, such Person will not vote, nor will cause to be voted, any such Buyer Common Stock (including any Conversion Shares) constituting a portion of the Purchase Price in favor of any action, transaction or proposal that would reasonably be likely to result in Buyer no longer being listed on the Nasdaq Stock Market or similar national securities exchange to the extent such action, transaction or proposal is being made by or on behalf of any Affiliate of Seller.
Section 5.07   Further Assurances.   Following the Closing, each of the Parties will, and will cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions of this Agreement and the other Transaction Documents and give effect to the Transactions.
Section 5.08   Knowledge of the Parties.
(a)   The Seller Parties will not have any right to claim any damage or seek any other remedy at Law or in equity for (i) any breach of or inaccuracy in any representation or warranty made by Buyer or (ii) any breach of any covenant or agreement by Buyer, in each case, to the extent (x) the Seller Parties had prior Knowledge of the facts or circumstances that constitute or give rise to such breach of or inaccuracy in such representation or warranty as of the date of this Agreement or (y) the breach of such covenant or agreement by Buyer was (1) substantially caused by any action or omission on the part of the Seller Parties or (2) intentionally permitted to occur, although such breach or failure to be fulfilled could have been prevented, by the Seller Parties.
(b)   Buyer will not have any right to claim any damage or seek any other remedy at Law or in equity (i) for any breach of or inaccuracy in any representation or warranty made by the Seller Parties or (ii) any breach of any covenant or agreement by the Seller Parties, in each case, to the extent (x) Buyer had prior Knowledge of the facts or circumstances that constitute or give rise to such breach of or inaccuracy in such representation or warranty as of the date of this Agreement or (y) the breach of such covenant or agreement by the Seller Parties was (1) substantially caused by any action or omission on the part of Buyer or (2) intentionally permitted to occur, although such breach or failure to be fulfilled could have been prevented, by Buyer.
Section 5.09   Employees.
(a)   Buyer shall make written offers of employment, on an “at will” basis, effective on the day following the Closing Date, to all employees of Seller engaged in the Business as set forth on Schedule 5.09(a) (each, a “Business Employee”). Seller shall immediately terminate all such Business Employees who accept and commence employment with Buyer. Each such Business Employee of the Business who accepts Buyer’s offer of employment and commences employment with Buyer is referred to herein as a “Transferred Employee.” For purposes of clarification, Buyer shall not be required to and shall not otherwise offer employment to any employee of Seller who is not set forth on Schedule 5.09(a).

(b)   Except as otherwise provided herein with respect to Transferred Employees, Seller shall be solely responsible and Buyer shall have no obligations whatsoever for any compensation or other amounts payable to any current or former employee, independent contractor, or consultant of Seller, (or any of their eligible dependents), except for any such obligations that arise in connection with services rendered to Buyer by the Transferred Employees after the Closing, without limitation, bonus, salary, accrued vacations, fringe, pension or profit sharing benefits, employee benefits or severance pay payable to any such employees, independent contractors, or consultants of Seller, or any of their eligible dependents (whether or not provided through a Benefit Plan or other employee benefits) relating to service with Seller at any time, whether prior to, on or after the Closing Date and whether or not such obligations arise in connection with the transaction contemplated hereby. Seller shall be solely responsible and Buyer shall have no obligations whatsoever for any such amounts payable to (i) any Transferred Employee to the extent such obligations relate to such Transferred Employee’s service with Seller at any time, or for any period, on or prior to the Closing or (ii) any other employee of Seller who does not receive or rejects an offer of employment from Buyer.
(c)   Seller shall remain solely responsible for the satisfaction of all claims that are “incurred” for purposes of entitlement to coverage under any Benefit Plan providing medical, dental, life insurance, health, accident or disability benefits (whether or not provided through a Benefit Plan or other employee benefits) brought by or in respect of any current or former employees, independent contractors, or consultants of Seller (or any of their eligible dependents) pursuant to such Benefit Plan, whether such claims are so incurred prior to, on or after the Closing Date. Seller also shall remain solely responsible for all workers’ compensation claims of any current or former employees, independent contractors, or consultants of Seller (or any of their eligible dependents) which relate to such individuals’ (or their eligible dependents’) service with Seller for purposes of any applicable workers’ compensation program. Seller shall pay, or cause to be paid, all such amounts to the appropriate persons as and when due.
ARTICLE VI
TAX MATTERS
Section 6.01   Tax Cooperation.   Seller and Buyer shall reasonably cooperate with each other in connection with the preparation or audit of any Tax Return(s) and any Tax claim or litigation in respect of the Business and the Assets, which cooperation shall include, but not be limited to, making reasonably available documents and employees, if any, capable of providing information or testimony, including, without limitation, the Books and Records. The party requesting assistance hereunder shall reimburse the assisting party for reasonable out-of-pocket expenses incurred in providing assistance. Buyer and Seller will retain for the full period of any statute of limitations and provide the others with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination.
Section 6.02   Transfer Taxes.   All excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and fees incurred in connection with the sale of the Business and the Assets, as contemplated by this Agreement (collectively, “Transfer Taxes”), shall be borne 50% by Seller and 50% by Buyer. Buyer and Seller shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation. The party that is required by applicable Law to make the filings, reports, or returns with respect to any applicable Transfer Taxes shall do so on a timely basis, and the other party shall cooperate with respect thereto as necessary.
Section 6.03   Responsibility For Taxes.   For purposes of determining the amount of Taxes that relate to a Pre-Closing Tax Period or Post-Closing Tax Period, (i) Taxes that are ad valorem, property or similar Taxes imposed on a periodic basis shall be allocated between the portion of the Straddle Period ending on the Closing Date and the portion of such Straddle Period beginning the day after the Closing Date by prorating each such Tax based on the number of days that occur in the applicable Straddle Period on or before the Closing Date, on the one hand, and the number of days that occur in such Straddle Period after the Closing Date and (ii) all other Taxes (including income Taxes, employment Taxes, and sales and use Taxes) shall be allocated based on a “closing of the books” as of the end of the Closing Date methodology. For purposes of clause (i) of the preceding sentence, the period for such ad valorem, property or similar Taxes shall begin on the date on which ownership of the applicable Asset gives rise to liability for such Tax. For purposes of clause (ii), any item determined on an annual or periodic basis (including amortization and depreciation deductions and the effects of graduated rates) shall be allocated to the portion of the Straddle Period ending on the Closing Date based on the mechanics set forth in clause (i) for periodic Taxes. This Section 6.03 shall not apply to Transfer Taxes.
Section 6.04   Tax Claims.   If, after the Closing Date, Buyer or an Affiliate of Buyer receives notice of an audit or administrative or judicial proceeding with respect to any Taxes which could give rise to a Liability of Seller under operation of Law or this Agreement (a “Pre-Closing Tax Period Contest”), Buyer shall notify Seller within ten (10) days of receipt of such notice. Seller shall have the option, at Seller’s sole cost and expense, to control any such Pre-Closing Tax Period Contest which does not involve any Taxes for a Straddle Period and may exercise such option by providing written notice to Buyer within fifteen (15) days of receiving notice of such Pre-Closing Tax Period Contest from Buyer. Buyer shall control any Pre-Closing Tax Period Contest that involves Taxes for any Straddle Period; provided that Buyer shall (i) keep Seller reasonably informed of the progress of such Pre-Closing Tax Period Contest, (ii) permit Seller (or Seller’s counsel) to participate, at Seller’s sole cost and expense, in such Pre-Closing Tax Period Contest, including in meetings with any applicable Governmental Authorities, and (iii) not settle, compromise and/or concede any portion of such Pre-Closing Tax Period Contest without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent of any conflict between this Section 6.04 and Section 8.05, the provisions of this Section 6.04 shall control.
Section 6.05   Maintenance of Books and Records.   Seller Parties shall (i) retain all Books and Records with respect to Tax matters relevant to Seller, the Assets or the Business relating to any taxable period beginning before the Closing Date until sixty (60) days after the expiration of the applicable statute of limitations and (ii) provide Buyer with reasonable written notice prior to transferring, destroying or discarding such Books and Records and, if Buyer requests, Seller or Owner, as the case may be, shall allow Buyer to take possession of such Books and Records.
Section 6.06   Refunds.   All refunds for Taxes for any Excluded Tax shall be for the sole benefit of Seller and to the extent that Buyer receives a refund that is for the benefit of Seller, Buyer shall promptly pay such refund (without interest, other than interest received from the applicable Governmental Authority); provided that Buyer shall have no obligation to pay any refund of any Excluded Tax to Seller to the extent Buyer has paid such Excluded Tax and Seller has not indemnified Buyer for such Excluded Tax or otherwise economically borne such Excluded Tax (e.g., by having such Excluded Tax included as a liability in the computation of Closing Working Capital, as finally determined).
ARTICLE VII
[RESERVED]
ARTICLE VIII
SURVIVAL; INDEMNIFICATION; LIMITATIONS
Section 8.01   Survival.   Subject to the limitations and other provisions of this Agreement, the representations and warranties contained in: (a) Article III will survive the Closing and will remain in full force and effect until the date that is 12 months after the Closing Date, unless Buyer is notified in writing of any breach of such representations and warranties during such 12 month period, then the later of such 12 month period and 90 days following receipt of such written notice; provided, that the representations and warranties in (i) Section 3.01, Section 3.02, Section 3.04(a) and (b), Section 3.15, and Section 3.16 will survive indefinitely and (ii) Section 3.17 shall survive until the date that is sixty (60) days after the expiration of the statute of limitations applicable to such matters; and (b) Article IV (other than any representations or warranties contained in Section 4.11, which are subject to Article VI) will survive the Closing and will remain in full force and effect until the date that is 12 months from the Closing Date, unless Seller is notified in writing of any breach of such representations and warranties during such 12 month period, then the later of such 12 month period and 90 days following receipt of such written notice; provided, that the representations and warranties in Section 4.01, Section 4.02, Section 4.04(a) and (b), Section 4.05 and Section 4.11 will survive indefinitely. All covenants and agreements of the Parties contained in this Agreement (other than any covenants or agreements contained in Article VI, which are subject to Article VI) will survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period will not thereafter be barred by the expiration of the relevant representation or warranty and such claims will survive until finally resolved.
Section 8.02   Indemnification Generally.
(a)   By the Seller in Favor of the Buyer Indemnified Parties.   Seller agrees, subject to the provisions set forth in this Article VIII, to indemnify, defend and hold harmless each member of the Buyer Indemnified Parties for any and all Losses they may suffer, sustain or incur arising from, in connection with, or as a result of the following:
(i)   the breach of any of the representations or warranties of the Seller Parties contained in Article III of this Agreement;
(ii)   the breach of any agreement or covenant of the Seller Parties contained in this Agreement;
(iii)   in respect of the Retained Business, Excluded Assets, Excluded Liabilities, and Excluded Taxes; or
(iv)   any Fraud in connection with this Agreement or the other Transaction Documents; and
(b)   By Buyer in Favor of the Seller Indemnified Parties.   Buyer agrees, subject to the provisions set forth in this Article VIII, to indemnify, defend and hold harmless each member of the Seller Indemnified Parties for any and all Losses they may suffer, sustain or incur arising from, in connection with, or as a result of (without duplication):
(i)   the breach of any of the representations or warranties of Buyer contained in Article IV of this Agreement;
(ii)   the breach of any agreement or covenant of Buyer contained in this Agreement;
(iii)   in respect of the Assets and Assumed Liabilities arising out of or relating to Buyer’s ownership or performance on or after the Closing; or
(iv)   any Fraud in connection with this Agreement or the other Transaction Documents.
Section 8.03   Limitations on Indemnification.
(a)   Indemnity Limitations for Seller.
(i)   Seller shall not be liable to any Buyer Indemnified Party for indemnification under Section 8.02(a)(i) until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a)(i) exceeds $100,000, at which point the full amount of all Losses shall be recoverable; provided, however, that the foregoing limitation shall not apply to indemnification for Losses resulting from breaches of any of the representations or warranties of Seller contained in Section 3.17.
(ii)   The aggregate liability of Seller under this Agreement shall in no event exceed the $10,500,000.
(iii)   Except with respect to Fraud, and without limiting the Buyer Indemnified Parties rights pursuant to Section 10.10, the Owner shall not have any liability to the Buyer Indemnified Parties pursuant to this Article VIII.
(b)   Indemnity Limitations for Buyer.
(i)   The aggregate liability of Buyer under this Agreement shall not exceed, in the aggregate, $10,500,000.
Section 8.04   Assertion of Claims; Payment of Claims.
(a)   No claim shall be brought under Section 8.02 unless the Indemnified Persons, or any of them, at any time prior to the expiration of the applicable survival period, give the Indemnifying Persons (i) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (ii) written notice pursuant to Section 8.06 of any Third Party Claim, the existence of which would give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal Actions subsequent to the expiration of the survival period for the enforcement of their rights under Section 8.02. The Seller Indemnified Parties’ indemnification obligations under this Article VIII include, without limitation, the obligation to pay and reimburse the Buyer Indemnified Parties for all Losses that have been finally determined to be due and owing to such Buyer Indemnified Parties hereunder, whether or not arising due to Third Party Claims.
(b)   Subject to Section 8.05(c), a determination of Liability under this Article VIII, the Indemnifying Persons shall pay the Indemnified Persons the amount so determined within five (5) Business Days after the date of determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the Indemnifying Persons shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute.
(c)   Subject to the limitations set forth in this Article VIII, (i) any obligation of Seller to indemnify the Buyer Indemnified Parties for Losses hereunder shall be satisfied in cash from Seller upon final resolution of such claim or claims to which such Losses relate and (ii) any obligation of Buyer to indemnify the Seller Indemnified Parties for Losses hereunder shall be satisfied in cash from Buyer upon final resolution of such claim or claims to which such Losses relate.
Section 8.05   Notice and Defense of Third Party Claims.
The obligations and Liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of Liability by a third party (other than Seller, Buyer or any of their respective Affiliates) against or involving an Indemnified Person (each, a “Third Party Claim”) shall be subject to the terms and conditions set forth below.
(a)   The Indemnified Persons shall give prompt written notice to the Indemnifying Persons of any Third Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known; provided, however, that no delay on the part of the Indemnified Persons in notifying the Indemnifying Persons shall relieve the Indemnifying Persons from any Liability hereunder, unless (and then solely to the extent) such Indemnifying Persons are prejudiced or damaged in any manner by such delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim.
(b)   If the Indemnifying Persons acknowledges, in a writing delivered to the Indemnified Persons, that the Indemnifying Persons are obligated to indemnify, defend and hold harmless the Indemnified Persons under the terms of their indemnification obligations hereunder in connection with a particular Third Party Claim, then the Indemnifying Persons shall have the right to assume the defense of such Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however, that the Indemnifying Persons shall not have the right, without the express written consent of the Indemnified Persons, to assume the defense of such Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the claim seeks only an injunction or other equitable relief; (ii) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are materially different from or in addition to those available to the Indemnifying Persons, and, in the reasonable opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests are in conflict with those of the Indemnifying Persons; (iii) such action or Action involves, or could have a material effect on, any claim for Losses, which is reasonably likely to exceed the Indemnifying Person’s aggregate liability hereunder; or (iv) the Indemnifying Persons shall not have assumed the defense of such Third Party Claim in a timely fashion.
(c)   If the Indemnifying Persons elect to assume the defense of any such Third Party Claim, the Indemnifying Persons shall consult with the Indemnified Persons and the Indemnified Persons may participate in such defense, but in such case the expenses of the Indemnified Persons shall be paid by the Indemnified Persons. If the Indemnifying Persons fail to defend a Third Party Claim, are otherwise restricted from so defending, or if, after commencing or undertaking any such defense, the Indemnifying Persons fail to prosecute or withdraw from such defense, the Indemnified Persons shall have the right to undertake the defense or settlement thereof, at the Indemnifying Persons’ expense. If the Indemnified Persons assume the defense of any such Third Party Claim in accordance with the terms hereof and propose to settle such Third Party Claim prior to a final judgment thereon, then the Indemnified Persons shall give the Indemnifying Persons prompt written notice thereof, and the Indemnified Persons may not settle such Third Party Claim without the written consent of the Indemnifying Persons, which consent shall not be unreasonably withheld or delayed.
(d)   If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim, they shall not make any settlement of any claims without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld or delayed
Section 8.06   Remedies Not Exclusive.   Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity, and all rights and remedies are cumulative and not exclusive of any rights and remedies at law. Nothing in this Section 8.06 will limit any Person’s right to seek and obtain any equitable relief to which any Person may be entitled or to seek any remedy on account of any Person’s Fraud, criminal activity or bad faith.
Section 8.07   Purchase Price Adjustment.   Buyer and the Seller Parties agree that any indemnity payment made under this Agreement shall, to the extent permitted by Law, be treated by the Parties as an adjustment to the Purchase Price.
ARTICLE IX
[RESERVED]
ARTICLE X
MISCELLANEOUS
Section 10.01 Expenses.   Except as provided above or as otherwise expressly provided herein, (a) Buyer will pay its own fees, costs and expenses incurred in connection with this Agreement and the Transactions, including the fees, costs and expenses of its financial advisors, accountants and counsel, and (b) the Seller Parties will pay the fees, costs and expenses of the Seller Parties incurred in connection with this Agreement and the Transactions, including the fees, costs and expenses of its financial advisors, accountants and counsel.
Section 10.02 Notices.   All notices, requests, consents, claims, demands, waivers and other communications under this Agreement will be in writing and will be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) or (d) on the fourth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a party as is specified in a notice given in accordance with this Section 10.02):
If to the Seller Parties:
Breckenridge Geophysical, LLC
301 E. 18th St.
Cisco, TX 76437
Attention: Brian Cross
E-mail: brian.cross@wilksbrothers.com
with a copy to:
Winston & Strawn LLP
2121 North Pearl Street, Suite 900
Dallas, TX 75201
Attention: David Lange
E-mail: dlange@winston.com

If to Buyer:
Dawson Geophysical Company
508 West Wall, Suite 800
Midland, Texas 79701
Attention: Stephen C. Jumper
E-mail: jumper@dawson3d.com
and
Albert S. Conly
3412 Caruth Blvd
Dallas, Texas 75225
E-mail: bert.conly@fticonsulting.com
with a copy to:
Baker Botts L.L.P.
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attn: Grant Everett
E-mail: Grant.Everett@bakerbotts.com
and
Porter Hedges LLP 1000 Main Street, 36th Floor
Houston, Texas 77002
Attn: Corey Brown and Adam Nalley
E-mail: cbrown@porterhedges.com, analley@porterhedges.com
Section 10.03 Interpretation.   For purposes of this Agreement:
(a)   the word “include” and its derivatives means to include without limitation;
(b)   the word “or” is not exclusive;
(c)   inclusion of items in a list or specification of a particular instance of an item will not be deemed to exclude other items of similar import;
(d)   unless the context otherwise requires, references in this Agreement: (i) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder and in effect from time to time;
(e)   this Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any provision or document to be drafted;
(f)   the Disclosure Schedules and Exhibits referred to in this Agreement will be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim in this Agreement:
(g)   use of terms that imply gender will include all genders;
(h)   defined terms will have their meanings in the singular and the plural case;
(i)   the headings in this Agreement are for reference only and will not affect the interpretation of this Agreement; and
(j)   time is of the essence with respect to this Agreement.

Section 10.04 Severability.   If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) the Parties will agree on a suitable and equitable provision to be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section 10.05 Entire Agreement.   This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained in this Agreement and in the other Transaction Documents, and supersede all prior written, and prior and contemporaneous oral, understandings, negotiations, arrangements and agreements, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.
Section 10.06 Successors and Assigns.   This Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or delegate its obligations (by operation of law or otherwise) under this Agreement without the prior written consent of the other Parties, which consent will not be unreasonably withheld or delayed. No assignment will relieve the assigning Party of any of its obligations under this Agreement. Any assignment or delegation in violation of this Section 10.06 is void and of no effect.
Section 10.07 No Third-Party Beneficiaries.   This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to, or will, confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 10.08 Amendment and Modification; Waiver.   This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions of this Agreement will be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party will operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Notwithstanding anything in this Section 10.08, no amendment, modification, supplement, or waiver of any provision of this Agreement will be effective, and no determination may be made by Buyer under this Agreement, and no action with respect to this Agreement can be made by Buyer, without the prior written approval of the Special Committee.
Section 10.09 Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law rules of such state that would cause the application of the laws of any jurisdiction other than the State of Texas.
(b)   The Parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be brought in Dallas, Texas or, if such court shall not have jurisdiction, any federal court located in the State of Texas or other Texas state court, and each of the Parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 10.02 shall be deemed effective service of process on such Party.
(c)   EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 10.10 Specific Performance.   The Parties agree that irreparable damage may occur if any provision of this Agreement were not performed in accordance with the terms hereof for which money damages, even if available, would not be an adequate remedy, and that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 10.09(b), in addition to any other remedy to which such Party may be entitled under this Agreement. The specific remedies to which a Party may resort under the terms of this Agreement are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such Party may be lawfully entitled in case of any breach or threatened breach of any provision or provisions of this Agreement. The Parties further agree to waive any requirement for the securing or posting of any bond in connection with such remedy, and that such remedy shall be in addition to any other remedy to which a Party is entitled at law or in equity.
Section 10.11 Counterparts.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, it being understood that the Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed (including by electronic signature) by all of the other Parties. Until and unless each Party has received a counterpart hereof signed (including by electronic signature) by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
Section 10.12 Special Committee.   No amendment or waiver of any provision of this Agreement will be effective, and no determination may be made by Buyer under this Agreement, and no action with respect to this Agreement can be made by Buyer, without the prior written approval of the Special Committee.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed to be effective as of the date first written above.
OWNER:
WILKS BROTHERS, LLC
By:

Name:
Dan H. Wilks

Title:
Chief Executive Officer

SELLER:
BRECKENRIDGE GEOPHYSICAL, LLC
By:

Name:
Dan H. Wilks

Title:
Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed to be effective as of the date first written above.
BUYER:
DAWSON GEOPHYSICAL COMPANY
By:

Name:
Stephen C. Jumper

Title:
President and Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

Annex B
CONVERTIBLE NOTE
THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, IS AVAILABLE.
DAWSON GEOPHYSICAL COMPANY
CONVERTIBLE PROMISSORY NOTE
Principal: US $9,880,000.50	Issuance Date: March 24, 2023
FOR VALUE RECEIVED, DAWSON GEOPHYSICAL COMPANY, a Texas corporation (the “Company”), promises to pay to WILKS BROTHERS, LLC, a Texas limited liability company (the “Holder”), the “Principal” amount noted above (the “Principal”), payable on or after June 30, 2024 (the “Maturity Date”) upon the written demand of the Holder. This convertible note (this “Note”) is a duly authorized issuance of the Company pursuant to that certain Asset Purchase Agreement, dated as of March 24, 2023, by and among the Company, as buyer, Breckenridge Geophysical, LLC, a Texas limited liability company and wholly-owned subsidiary of the Holder, as seller, and the Holder, for the limited purposes set forth therein (the “Purchase Agreement”). Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.
The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:
1.   Principal Repayment.   Unless this Note has been earlier converted or exchanged pursuant to the terms herein, the outstanding Principal of this Note shall be payable on or after the Maturity Date solely upon the written demand of the Holder.
2.   Conversion.
(a)   Automatic Conversion.   The outstanding Principal shall automatically convert (the “Automatic Conversion”) into shares of fully paid, validly issued and nonassessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a conversion price per share equal to $1.70, subject to further adjustment for the events referred to in Section 2(c) (the “Conversion Price”) on the Automatic Conversion Date (defined below). The Automatic Conversion Date (the “Automatic Conversion Date”) means the close of business on date the Company receives stockholder approval of the proposal to issue the Common Stock upon conversion of this Note in accordance with Listing Rule 5635 of the NASDAQ Listed Company Manual (“Stockholder Approval”).
(b)   Mechanics of Automatic Conversion.    The Company shall give prompt written notice to the Holder of the Stockholder Approval and the Automatic Conversion. On the Automatic Conversion Date, this Note shall automatically become a right to receive shares of Common Stock, and the Company shall prepare and deliver irrevocable instructions addressed to the Company’s transfer agent to issue such required number of securities upon the Automatic Conversion, which securities shall be delivered to the Holder within two trading days of the Automatic Conversion Date.
(c)   Adjustments to Conversion Price.
(i)   Adjustments for Stock Splits and Combinations and Stock Dividends.   If the Company shall at any time or from time to time after the date hereof, effect a stock split or combination of the outstanding Common Stock or pay a stock dividend in shares of Common Stock to all shareholders, then the Conversion Price shall be proportionately adjusted. Any adjustments under this Section 2(c)(i) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable.
(ii)   Dilutive Issuances.   If, while this Note is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or other securities which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) entitling any person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued; provided, that no adjustment will be made under this Section 2(c)(ii) in respect of an issuance of shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by the board of directors of the Company. The Company shall notify the Holder in writing, no later than the trading day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 2(c)(ii), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms.
(d)   Elimination of Fractional Interests.   No fractional shares of Common Stock shall be issued upon conversion of this Note, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of Common Stock shall be rounded up to the nearest whole share.
(e)   NASDAQ Issuance Limitation.   Notwithstanding anything to the contrary herein, in order to comply with the rules and regulations of the NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market, or any market that is a successor to any of the foregoing (the “Principal Market”), the Company shall not issue, and the Holder shall not be entitled to receive, any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise, as applicable, of any notes without breaching the Company’s obligations under the rules or regulations of the Principal Market, based upon the total issued and outstanding number of shares of Common Stock as of the preceding trading day of the Issuance Date, unless and until the Company obtains Stockholder Approval permitting such issuance in accordance with applicable rules of the Principal Market. For the avoidance of doubt, even in the event the Company is no longer listed on the Principal Market, the limitations under this Section 2(e) shall survive until the Company obtains Stockholder Approval.
3.   Events of Default.   If there shall be any Event of Default (as defined below), at the option and upon the declaration of the Holder and upon written notice to the Company, this Note shall accelerate and all principal shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:
(a)   Non-Payment.   The Company shall default in the payment of the Principal of this Note as and when the same shall become due and payable, whether by acceleration or otherwise, or shall fail to issue any securities upon the Automatic Conversion provisions within five trading days after such securities are issuable pursuant to Section 2 of this Note;
(b)   Non-Compliance.   The Company fails to comply with any material provision of this Note or the Purchase Agreement, which failure is not cured within 30 calendar days of the Holder’s written notice of such failure;
(c)   Failure to Obtain Stockholder Approval.   The Company shall fail to obtain Stockholder Approval on or before the Maturity Date; provided that such failure to obtain Stockholder Approval was not the result of or caused by the Holder’s breach of its obligations under the Voting Agreement;

(d)   Bankruptcy.   The Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief;
(e)   Transfer of Assets.   The Company shall sell, transfer, assign, convey, lease or otherwise dispose (whether in one transaction or in a series of transactions) of a substantial portion of the assets of the Company (equal to or greater than 51% of same) (whether now owned or hereafter acquired), without the prior written consent of the Holder, which consent shall not be unreasonably withheld;
then, and so long as such Event of Default is continuing for a period of five (5) Business Days in the case of non-payment under Section 3(a) or the event under Section 3(b) or for a period of 30 calendar days in the case of events under Sections 3(c) through 3(e) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice by the Holder to the Company: (i) all amounts then unpaid under this Note shall bear interest at a rate of 15% per annum; and (ii) at the option of the Holder and upon written notice by the Holder to the Company, all obligations of the Company under this Note shall be immediately due and payable (except with respect to any Event of Default set forth in Section 3(d) hereof, in which case all obligations of the Company under this Note shall automatically become immediately due and payable without the necessity of any notice or other demand to the Company) without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and the Holder may exercise any other remedies the Holder may have at law or in equity.
4.   Reservation of Shares.   The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of all of the shares issuable pursuant to this Note. Prior to the Automatic Conversion, the Company shall not reduce the number of shares of Common Stock reserved for issuance hereunder without the written consent of the Holder except for a reduction proportionate to a reverse stock split effected for a business purpose other than affecting the requirements of this Section 4, which reverse stock split affects all shares of Common Stock equally.
5.   Holder Not Deemed a Stockholder.   The Holder, in its capacity as such, shall not be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a stockholder of the Company prior to the issuance to the Holder of the shares of Common Stock which the Holder is then entitled to receive upon the due conversion of this Note.
6.   No Security.   This Note is a general unsecured obligation of the Company.
7.   Mutilated, Destroyed, Lost or Stolen Notes.   In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (a) evidence to its satisfaction of the destruction, loss or theft of such Note and (b) such indemnity as may be reasonably required by the Company to hold the Company harmless.
8.   Waiver of Demand, Presentment, etc.   The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.
9.   Payment.   All payments with respect to this Note shall be made in lawful money of the United States of America, to such account of the Holder as the Holder may from time to time designate in writing to the Company. The receipt by the Holder of immediately available funds shall constitute a payment of principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such payment.
10.   Assignment.   The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. Principal is payable only to the Holder of this Note on the books and records of the Company. No party may assign its rights or delegate its obligations (by operation of law or otherwise) under this Note without the prior written consent of the other party; provided, that the Holder may assign this Note to one or more of its affiliates without the written consent of the Company. No assignment will relieve the assigning party of any of its obligations under this Note.
11.   Waiver and Amendment.   Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.
12.   Notices.   Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify by notice to each other party thereto:
If to the Company, to:
Dawson Geophysical Company
508 West Wall, Suite 800
Midland, Texas 79701
Attention: Stephen C. Jumper
E-mail: jumper@dawson3d.com and
Albert S. Conly
3412 Caruth Blvd
Dallas, Texas 75225
E-mail: bert.conly@fticonsulting.com
With copies to:
Baker Botts L.L.P.
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attn: Grant Everett
E-mail: Grant.Everett@bakerbotts.com
and
Porter Hedges LLP
1000 Main Street, 36th Floor
Houston, Texas 77002
Attn: Corey Brown and Adam Nalley
E-mail: cbrown@porterhedges.com, analley@porterhedges.com

If to the Holder:
Wilks Brothers, LLC
301 E. 18th St.
Cisco, TX 76437
Attention: Brian Cross
E-mail: brian.cross@wilksbrothers.com
with a copy to:
Winston & Strawn LLP
2121 North Pearl Street, Suite 900
Dallas, TX 75201
Attention: David Lange
E-mail: dlange@winston.com
13.   Governing Law.   This Note shall be governed by and construed in accordance with the laws of the State of Texas, excluding that body of law relating to conflicts of laws.
14.   Consent to Jurisdiction.   Any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in Dallas, Texas, or if such court shall not have jurisdiction, any federal court located in the State of Texas or other Texas state court. The parties hereto hereby: (a) waives any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (b) irrevocably consents to the jurisdiction in Dallas, Texas, and any federal court located in the State of Texas or other Texas state court in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in Dallas, Texas, or in any federal court located in the State of Texas or other Texas state court and agree that service of process upon a party mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.
15.   Severability.   If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.
16.   Headings.   Section headings in this Note are for convenience only and shall not be used in the construction of this Note.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.
DAWSON GEOPHYSICAL COMPANY
By:

Name:
Stephen C. Jumper

Title:
President and Chief Executive Officer

[Signature Page to Convertible Note]

ACKNOWLEDGED AND AGREED:
WILKS BROTHERS, LLC
By:

Name:
Dan H. Wilks

Title:
Chief Executive Officer

[Signature Page to Convertible Note]

Annex C
OPINION OF FINANCIAL ADVISOR
CONFIDENTIAL
March 23, 2023
The Special Committee of the Board of Directors of Dawson Geophysical Company
508 West Wall Suite 800
Midland, Texas 79701
Dear Members of the Special Committee:
We understand that Dawson Geophysical Company (the “Acquiror”) and Breckenridge Geophysical, LLC (the “Company”) propose to enter into the Transaction Agreement (as defined below) pursuant to which, among other things, the Acquiror will acquire certain assets (the “Assets”) and assume specified liabilities of the Company (the “Transaction”), for approximately (i) 1,188,235 shares of common stock (“Acquiror Common Stock”), par value $0.01 per share, of the Acquiror and (ii) 5,811,765 shares of Acquiror Common Stock issuable upon conversion of the Convertible Note (as defined below) (the “Consideration”), subject to certain adjustments in cash for which we express no opinion.
The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Acquiror has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Committee as to whether, as of the date hereof, the Consideration to be paid by the Acquiror for the Assets in the Transaction pursuant to the Transaction Agreement (as defined below) is fair to the Acquiror from a financial point of view.
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1.
reviewed the following agreements and documents:

a.
draft dated February 27, 2023 of the Asset Purchase Agreement by and among the Acquiror, Wilks Brothers, LLC (the “Owner”) and the Company (the “Transaction Agreement”); and

b.
draft dated March 6, 2023 of the Convertible Promissory Note by and between the Acquiror and the Owner (the “Convertible Note”);

2.
reviewed certain publicly available business and financial information relating to the Acquiror that we deemed to be relevant;

3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Acquiror and the Assets made available to us by the Acquiror and the Company, including (a) financial projections (and adjustments thereto) prepared by the management of the Acquiror relating the Acquiror for the fiscal years ending 2023 through 2026 (the “Acquiror Projections”) and financial projections (and adjustments thereto) prepared by the management of the Company, as further adjusted by management of the Acquiror, relating to the Assets for the fiscal years ending 2023 through 2026 (the “Assets Projections” and together with the Acquiror Projections, the “Projections”) and (b) certain forecasts and estimates of potential cost savings, operating efficiencies and other synergies expected to result from the Transaction, all as prepared by the management of the Acquiror (the “Synergies”);

4.
spoken with certain members of the management of the Company and the Acquiror and certain of their and the Committee’s representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Acquiror and the Assets, the Transaction and related matters;

5.
compared the financial and operating performance of the Acquiror and the Assets with that of other public companies that we deemed to be relevant;

6.
reviewed the current and historical market prices and trading volume for certain of the Acquiror’s publicly traded securities, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that we deemed to be relevant; and

7.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Acquiror have advised us, and we have assumed, that the Projections (and adjustments thereto) reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Acquiror and the Assets and the other matters covered thereby, and we express no opinion with respect to such Projections or the assumptions on which they are based. Furthermore, upon the advice of the management of the Acquiror, we have assumed that the estimated Synergies reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Acquiror and that the Synergies will be realized in the amounts and the time periods indicated thereby, and we express no opinion with respect to such Synergies or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Acquiror or the Assets since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. At your direction, we have relied upon and assumed that the Consideration paid by the Acquiror in the Transaction will equal the aggregate amount of Acquiror Common Stock set forth in the first paragraph of this letter on an as-converted basis. We have also assumed that the unaudited and non-GAAP nature of the financial information regarding the Assets that was provided to us would have no impact on our analysis if such information was audited or prepared in accordance with GAAP.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 1 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in all such agreements and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction, the Acquiror or the Assets that would be material to our analyses or this Opinion. We have also relied upon and assumed, without independent verification, at the direction of the Acquiror, that any adjustments to the Consideration pursuant to the Transaction Agreement will not be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final forms of any draft documents identified above will not differ in any respect from the drafts of said documents.
Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Acquiror, the Assets or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Acquiror or the Assets are or may be a party or are or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Acquiror or the Assets are or may be a party or are or may be subject.
We have not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, business or operations of the Acquiror, the Assets or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, (c) advise the Committee, the Board of Directors or any other party with respect to alternatives to the Transaction, or (d) identify, introduce to the Committee, the Board of Directors, or any other party, or screen for creditworthiness, any prospective investors, lenders or other participants in the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to what the value of the Acquiror Common Stock actually will be when issued pursuant to the Transaction or the price or range of prices at which the Acquiror Common Stock may be purchased or sold, or otherwise be transferable, at any time. We have assumed that the Acquiror Common Stock to be issued in the Transaction to the Company will be listed on the NASDAQ.
This Opinion is furnished solely for the use of the Committee (solely in its capacity as such) in connection with its evaluation of the Transaction and may not be relied upon by any other person or entity or used for any other purpose without our express prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, any security holder or any other party as to how to act with respect to any matter relating to the Transaction or otherwise. Except as set forth in our engagement letter with the Acquiror, this Opinion may not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any references to Houlihan Lokey or any of its affiliates be made, without the prior written consent of Houlihan Lokey.
In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, the Acquiror or any other party that may be involved in the Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transaction.
Houlihan Lokey and certain of its affiliates may provide investment banking, financial, advisory and/or other financial consulting services to the Acquiror, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Acquiror, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. The Acquiror has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.
We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, the Acquiror, their respective security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Acquiror, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Acquiror or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Acquiror’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Acquiror’s or such other party’s security holders or other constituents, (vi) how the Committee, the Acquiror, any security holder or any other party should act or vote with respect to the Transaction, (vii) the solvency, creditworthiness or fair value of the Acquiror, the Company or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise, (ix) the terms of the Convertible Note or (x) any future acquisition of shares of Acquiror Common Stock by the Owner or any of its affiliates or any other transaction or arrangement between Acquiror and the Owner or any of its affiliates. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments by the Committee, the Board, the Company, the Acquiror and their respective advisors, as to all legal, regulatory, accounting, insurance, tax, and other similar matters with respect to the Company, the Acquiror and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be paid by the Acquiror in the Transaction pursuant to the Transaction Agreement is fair to the Acquiror from a financial point of view.
Very truly yours,
/s/ Houlihan Lokey Capital, Inc.
HOULIHAN LOKEY CAPITAL, INC.

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION DAWSON GEOPHYSICAL ATTN: JAMES K. BRATA 508 WEST WALL, SUITE 800 MIDLAND, TX 79701-5010 VOTE BY INTERNET Before The Meeting — Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting — Go to www.virtualshareholdermeeting.com/[⏺] You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o [⏺] TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:   059019-530508   KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DAWSON GEOPHYSICAL COMPANY The Board of Directors recommends you vote FOR proposals 1 and 2: For Against Abstain 1.Proposal to approve the issuance of shares of Dawson Geophysical Company common stock to Wilks Brothers, LLC pursuant to the terms of the Convertible Note for purposes of NASDAQ Listing Rule 5635(a). ☐ ☐ ☐ 2.Proposal to approve any proposal to adjourn the Special Meeting from time to time, if necessary or appropriate as determined in the discretion of the Board of Directors or the Chairman of the Board, to solicit additional proxies if there are insufficient votes to adopt Proposal 1 at the time of the Special Meeting. ☐ ☐ ☐ NOTE:   The proxies are authorized to vote in their discretion upon such other business as may properly come before the Special Meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.    Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of the Special Meeting and Proxy Statement are available at www.proxyvote.com. 059020-530508 DAWSON GEOPHYSICAL COMPANY Special Meeting of Stockholders [•] at 9:00 AM Central TimeThis proxy is solicited on behalf of the Board of Directors The undersigned stockholder(s) of Dawson Geophysical Company (the “Company”) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the Notice of the Special Meeting of Stockholders to be held [•] and the Proxy Statement, each dated [•], and hereby appoint(s) each of Stephen C. Jumper and James K. Brata, or either of them, as proxies and attorneys-in-fact of the undersigned, with full power of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders and to vote all shares of common stock of the Company that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders to be held via a virtual on-line platform accessible at www.virtualshareholdermeeting.com/[•], at 9:00 a.m. Central Daylight Time on [•], and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on this proxy card. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT MAY PROPERLY BE BROUGHT BEFORE THE SPECIAL MEETING OF WHICH THE BOARD OF DIRECTORS DID NOT HAVE NOTICE. Continued and to be signed on reverse side